                              Exhibit 17(b)(xviii)

                    Statement of Additional Information for
             Institutional, Retail A, Retail B and Y Shares of the
                Firstar Short-Term Bond, Intermediate Bond, U.S.
                  Government Securities, Aggregate Bond, Bond
             IMMDEX(TM), Strategic Income, Tax-Exempt Intermediate
               Bond, Missouri Tax-Exempt Bond, National Municipal
                Bond, Balanced Income, Balanced Growth, Growth &
              Income, Equity Income, Relative Value, Equity Index,
                    Large Cap Core Equity, Large Cap Growth,
               International Value, Global Equity, International
              Growth, MidCap Index, MidCap Core Equity, Small Cap
               Index, Small Cap Core Equity, Science & Technology
              and MicroCap Funds dated March 1, 2001. Statement of
              Additional Information for Retail A, Retail B, Y and Institutional Shares of the Firstar REIT Fund dated March 1, 2001

                              FIRSTAR FUNDS, INC.
                      Statement of Additional Information



      Short-Term Bond Fund                National Municipal Bond Fund            International Value Fund
     Intermediate Bond Fund                    Balanced Income Fund                  Global Equity Fund
 U.S. Government Securities Fund               Balanced Growth Fund               International Growth Fund
      Aggregate Bond Fund                      Growth & Income Fund                   MidCap Index Fund
      Bond IMMDEX(TM) Fund                      Equity Income Fund                 MidCap Core Equity Fund
     Strategic Income Fund                     Relative Value Fund                  Small Cap Index Fund
Tax-Exempt Intermediate Bond                    Equity Index Fund                 Small Cap Core Equity Fund
            Fund                            Large Cap Core Equity Fund            Science & Technology Fund
Missouri Tax-Exempt Bond Fund                 Large Cap Growth Fund                     MicroCap Fund

                                 March 1, 2001

                               TABLE OF CONTENTS


                                                                      Page
                                --
FIRSTAR FUNDS, INC...................................................    3
DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS.............    6
INVESTMENT STRATEGIES AND RISKS......................................   12
NET ASSET VALUE......................................................   78
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.......................   80
DESCRIPTION OF SHARES................................................   87
ADDITIONAL INFORMATION CONCERNING TAXES..............................   91
MANAGEMENT OF THE COMPANY............................................   93
CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT..............  112
EXPENSES.............................................................  113
INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS.....................  113
COUNSEL..............................................................  114
CODE OF ETHICS.......................................................  114
PERFORMANCE CALCULATIONS.............................................  114
PERFORMANCE HISTORY..................................................  124
MISCELLANEOUS........................................................  132
APPENDIX A...........................................................  A-1
APPENDIX B...........................................................  B-1

     This Statement of Additional Information ("SAI"), which is not a prospectus, supplements and should be read in conjunction with Firstar Funds, Inc.'s prospectuses (the "Prospectuses") dated March

1, 2001, for Institutional, Retail A, Retail B and Y Shares of the Short-Term Bond Fund, Intermediate Bond Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Bond IMMDEX(TM) Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap

Growth Fund, International Value Fund, Global Equity Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund (collectively referred to as the "Funds") and is incorporated by reference in its entirety into the Prospectuses. The U.S. Government Securities Fund, Aggregate Bond Fund, Strategic Income Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund, Small Cap Index Fund and Science & Technology Fund commenced operations as a portfolio of either the Firstar Stellar Funds or Mercantile Mutual Funds, Inc. (the "Shell Predecessor Funds"), as further explained herein. On December 11, 2000, each Shell Predecessor Fund was reorganized as a new portfolio of Firstar Funds, Inc.

     On November 27, 2000, the International Equity Portfolio and Small Cap Equity Portfolio of Mercantile Mutual Funds, Inc. (the "Historical Predecessor Funds") reorganized into the Firstar International Growth Fund and the Firstar Small Cap Core Equity Fund, respectively. The financial history of the Historical Predecessor Funds survived these reorganizations. The Shell Predecessor Funds and the Historical Predecessor Funds are hereinafter known as the "Predecessor Funds."




     Copies of the Prospectuses may be obtained, without charge, by writing Firstar Mutual Fund Services, LLC at 615 East Michigan Street, P.O. Box 3011, Milwaukee, WI 53201-3011 or by calling 1-800-677-FUND. The financial statements and the independent accountants reports are incorporated by reference into this SAI from the Funds' Annual Reports dated October 31, 2000, which may be obtained by writing the address above or calling the toll-free number above. No other parts of the Annual Reports are incorporated herein by reference.




                              FIRSTAR FUNDS, INC.

     Firstar Funds, Inc. (the "Company") is a Wisconsin corporation that was incorporated on February 15, 1988 as a management investment company. The Company, formerly known as Portico Funds, Inc., changed its name effective February 1, 1998. The Company is authorized to issue separate classes of shares of Common Stock representing interests in separate investment portfolios. Each class of the Funds is currently divided into four series, a Retail A, Retail B, Y and Institutional series. This SAI pertains to Retail A Shares, Retail B Shares, Y Shares and Institutional Shares of twenty-five diversified portfolios, the Short-Term Bond Fund, Intermediate Bond Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Bond IMMDEX(TM) Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, International Value Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund and to Y Shares and Institutional Shares of one additional portfolio, the Global Equity Fund (collectively the "Funds").

Stellar/Mercantile Reorganization


     On November 27, 2000, Mercantile Mutual Funds, Inc. and Firstar Stellar Funds were reorganized into the Company. As a result of this reorganization, certain portfolios offered by Mercantile Mutual Funds, Inc. and Firstar Stellar Funds reorganized into certain of the Company's Funds that existed prior to the reorganization as follows:

Portfolio(s) of Firstar Stellar Funds and/or
Mercantile Mutual Funds, Inc. that
Reorganized into Firstar Fund                                Firstar Fund
-----------------------------                                ------------
Mercantile Intermediate Corporate Bond Portfolio             Intermediate Bond Fund

Mercantile U.S. Government Securities Portfolio              U.S. Government Securities Fund
("Predecessor U.S. Government Securities Fund")
and Firstar Stellar U.S. Government Income Fund

Mercantile Government & Corporate Bond Portfolio             Aggregate Bond Fund
("Predecessor Aggregate Bond Fund") and
Mercantile Bond Index Portfolio

Mercantile Short-Intermediate Municipal Portfolio            Tax-Exempt Intermediate Bond Fund

Mercantile National Municipal Bond Portfolio                 National Municipal Bond Fund
("Predecessor National Municipal Bond Fund") and
Firstar Stellar Insured Tax-Free Bond Fund

Firstar Stellar Fund                                         Balanced Income Fund

Mercantile Balanced Portfolio                                Balanced Growth Fund

Mercantile Growth & Income Equity Portfolio                  Growth & Income Fund

Mercantile Equity Index Portfolio                            Equity Index Fund

Mercantile Growth Equity Portfolio                           Large Cap Core Equity Fund

Mercantile International Equity Portfolio                    International Growth Fund
("Predecessor International Growth Fund")

Firstar Stellar Capital Appreciation Fund                    MidCap Index Fund

Mercantile Small Cap Equity Portfolio                        Small Cap Core Equity Fund
("Predecessor Small Cap Core Equity Fund")


          For the periods prior to November 27, 2000, the performance history, historical data and certain of the expense information related to the U.S. Government Securities Fund, Aggregate Bond Fund, National Municipal Bond Fund, International Growth Fund and Small Cap Core Equity Fund that is set forth in this SAI is that of the Predecessor U.S. Government Securities Fund, Predecessor Aggregate Bond Fund, Predecessor National Municipal Bond Fund, Predecessor International Growth Fund and Predecessor Small Cap Core Equity Fund, respectively.


          The fiscal year end of the Aggregate Bond Fund, U.S. Government Securities Fund and National Municipal Bond Fund was changed from November 30 to October 31 effective October 31, 2000. Therefore, certain information for these Funds set forth in this SAI is for the eleven-month fiscal period ended October 31, 2000 and/or the fiscal years ended November 30, 1999 and 1998.

          Additionally, the following Funds were originally organized as investment portfolios of the following investment companies under the following names:



                                      Formerly an Investment              Portfolio
                                    Portfolio of the Following       Name at Predecessor
Firstar Fund Name                       Investment Company           Investment Company
-----------------                       ------------------           -----------------
Strategic Income Fund              Firstar Stellar Funds             Firstar Stellar Strategic
                                                                      Income Fund ("Predecessor
                                                                      Strategic Income Fund")
Missouri Tax-Exempt Bond Fund      Mercantile Mutual Funds,          Mercantile Missouri Tax-Exempt
                                   Inc.                               Bond Portfolio ("Predecessor
                                                                      Missouri Tax-Exempt Bond Fund")
Equity Income Fund                 Mercantile Mutual Funds,          Mercantile Equity Income
                                   Inc.                               Portfolio ("Predecessor Equity
                                                                      Income Fund")
Relative Value Fund                Firstar Stellar Funds             Firstar Stellar Relative Value
                                                                      Fund ("Predecessor Relative
                                                                      Value Fund")
Large Cap Growth Fund              Firstar Stellar Funds             Firstar Stellar Growth Equity
                                                                      Fund ("Predecessor Large Cap
                                                                      Growth Fund")
Global Equity Fund                 Firstar Stellar Funds             Firstar Stellar International
                                                                      Equity Fund ("Predecessor
                                                                      Global Equity Fund")
Small Cap Index Fund               Mercantile Mutual Funds,          Mercantile Small Cap Equity
                                   Inc.                               Index Portfolio ("Predecessor
                                                                      Small Cap Index Fund")
Science & Technology Fund          Firstar Stellar Funds             Firstar Stellar Science &
                                                                      Technology Fund ("Predecessor
                                                                      Science & Technology Fund")


     On December 11, 2000, each of these Funds was reorganized as an investment portfolio of the Company. For the periods prior to December 11, 2000, the performance history, historical data and certain of the expense information related to these Funds that is set forth in this SAI is that of the Predecessor Funds set forth above.


     These Funds also changed their fiscal year end from November 30 to October 31 effective October 31, 2000. Therefore, certain information for the Predecessor Funds set forth in this SAI is for the eleven-month fiscal period ended October 31, 2000 and/or the fiscal years ended November 30, 1999 and 1998.


     The Short Term Bond, Intermediate Bond, Bond IMMDEX(TM), Tax-Exempt Intermediate Bond, Balanced Income, Balanced Growth, Growth & Income, Equity Index, Large Cap Core Equity, International Value, MidCap Index, MidCap Core Equity and MicroCap Funds all existed as portfolios of the Company prior to the reorganization and have maintained their performance histories and investment policies. These portfolios are referred to herein as the "Continuing Funds."

     The U.S. Government Securities, Aggregate Bond, Strategic Income, Missouri

Tax-Exempt Bond, National Municipal Bond, Equity Income, Relative Value, Large Cap Growth, Global Equity, International Growth, Small Cap Index, Small Cap Core Equity and Science & Technology Funds are referred to herein as the "New Funds."

Name Changes

     The Short-Term Bond Fund changed its name from Short-Term Bond Market Fund on December 11, 2000, and had previously changed its name from Short-Intermediate Fixed Income Fund effective January 1, 1993. The Intermediate Bond Fund changed its name from the Intermediate Bond Market Fund on November 27, 2000. The Balanced Growth Fund changed its name from the Balanced Fund effective February 1, 1998. The Growth & Income Fund changed its name from the Income and Growth Fund effective August 16, 1993. The Large Cap Core Equity Fund changed its name from the Growth Fund on November 27, 2000, and had previously changed its name from the MidCore Growth Fund effective May 30, 1997. The International Value Fund changed its name from the International Equity Fund on December 11, 2000. The International Growth Fund changed its name from the Core International Equity Fund on November 27, 2000. The MidCap Core Equity Fund changed its name from the Special Growth Fund on December 11, 2000. The Small Cap Core Equity Fund changed its name from the Emerging Growth Fund on November 27, 2000.




Commencement of Operations

     The MidCap Core Equity Fund commenced operations on December 28, 1989; the Short-Term Bond Fund, Bond IMMDEX(TM) Fund, Growth & Income Fund and Equity Index Fund commenced operations on December 29, 1989; the Balanced Growth Fund commenced operations on March 30, 1992; the Large Cap Core Equity Fund commenced operations on December 29, 1992; the Intermediate Bond Fund commenced operations on January 5, 1993; the Tax-Exempt Intermediate Bond Fund commenced operations on February 8, 1993; the International Value Fund commenced operations on April 28, 1994; the MicroCap Fund commenced operations on August 1, 1995; the Small Cap Core Equity Fund commenced operations on August 15, 1997 and adopted the investment policies and performance and financial history of the Mercantile Small Cap Equity Portfolio (which commenced operations on May 6, 1992) on November 27, 2000; the Balanced Income Fund commenced operations on December 1, 1997; and the International Growth Fund and MidCap Index Fund commenced operations on November 4, 1999, with the International Growth Fund adopting the investment policies and performance and financial history of the Mercantile International Equity Portfolio (which commenced operations on April 4, 1994) on November 27, 2000.

     The Funds listed below commenced operations as portfolios of the Company on December 11, 2000. These funds continued the investment policies and performance and financial history of their respective Predecessor Funds, each of which commenced operations on the date set forth after the name of each Fund:
U.S. Government Securities Fund (February 1, 1991); Aggregate Bond Fund (February 1, 1991); Strategic Income Fund (December 12, 1994); Missouri Tax-Exempt Bond Fund (July 15, 1988); National Municipal Bond Fund (November 18,
1996); Equity Income Fund (February 27, 1997); Relative Value Fund (June 5,
1991); Large Cap Growth Fund (December 12, 1994); Global Equity Fund (December 3, 1997); Small Cap Index Fund (December 30, 1998); and Science & Technology Fund (August 9, 1999).


     The Company also offers other investment portfolios that are described in separate statements of additional information. For information concerning these other portfolios, contact Firstar Mutual Fund Services, LLC at 1-800-677-FUND or write to 615 East Michigan Street, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011.

           DESCRIPTION OF THE FUNDS AND THEIR INVESTMENTS AND RISKS

     The Company is a diversified, open-end management investment company. The following policies supplement the Funds' respective investment objectives and policies as set forth in the Prospectuses.


Portfolio Transactions

     Subject to the general supervision of the Board of Directors, Firstar Investment Research & Management Company, LLC ("FIRMCO" or the "Adviser") is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for each Fund except the International Value Fund and International Growth Fund. Subject to the general supervision of the Board of Directors, the Adviser is responsible for the portfolio management of the International Value Fund and International Growth Fund. Pursuant to the terms of the Adviser's Advisory Agreements with the Funds, the Adviser has delegated certain of its duties to Hansberger Global Investors, Inc. ("HGI") and Clay Finlay, Inc. ("Clay Finlay") (HGI and Clay Finlay are collectively referred to as the "Sub-Advisers"). Within the framework of the investment objectives, policies and restrictions of each Fund, and subject to the supervision of the Adviser, HGI and Clay Finlay each is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the International Value Fund and International Growth Fund, respectively.

          The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements which enable the Funds to receive favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions, and each Fund may engage in short-term trading to achieve its investment objective. The expected maximum portfolio turnover rate for the International Value Fund for the current fiscal year is 75%, and the expected maximum portfolio turnover rate for the MidCap Index Fund for the current fiscal year is 30%. Although the Strategic Income Fund does not intend to invest for short-term profits, securities in the Fund's portfolio will be sold whenever the Adviser believes it is appropriate to do so in light of its investment objective. The Adviser disregards the length of time a particular security may have been held by the Fund.

          The Fund may sell a portfolio investment soon after its acquisition if the Adviser believes that such a disposition is consistent with attaining the investment objective of the Fund. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A high rate of portfolio turnover (over 100%) may involve correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by the Fund and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains; to the extent short-term capital gains are realized, distributions relating from such gains will be ordinary income for federal income tax purposes. The Strategic Income Fund's turnover rates for the past two fiscal years are shown below.


                    October 31, 2000   November 30, 1999
                    ----------------   -----------------
                           63%                73%

     Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Unlike transactions on U.S. stock exchanges that involve the payment of negotiated brokerage commissions, transactions in foreign securities generally involve the payment of fixed brokerage commissions that are generally higher than those in the United States; and

     Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser and Sub-Advisers will normally deal directly with dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere or as described below.

     Fixed income securities purchased and sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.




     The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Funds will engage in this practice, however, only when the Adviser (or the respective Sub-Adviser), in its sole discretion, believes such practice to be in the Funds' interests.


For the fiscal years ended October 31, 2000, 1999, 1998 and, the Company paid brokerage commissions as follows:



Fund                                              2000              1999               1998
----                                              ----              ----               ----
Short-Term Bond                             $        0        $        0           $      0
Intermediate Bond                                    0                 0                  0
Bond IMMDEX(TM)                                      0                 0                  0
Tax-Exempt Intermediate Bond                         0                 0                  0
Balanced Income                                 81,198            35,386             17,012
Balanced Growth                                237,249           269,930            183,767
Growth & Income                              1,119,522           944,299            521,009
Equity Index                                    44,415           103,834            100,414
Large Cap Core Equity                          296,518           347,203            187,935
International Value                            265,095           125,280            183,485
MidCap Index                                    67,421                 -                  -
MidCap Core Equity                           1,618,878         1,732,758            912,455
MicroCap                                       311,350           171,579            151,906



For the fiscal years ended October 31, 2000, and November 30, 1999, and 1998, brokerage commissions were paid for the Predecessor Funds as follows:

Fund                                                2000              1999            1998
----                                                ----              ----            ----
U.S. Government Securities                      $      0          $      0        $      0
Aggregate Bond                                         0                 0               0
Strategic Income                                 240,724           334,889         395,862
Missouri Tax-Exempt Bond                               0                 0               0
National Municipal Bond                                0                 0               0
Equity Income                                    143,387           275,891         361,966
Relative Value                                   129,016           219,478         315,245
Large Cap Growth                                 227,042           305,414         286,979
Global Equity                                      6,000            70,829          50,105







Fund                                                2000              1999            1998
----                                                ----              ----            ----
International Growth                             694,953           387,288         293,093
Small Cap Index                                   18,766            98,519               -
Small Cap Core Equity                            244,212           319,318         550,114
Science & Technology                              71,478            21,635               -


None of the brokerage commissions were paid to affiliates of the Company, the Adviser, Sub-Advisers or the Administrator.

     The Advisory Agreement between the Company and the Adviser, and with respect to the International Value Fund, the Sub-Advisory Agreement among the Company, the Adviser and HGI, and with respect to the International Growth Fund, the Sub-Advisory Agreement among the Company, the Adviser and Clay Finlay, provide that, in executing portfolio transactions and selecting brokers or dealers, the Adviser and Sub-Advisers will seek to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser (or the respective Sub-Adviser) shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. In addition, the Agreements authorize the Adviser and Sub-Advisers to cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser or respective Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser and Sub-Adviser to the Funds. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

     Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Adviser or Sub-Advisers and does not reduce the advisory fees payable to it by the Funds. The Directors will periodically review the commissions paid by the Funds to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Funds. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

     Portfolio securities will not be purchased from or sold to (and savings deposits will not be made in and repurchase and reverse repurchase agreements will not be entered into with) the Adviser, the Sub-Advisers, and the Distributor or an affiliated person of any of them (as such term is defined in the 1940 Act) acting as principal. In addition, the Funds will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or their Adviser or Sub-Advisers, or an affiliated person of any of them, is a member, except to the extent permitted by the Securities and Exchange Commission ("SEC").

     Investment decisions for the Funds are made independently from those for other investment companies and accounts advised or managed by their Adviser or Sub-Advisers. Such other investment companies and accounts may also invest in the same securities as the Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser or respective Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Adviser or respective Sub-Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.





As of October 31, 2000, each Firstar Fund held securities of its regular brokers or dealers (as defined under the 1940 Act) or their parents as follows:



Fund                           Broker/Dealer                       Total Holdings
----                           -------------                       --------------
Short-Term Bond                Paine Webber                            $    1,011,000
                               Donaldson, Lufkin & Jenrette            $    3,966,708
                               Associated Corp.                             1,952,080
                               Lehman Brothers                              7,375,658
                               Goldman Sachs                                1,961,912
                               Bear Stearns                                   809,762
Intermediate Bond              Lehman Brothers                          10,022,405.33
                               Merrill Lynch                                6,843,032
                               Goldman Sachs                                4,904,780
                               Paine Webber                                 3,547,275
                               Salomon                                      1,094,949
                               Bear Stearns                                 2,166,773
                               Donaldson, Lufkin & Jenrette                 2,956,047

Bond IMMDEX(TM)                Lehman Brothers                             13,276,883
                               Goldman Sachs                                9,809,560
                               Paine Webber                                 6,543,088
                               Merrill Lynch                                4,813,820
                               Salomon                                      5,537,000
                               Associated Corp.                             4,777,716
Balanced Income                Merrill Lynch                                  804,544
                               Morgan Stanley                                 747,340
                               Lehman Brothers                                520,709
                               Goldman Sachs                                  392,382
                               Banc One Capital Corp.                         244,580
                               Donaldson, Lufkin & Jenrette                   197,070
Balanced Growth                Paine Webber                                 1,045,000

                               Donaldson, Lufkin & Jenrette                 1,772,545
                               Morgan Stanley                                 939,656
                               Lehman Brothers                              1,572,454
                               Goldman Sachs                                1,471,434
                               Salomon                                      1,260,744
                               Merill Lynch                                 1,149,000
                               Banc One Capital Corp.                         293,496
Growth & Income                Merrill Lynch                                7,959,000
                               Morgan Stanley                               6,312,563
Equity Index                   Merrill Lynch                                3,430,000







Fund                           Broker/Dealer                       Total Holdings
----                           -------------                       --------------
                               Lehman Brothers                                928,800
                               Paine Webber                                   619,875
                               Bear Stearns                                   467,843
                               Banc One Capital Corp.                       2,591,281
                               Morgan Stanley                               7,237,000
Large Cap Core Equity          Morgan Stanley                               3,517,688


As of October 31, 2000, the International Value, MidCap Index, MidCap Core Equity and MicroCap Funds did not hold any securities of their respective regular brokers or dealers (as defined under the 1940 Act) or their parents.


As of October 31, 2000, each Predecessor Fund held securities of its regular brokers or dealers (as defined under the 1940 Act) or their parents as follows:



Fund                            Broker/Dealer                      Total Holdings
----                            -------------                      --------------
Equity Income                   Merrill Lynch                              $2,542,000
Strategic Income                Banc One Capital Corp.                      1,971,000
                                First Union Corp. Capital Trust             1,797,000
                                Morgan Stanley                                458,000
Large Cap Growth                Merrill Lynch                               3,080,000


As of October 31, 2000, the Predecessor Equity Income, Predecessor Relative Value, Predecessor Global Equity, Predecessor International Growth, Predecessor Small Cap Index, Predecessor Small Cap Core Equity and Predecessor Science & Technology Funds did not hold any securities of their respective regular brokers or dealers (as defined under the 1940 Act) or their parents.

                        INVESTMENT STRATEGIES AND RISKS

     Temporary Defensive Positions. The Missouri Tax-Exempt Bond Fund may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable municipal securities are unavailable. There is no percentage limitation on the amount of assets that may be held uninvested during temporary defensive periods. In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable municipal securities are unavailable and subject to the Fund's quality standards, the Fund may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category by a rating agency; certificates of deposit or bankers' acceptances of domestic branches of U.S. banks with total assets at the time of purchase of $1 billion or more; or repurchase agreements with respect to such obligations.




     The Equity Income Fund reserves the right to hold, as a temporary defensive measure during abnormal market or economic conditions, up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, such abnormal market or economic conditions warrant. Short-term obligations in which the Fund may invest include (i) money market instruments, such as commercial paper, including variable and floating rate instruments, rated at the time of purchase in one of the two highest rating categories assigned by a rating agency or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase, and bank obligations, including bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. and foreign banks having total assets at the time of purchase in excess of $1 billion, (ii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (iii) repurchase agreements.

     The Relative Value Fund may invest in temporary investments from time to time for defensive purposes. The Fund may invest in securities issued and/or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities, repurchase agreements and short-term money market instruments such as:

     . instruments of domestic and foreign banks and savings associations if they have capital, surplus, and undivided profits of over $100,000,000, or if the principal amount of the instrument is federally insured; or

     .   commercial paper rated A-1 by S&P, Prime-1 by Moody's, or F-1 by Fitch.

     For temporary defensive purposes (up to 100% of total assets) and to maintain liquidity (up to 35% of total assets), the Global Equity Fund may invest in U.S. and foreign short-term money market instruments including:

     . commercial paper rated A-1 or A-2 by S&P, Prime-1 or Prime-2 by Moody's or F-1 or F-2 by Fitch. In the case where commercial paper has received different ratings from different rating services, such commercial paper is acceptable so long as at least one rating is in the two highest categories of the NRSROs described above;

     . instruments of domestic and foreign banks and savings associations (such as certificates of deposit, demand and time deposits and bankers' acceptances) if they have capital, surplus, and undivided profits of over $100,000,000, or if BIF or SAIF insures the principal amount of the instrument. These instruments may include Eurodollar Certificates of Deposit, Yankee Certificates of Deposit, and Eurodollar Time Deposits;

     . obligations of the U.S. government or its agencies or instrumentalities;

     .   repurchase agreements; and

     . other short-term instruments that are not rated but are determined by the Adviser to be of comparable quality to the other obligations in which the Fund may invest.


     During temporary defensive periods, when deemed necessary by the Adviser or Sub-Adviser, the International Growth Fund may invest up to 100% of its assets in U.S. government obligations, debt obligations of companies incorporated and having their principal business activities in the United States, or cash and short-term obligations (having remaining maturities of 13 months or less). The Fund does not intend to invest in such securities for the purpose of meeting its investment objective.

     The Small Cap Core Equity Fund and MicroCap Fund each reserve the right to hold, as a temporary defensive measure, up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant.

     Ratings. The ratings of Standard & Poor's, Moody's and other nationally recognized rating agencies represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield.

     The payment of principal and interest on most debt securities purchased by a Fund will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its debt securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its debt securities may be materially adversely affected by litigation or other conditions.

     Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Adviser or respective Sub-Adviser will consider such an event in determining whether the Fund involved should continue to hold the security. For a more detailed description of ratings, see Appendix A.

     Securities Lending. Each of the Funds (other than the Missouri Tax-Exempt Bond Fund and Relative Value Fund) may lend its portfolio securities to unaffiliated domestic broker/dealers and other institutional investors pursuant to agreements requiring that the loans be secured by collateral equal in value to at least the market value of the securities loaned in order to increase return on portfolio securities. Collateral for such loans may include cash, securities of the U.S. government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank which meets the investment standards stated below under "Money Market Instruments," or any combination thereof. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Adviser (and Sub-Adviser in the case of the International Value Fund or International Growth Fund) to be of good standing and when, in the Adviser's (and Sub-Adviser's in the case of the International Value Fund or International Growth Fund) judgment, the income to be earned from the loan justifies the attendant risks. When a Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high-quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Fund if a material event affecting the investment is to occur. In accordance with current SEC policies, each Fund is currently limiting its securities lending to 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan.




     Securities lending arrangements with broker/dealers require that the loans be secured by collateral equal in value to at least the market value of the securities loaned. During the term of such arrangements, a Fund will maintain such value by the daily marking-to-market of the collateral.

     The Adviser and/or U.S. Bank National Association, which is under common control with the Adviser, may act as securities lending agent for the Funds and receive separate compensation for such services, subject to compliance with conditions contained in an SEC exemptive order.

     Money Market Instruments. The Funds may invest from time to time in "money market instruments," a term that includes, among other things, U.S. government obligations, repurchase agreements, cash, bank obligations, commercial paper, variable amount master demand notes and corporate bonds with remaining maturities of thirteen months or less. These investments are used to help meet anticipated redemption requests or if other suitable securities are unavailable. The International Value Fund may reduce its holdings in equity and other securities and may invest up to 100% of its assets in certain short-term (less than twelve months to maturity) and medium-term (not greater than five years to maturity) debt securities and in cash (U.S. dollars, foreign currencies, or multicurrency units) for temporary defensive purposes, during periods in which the Adviser (or the respective Sub-Adviser) believes changes in economic, financial or political conditions make it advisable. The International Growth Fund may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations may include: Eurodollar Certificates of Deposit, which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits, which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit, which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances, which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States. The MicroCap Fund's investments in money market instruments under normal market conditions are expected to represent less than 10% of the Fund's net assets, but may increase to 30% for temporary defensive purposes during abnormal market conditions.

     Subject to their respective investment policies, the Missouri Tax-Exempt Bond, Equity Income and Small Cap Index Funds may invest in the following taxable investments for temporary defensive or other purposes: commercial paper, bankers' acceptances, certificates of deposit, time deposits and floating rate notes.

     Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions. Although the Funds will invest in money market obligations of foreign banks or foreign branches of U.S. banks only where the Adviser (and Sub-Adviser in the case of the International Value Fund or International Growth Fund) determines the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase, and investments by each Fund in the obligations of foreign banks and foreign branches of U.S. banks will not exceed 25% of such Fund's total assets at the time of purchase. The Funds may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its net assets.

     Investments by a Continuing Fund in commercial paper will consist of issues rated at the time A-1 and/or P-1 by Standard & Poor's, Moody's or similar rating by another nationally recognized rating agency. Investments by a New Fund in commercial paper will consist of issues rated at the time A-1 or A-2 by Standard & Poor's, or P-1 or P-2 by Moody's or similar rating by another nationally recognized rating agency. In addition, the Funds may acquire unrated commercial paper and corporate bonds that are determined by the Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by such Fund as previously described.

     The underlying funds of the Global Equity Fund and each of the Funds, except the Strategic Income, Equity Income, Relative Value, Large Cap Growth, Small Cap Index and Science & Technology Funds, may also purchase variable amount master demand notes which are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Although the notes are not normally traded and there may be no secondary market in the notes, a Fund may demand payment of the principal of the instrument at any time. The notes are not typically rated by credit rating agencies, but issuers of variable amount master demand notes must satisfy the same criteria as set forth above for issuers of commercial paper. If an issuer of a variable amount master demand note defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and might, for this or other reasons, suffer a loss to the extent of the default. The Funds invest in variable amount master demand notes only when the Adviser (and Sub-Adviser in the case of the International Value Fund or International Growth Fund) deem the investment to involve minimal credit risk.

  The Missouri Tax-Exempt Bond, International Growth, Science & Technology and Small Cap Core Equity Funds may also invest in variable and floating rate demand instruments, including participations in municipal securities purchased from and owned by financial institutions, primarily banks. Participation interests provide a Fund with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Fund. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

     Subject to each Fund's investment limitations, short-term investments and repurchase agreements may be entered into on a joint basis by the Funds and other funds advised by the Adviser, or U.S. Bank National Association which is under common control with the Adviser, to the extent permitted by an exemptive order issued by the SEC.

     Repurchase Agreements. The underlying funds of the Global Equity Fund and each Fund, except the National Municipal Bond Fund, may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). During the term of the agreement, the Adviser (and Sub-Adviser in the case of the International Growth Fund or International Value Fund) will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price. Default or bankruptcy of the seller would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. The securities held subject to a repurchase agreement may have stated maturities exceeding one year, provided the repurchase agreement itself matures in less than one year.

     The repurchase price under the repurchase agreements described in the Prospectuses generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by the Funds' custodian (or sub-custodian) or in the Federal Reserve/Treasury book-entry system or other authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

     Investment Companies. The Funds may invest from time to time in securities issued by other investment companies that invest in high-quality, short-term debt securities. Additionally, the Funds may invest up to 25% of each Fund's respective net assets in money market funds advised by the Adviser, U.S. Bank National Association ("U.S. Bank") or any affiliate of either the Adviser or U.S. Bank in accordance with the exemptive order issued by the SEC. Securities of other investment companies not affiliated with the Adviser or U.S. Bank will be acquired by the Funds within the limits prescribed by the 1940 Act. As a shareholder of another investment company, the Funds would bear, along with other shareholders, their pro rata portion of the other investment company's expenses, including advisory fees, and such fees and other expenses will be borne indirectly by the Fund's shareholders. In addition, investment companies in which a Fund may invest may impose a sales or distribution charge in connection with the purchase or redemption of their shares as well as other types of commissions or charges (no sales charge will be paid by the Missouri Tax-Exempt Bond Fund in connection with such investments). These expenses would be in addition to the advisory and other expenses that the Funds bear directly in connection with their own operations. The income on securities of other investment companies may be taxable to investors at the state or local level. See "Additional Information Concerning Taxes" below.

     U.S. Government Obligations. Each of the Funds may invest in a variety of U.S. Treasury obligations including bonds, notes and bills that mainly differ only in their interest rates, maturities and time of issuance. The Funds may also invest in other securities issued or guaranteed by the U.S. government, its agencies and instrumentalities; such as obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Maritime Administration, and Resolution Trust Corp.

     Obligations of certain agencies and instrumentalities of the U.S. Government, such as GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the FHLMC, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

     Bank Obligations. For purposes of a Fund's investment policies with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its domestic and foreign branches. A Fund's investments in the obligations of foreign branches of U.S. banks and of foreign banks may subject the Fund to investment risks (similar to those discussed below under "Foreign Securities and American Depository Receipts") that are different in some respects from those of investments in obligations of U.S. domestic issuers. Such risks include future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest of such obligations. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of U.S. banks.

     The Relative Value Fund may invest in domestic bank obligations, including:

     .         certificates of deposit,
     .         demand and time deposits,
     .         bankers' acceptances,
     .         notes,
     .         bonds, and
     .         discount notes of the following U.S. Government agencies or instrumentalities:

         (a)    Federal Home Loan Banks,
         (b)    FNMA,
         (c)    GNMA,
         (d)    National Bank for Cooperatives,
         (e)    Banks for Cooperatives,
         (f)    Tennessee Valley Authority,
         (g)    Export-Import Bank of the United States,
         (h)    Commodity Credit Corporation,
         (i)    Federal Financing Bank,
         (j)    The Student Loan Marketing Association,
         (k)    FHLMC, or
         (l)    National Credit Union Administration.

In addition to domestic bank obligations, the Fund may invest in:

     .         Eurodollar Certificates of Deposit issued by foreign branches of
         U.S. or foreign banks;

     .         Eurodollar Time Deposits, which are U.S. dollar-denominated deposits in foreign branches of U.S. or foreign banks;

     .         Canadian Time Deposits, which are U.S. dollar-denominated
         certificates of deposit issued by U.S. branches of foreign banks and held in the United States; and

     .         Yankee Certificates of Deposit, which are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks and held in the United States.

     Restricted Securities. The Funds may invest up to 15% of net assets in securities that are illiquid at the time of purchase. While these holdings may offer more potential for growth, they may present a higher degree of business and financial risk, which can result in substantial losses. The Funds may have difficulty valuing these holdings and may be unable to sell these holdings at the time or price desired.




Restricted securities may include Rule 144 Securities. These securities are restricted securities that are eligible for resale pursuant to Rule 144A under the Securities Act of 1933. A Fund may treat a Rule 144A security as liquid if determined to be so under procedures adopted by the Board.

     The underlying funds of the Global Equity Fund and each New Fund, except the Missouri Tax-Exempt Bond, Equity Income and Small Cap Index Funds, may also invest in Section 4(2) commercial paper, subject to the applicable limit, unless the Adviser determines that a liquid market exists. The Funds may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity.

     Small companies in which the Funds may invest may have limited product lines, markets, or financial resources, or may be dependent upon a small management group, and their securities may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities are typically traded in lower volume and because the issuers are typically subject to a greater degree of change in their earnings and prospects. The Equity Income Fund does not normally invest in securities of issuers having a record, together with their predecessors, of less than three years of continuous operations. Such securities may be more difficult to sell than larger or more established securities.

     Borrowings and Reverse Repurchase Agreements. Each Fund (or underlying fund of the Global Equity Fund) may borrow money to the extent allowed (as described under "Additional Investment Limitations" below) to meet shareholder redemptions from banks or through reverse repurchase agreements. In a reverse repurchase agreement, a Fund would sell a security and enter into an agreement to repurchase the security at a specified future date and price. The Fund generally retains the right to interest and principal payments on the security. These strategies involve leveraging. If the securities held by a Fund should decline in value while borrowings are outstanding, the net asset value of a Fund's outstanding shares will decline in value by proportionately more than the decline in value suffered by a Fund's securities. As a result, a Fund's share price may be subject to greater fluctuation until the borrowing is paid off.

     Reverse repurchase agreements are considered to be borrowings under the 1940 Act. The National Municipal Bond Fund may not enter into reverse repurchase agreements. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account U.S. government securities or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest), and will subsequently monitor the account to insure that such value is maintained. Reverse repurchase agreements involve the risks that the interest income earned by the Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by the Fund may decline below the price of the securities it is obligated to repurchase and that the securities may not be returned to the Fund.

     Preferred Stocks. The Short-Term Bond Fund, Intermediate Bond Fund, Bond IMMDEX(TM) Fund, Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Large Cap Core Equity Fund, International Value Fund, International Growth Fund, MidCap Core Equity Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund may invest in preferred stocks. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer's earnings and assets before common stock but after bond owners.

Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default (such as a covenant default or filing of a bankruptcy petition) or other non-compliance by the issuer with the terms of the preferred stock. Often, however, on the occurrence of any such event of default or non-compliance by the issuer, preferred stockholders will be entitled to gain representation on the issuer's board of directors or increase their existing board representation. In addition, preferred stockholders may be granted voting rights with respect to certain issues on the occurrence of any event of default. Each of the Short-Term Bond Fund, Intermediate Bond Fund and Bond IMMDEX(TM) Fund will limit its investments in preferred stock to no more than 5% of its respective net assets.

     When-Issued Purchases, Delayed Delivery and Forward Commitments. Each Fund (or underlying fund of the Global Equity Fund) may purchase or sell particular securities with payment and delivery taking place at a later date. The price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place. Each Fund's forward commitments and when-issued purchases are not expected to exceed 25% (except the Strategic Income, Relative Value, Large Cap Growth, Global Equity, Science & Technology and MicroCap Funds, which are not expected to exceed 20%) of the value of its total assets absent unusual market conditions. The National Municipal Bond Fund expects that its commitments to purchase when-issued securities will not exceed 5% of its total assets under normal market conditions. The Strategic Income, Relative Value, Global Equity, Large Cap Growth and Science & Technology Funds do not currently intend to engage in forward commitments. The Missouri Tax-Exempt Bond, Equity Income and Small Cap Index Funds do not currently intend to engage in delayed delivery transactions. When any Fund agrees to purchase securities on a when-issued or delayed delivery basis or enter into a forward commitment to purchase securities, its custodian will set aside cash or liquid high grade debt securities equal to the amount of the commitment in a segregated account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the segregated account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. It may be expected that the market value of a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Fund will set aside cash or liquid assets to satisfy its purchase commitments in the manner described, the Fund's liquidity and ability to manage its portfolio might be affected in the event its commitments ever exceeded 25% of the value of its assets (or 20% for the Strategic Income, Relative Value, Large Cap Growth, Global Equity and Science & Technology Funds). In the case of a forward commitment to sell portfolio securities, the Fund's custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. When-issued and forward commitment transactions involve the risk that the price or yield obtained in a transaction (and therefore the value of a security) may be less favorable then the price or yield (and therefore the value of a security) available in the market when the securities delivery takes place.

     The Funds will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a capital gain or loss.

     When these Funds engage in when-issued, delayed delivery and forward commitment transactions, they rely on the other party to consummate the trade. Failure of such party to do so may result in a Fund incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

     The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, are taken into account when determining the net asset value of a Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When a Fund makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Fund's assets. Fluctuations in the market value of the underlying securities are not reflected in the Fund's net asset value as long as the commitment remains in effect.

     Short Sales. The Global Equity Fund and MicroCap Fund may make short sales. In a short sale transaction, a Fund borrows a security from a broker and sells it with the expectation that the market price will drop and the Fund will be able to replace the borrowed security by repurchasing the same security at a lower price. These transactions may result in gains if a security's price declines, but may result in losses if a security's price does not decline.

     Until the Fund replaces a borrowed security in connection with a short sale, the Fund will be required to maintain daily a segregated account, containing cash or U.S. government securities, at such a level that:

     . the amount deposited in the account plus the amount deposited with the broker as collateral will at all times equal at least 100% of the current value of the security sold short and

     . the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short.

If the MicroCap Fund engages in short sales, it need not segregate Fund assets if it "covers" the position. A position is "covered" if, at the time the Fund sells the security or thereafter, the Fund also owns that security or holds a call option on that security with a strike price no higher than the price at which the security was sold.

     The Strategic Income Fund and Global Equity Fund may purchase call options to provide a hedge against an increase in the price of a security sold short by the Funds. When a Fund purchases call options, it has to pay a premium to the person writing the option and a commission to the broker selling the options. If the options are exercised by the Fund, the premium and the commission paid may be more than the amount of the brokerage commission charged if the securities were to be purchased directly.

     As for the Strategic Income Fund, the Adviser anticipates that the frequency of short sales will vary substantially under different market conditions, and it does not intend that any specified portion of its assets, as a matter of practice, will be in short sales. However, as an operating policy which may be changed without shareholder approval, no securities will be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 25% of the value of the Fund's net assets. The Fund may not sell short the securities of any single issuer listed on a national securities exchange to the extent of more than 2% of the value of the Fund's net assets. The Fund may not sell short the securities of any class of an issuer to the extent, at the time of the transaction, of more than 2% of the outstanding securities of that class.

     A Fund will incur losses as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. Conversely, the Fund will realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or amounts in lieu of interest the Fund may be required to pay in connection with a short sale.

     For federal tax purposes, a short sale is considered consummated upon delivery of securities to close the short sale. The gains or losses realized by the Fund from short sale transactions normally will be characterized as capital gains or losses although short sales that are part of certain hedging transactions or straddles may receive different tax treatment. Special rules generally operate to prevent the use of short sales to convert short-term capital gain into long-term capital gain and long-term capital loss into short-term capital loss. As a result, these transactions may increase the amount of short-term capital gain realized by the Fund which is taxed as ordinary income when distributed to its shareholders and may reduce the Fund's short-term capital loss available to reduce its ordinary income. The impact of the tax consequences of short sale transactions engaged in by the Fund on distributions to shareholders will be closely monitored.

          Foreign Securities.  The Funds' (except the Missouri Tax-Exempt Bond
Fund) investments in the securities of foreign issuers may include both securities of foreign corporations and banks, as well as securities of foreign governments and their political subdivisions.

     The types of international securities in which the Large Cap Growth Fund may invest include other investment companies that invest primarily in international securities. The Strategic Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund (via its underlying funds) and Science & Technology Fund, may invest in equity securities of non-U.S. companies and corporate and government fixed-income securities denominated in currencies other than U.S. dollars. The international equity securities may be traded domestically or abroad through various stock exchanges, American Depository Receipts or International Depository Receipts (ADRs or IDRs). The international fixed-income securities include ADRs, IDRs, and government securities of other nations and must be rated Baa or better by Moody's or BBB or better by S&P. If the securities are unrated, the Adviser must determine that they are of similar quality to the rated securities before a Fund may invest in them.

     Investments in foreign securities, whether made directly or through ADRs or EDRs, involve certain inherent risks and considerations not typically associated with investing in U.S. companies, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns, changes in exchange rates of foreign currencies and the possibility of adverse changes in investment or exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company. Foreign companies are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Further, foreign stock markets are generally not as developed or efficient as those in the U.S., and in most foreign markets volume and liquidity are less than in the U.S. Fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges, and there is generally less government supervision and regulation of foreign stock exchanges, brokers and companies than in the U.S. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, limitations on the removal of assets or diplomatic developments that could affect investment within those countries. Additionally, foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including foreign withholding taxes, and other foreign taxes may apply with respect to securities transactions. See

"Taxes." Transactions in foreign securities may involve greater time from the trade date until the settlement date than domestic securities transactions, and may involve the risk of possible losses through the holding of securities in custodians and securities depositories in foreign countries. Additional costs associated with an investment in foreign securities may include higher transaction costs and the cost of foreign currency conversions. Changes in foreign exchange rates will also affect the value of securities denominated or quoted in currencies other than the U.S. dollar. In this regard, the Funds, with the exception of the International Value Fund and International Growth Fund, do not intend to hedge against foreign currency risk (except on unsettled trades). Changes in currency exchange rates will affect the value of unhedged positions and will impact a Fund's net asset value (positively or negatively) irrespective of the performance of the portfolio securities held by the Fund. See the section entitled "Foreign Currency Transactions" below for the International Value Fund and International Growth Fund. The Funds and their shareholders may encounter substantial difficulties in obtaining and enforcing judgments against non-U.S. resident individuals and companies. Because of these and other factors, securities of foreign companies acquired by the Funds may be subject to greater fluctuation in price than securities of domestic companies. Furthermore, because the International Value Fund and International Growth Fund will invest substantially all (and in any event, at least 65%) of the value of its total assets in foreign securities, the net asset value of the International Value Fund and International Growth Fund is expected to be volatile. The Aggregate Bond Fund and Large Cap Growth Fund do not intend to invest more than 10% of their net assets in foreign securities. The Small Cap Core Equity Fund may invest up to 25% of its total assets in securities of foreign issuers.

     American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"). The Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Balanced Income, Balanced Growth, Growth & Income, Equity Income, Large Cap Core Equity, Large Cap Growth, International Value, MidCap Core Equity, Science & Technology and MicroCap Funds may invest in sponsored ADRs. The Aggregate Bond, Large Cap Growth, International Growth, Small Cap Core Equity and Science & Technology Funds may invest in sponsored ADRs and EDRs. The Large Cap Growth, International Value, International Growth, Small Cap Core Equity and Science & Technology Funds may also invest in unsponsored ADRs. The Equity Income, Large Cap Growth, International Growth, Small Cap Core Equity and Science & Technology Funds may also invest in EDRs. ADRs are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. EDRs are receipts issued by a European financial institution evidencing ownership of underlying foreign securities. ADRs and EDRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR and EDR prices are denominated in U.S. dollars; the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities. Investments in foreign securities, ADRs and EDRs also involve certain inherent risks, such as political or economic instability of the country of issue, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. Such securities may also be subject to greater fluctuations in price than securities of domestic corporations. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries. It is sometimes difficult to vote proxies for unsponsored ADRs.

     While "sponsored" and "unsponsored" ADR programs are similar, there are differences regarding ADR holders' rights and obligations and the practices of market participants. A depository may establish an unsponsored facility without participation by (or acquiescence of) the underlying issuer; typically, however, the depository requests a letter of non-objection from the underlying issuer prior to establishing the facility. Holders of unsponsored ADRs generally bear all the costs of the ADR facility. The depository usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars, the disposition of non-cash distribution, and the performance of other services. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights to ADR holders in respect of the underlying securities.

     Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that sponsored ADRs are established jointly by a depository and the underlying issuer through a deposit agreement. The deposit agreement sets out the rights and responsibilities of the underlying issuer, the depository and the ADR holders. With sponsored facilities, the underlying issuer typically bears some of the costs of the ADR (such as dividend payment fees of the depository), although ADR holders may bear costs such as deposit and withdrawal fees. Depositories of most sponsored ADRs agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and information to the ADR holders at the underlying issuer's request.

     Foreign Futures and Options on Futures. The Adviser and Sub-Adviser may determine that it would be in the interest of the International Value Fund to purchase or sell futures contracts, including interest rate, index, and currency futures, for the purpose of remaining fully invested and reducing transactions costs. A stock index futures contract is a bilateral agreement pursuant to which parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the securities included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.

     The International Value Fund may also purchase put and call options, and write covered put and call options, on futures in which it is allowed to invest. The purchase of futures or call options thereon can serve as a long hedge, and the sale of futures or the purchase of put options thereon can serve as a short hedge. Writing covered call options on futures contracts can serve as a limited short hedge, and writing covered put options on futures contracts can serve as a limited long hedge, using a strategy similar to that used for writing covered options in securities. The Fund's hedging may include purchases of futures as an offset against the effect of expected increases in securities prices or currency exchange rates and sales of futures as an offset against the effect of expected declines in securities prices or currency exchange rates. The Fund's futures transactions may be entered into for hedging purposes or risk management. The Fund may also write put options on futures contracts while at the same time purchasing call options on the same futures contracts in order to create synthetically a long futures contract position. Such options would have the same strike prices and expiration dates. The Fund will engage in this strategy only when the Adviser (or the Sub-Adviser) believes it is more advantageous to the Fund than is purchasing the futures contract.

     The International Value Fund intends to limit its transactions in futures contracts and related options so that not more than 25% of its net assets are at risk. In connection with a futures transaction, unless the transaction is covered in accordance with SEC positions, the Fund will maintain a segregated account with its custodian or sub-custodian consisting of cash or liquid high grade debt securities equal to the entire amount at risk (less margin deposits) on a continuous basis.

     Futures purchased or sold by the International Value Fund (and related options) will normally be traded in foreign securities. Participation in foreign futures and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade.

Neither the National Futures Association nor any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. For these reasons, customers who trade foreign futures of foreign options contracts may not be afforded certain of the protective measures provided by the Commodity Exchange Act, the Commodity Futures Trading Commission's ("CFTC") regulations and the rules of the National Futures Association and any domestic exchange, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the National Futures Association or any domestic futures exchange. In particular, the International Value Fund's investments in foreign futures or foreign options transactions may not be provided the same protections in respect of transactions on United States futures exchanges. In addition, the price of any foreign futures or foreign options contract and, therefore the potential profit and loss thereon may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. For a further description of futures contracts and related options, including a discussion of the limitations imposed by federal tax law, See Appendix B.

     Forward Currency Contracts. The Strategic Income Fund, International Value Fund and International Growth Fund, as well as underlying funds of the Global Equity Fund, may enter into forward currency contracts. Forward foreign currency exchange contracts provide for the purchase of or sale of an amount of a specified currency at a future date. These Funds may use forward contracts to protect against a foreign currency's decline against the U.S. dollar between the trade date and the settlement date for a securities transaction, or to lock in the U.S. dollar value of dividends declared on securities it holds, or generally to protect the U.S. dollar value of the securities it holds against exchange rate fluctuations. Such transactions may serve as long hedges (for example, if a Fund seeks to buy a security denominated in a foreign currency, it may purchase a forward currency contract to lock in the $US price of the security) or as short hedges (if a Fund anticipates selling a security denominated in a foreign currency it may sell a forward currency contract to lock in the $US equivalent of the anticipated sales proceeds). The Funds may also use forward contracts to protect against fluctuating exchange rates and exchange control regulations.

     The Funds and the underlying funds of the Global Equity Fund may seek to hedge against changes in the value of a particular currency by using forward contracts on another foreign currency or a basket of currencies, the value of which the Adviser or the respective Sub-Adviser believes will have a positive correlation to the values of the currency being hedged. In addition, the Funds and the underlying funds of the Global Equity Fund may use forward currency contracts to shift exposure to foreign currency fluctuations from one country to another. For example, if a Fund owns securities denominated in a foreign currency and the Adviser or Sub-Adviser believes that currency will decline relative to another currency, it might enter into a forward contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second currency. Transactions that use two foreign currencies are sometimes referred to as "cross hedges." Use of different foreign currency magnifies the risk that movements in the price of the instrument will not correlate or will correlate unfavorably with the foreign currency being hedged.

     The cost to the Funds and the underlying funds of the Global Equity Fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a Fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

     As is the case with future contracts, holders and writers of forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures, by selling or purchasing, respectively, an instrument identical to the instrument held or written. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contacts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Funds will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a Fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or securities in a segregated account.

     The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the foreign currency contract has been established. Thus, the Funds might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts may limit the Fund's losses due to exchange rate fluctuation, but they will also limit any gains that the Fund might otherwise have realized.

     The International Growth Fund may also purchase unlisted currency options. A number of major investment firms trade unlisted options which are more flexible than exchange listed options with respect to strike price and maturity date. These unlisted options generally are available on a wider range of currencies. Unlisted foreign currency options are generally less liquid than listed options and involve credit risk associated with the individual issuer. They will be deemed to be illiquid for purposes of the limitation on investments in illiquid securities.

     The Strategic Income Fund will not enter into a forward contract with a term of more than one year. The Fund will generally enter into a forward contract to provide the proper currency to settle a securities transaction at the time the transaction occurs ("trade date"). The period between the trade date and settlement date will vary between 24 hours and 30 days, depending upon local custom.

     Foreign Currency Transactions. Although the International Value Fund and International Growth Fund value their respective assets daily in U.S. dollars, the Funds are not required to convert their holdings of foreign currencies to U.S. dollars on a daily basis. Additionally, the Strategic Income Fund and the underlying funds of the Global Equity Fund may use foreign currency transactions to settle securities transactions. Foreign transactions may be conducted either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts (see above). The Funds' foreign currencies generally will be held as "foreign currency call accounts" at foreign branches of foreign or domestic banks. These accounts bear interest at negotiated rates and are payable upon relatively short demand periods. If a bank became insolvent, the Funds (the underlying funds in the case of the Global Equity Fund) could suffer a loss of some or all of the amounts deposited. The Funds (the underlying funds in the case of the Global Equity Fund) may convert foreign currency to U.S. dollars from time to time. Although foreign exchange dealers generally do not charge a stated commission or fee for conversion, the prices posted generally include a "spread," which is the difference between the prices at which the dealers are buying and selling foreign currencies.

     Except where segregated accounts are not required under the 1940 Act, when these Funds enter into a forward contract or currency futures, the Custodian will place cash, U.S. government securities, or high-grade debt securities into segregated accounts of these Funds in an amount equal to the value of each Fund's total assets committed to consummation of forward contracts and currency futures. If the value of these segregated securities declines, additional cash or securities will be placed in the appropriate account on a daily basis so that the account value is at least equal to the Funds' commitments to such contracts. While these contracts are not presently regulated by the Commodities Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event, the underlying Fund's ability to utilize forward contracts in the manner set forth above may be restricted. Forward contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the underlying fund than if it had not engaged in such contracts.

     The International Growth Fund may purchase foreign currency put options on U.S. exchanges or U.S. over-the-counter markets. (See "Options Trading," below, for a discussion of options trading). A put option gives the Fund, upon payment of a premium, the right to sell a currency at the exercise price until the expiration of the option and serves to insure against adverse currency price movements in the underlying portfolio assets denominated in that currency. Exchange listed options markets in the United States include seven major currencies, and trading may be thin and illiquid. The seven major currencies are Australian dollars, British Pounds, Canadian dollars, German marks, French francs, Japanese yen and Swiss francs.

     A call option written by the International Growth Fund gives the purchaser, upon payment of a premium, the right to purchase from the International Growth Fund a currency at the exercise price until the expiration of the option.

     Foreign Currency Futures Contracts. The International Value Fund may also hedge its foreign exchange rate risk by entering into foreign currency futures contracts. The forecasting of short-term currency market movements is extremely difficult and whether short-term hedging strategies would be successful is highly uncertain.

     Derivatives Risk. The Science & Technology Fund may invest in derivatives. The term derivative covers a wide number of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to or otherwise not react in tandem with interest rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms. Loss may result from the Fund's investment in options, futures, swaps, structured securities and other derivative instruments that may be leveraged. The Fund may use derivatives to: increase yield; hedge against a decline in principal value; invest with greater efficiency and lower cost than is possible through direct investment; adjust the Fund's duration; or provide daily liquidity.

     Hedging is the use of one investment to offset the effects of another investment. To the extent that a derivative is used as a hedge against an opposite position that the Fund also holds, a loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedging also involves correlation risk - the risk that changes in the value of a hedging instrument may not match those of the asset being hedged.

     To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

  Subject to their investment limitations, the Missouri Tax-Exempt Bond Fund and National Municipal Bond Fund may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of the Funds' assets will be invested in such securities during the current year.
A number of different structures have been used. For example, interests in long-term fixed-rate municipal securities, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying municipal securities to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal securities are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal security at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Funds may hold tax-exempt derivatives, such as participation interests and custodial receipts, for municipal securities which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Company nor the Adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

     Mortgage-Backed and Asset-Backed Securities. The Short-Term Bond, Intermediate Bond, U.S. Government Securities, Aggregate Bond, Bond IMMDEX(TM), Strategic Income, Balanced Income, Balanced Growth, Large Cap Growth and Science & Technology Funds may purchase residential and commercial mortgage-backed as well as other asset-backed securities (collectively called "asset-backed securities") that are secured or backed by automobile loans, installment sale contracts, credit card receivables or other assets and are issued by entities such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), commercial banks, trusts, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks and investment banks. These securities represent interests in pools of assets in which periodic payments of interest and/or principal on the securities are made, thus, in effect passing through periodic payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities.

     The average life of these securities varies with the maturities and the prepayment experience of the underlying instruments. The average life of a mortgage-backed instrument may be substantially less than the original maturity of the mortgages underlying the securities as the result of scheduled principal payments and mortgage prepayments. The rate of such mortgage prepayments, and hence the life of the certificates, will be a function of current market rates and current conditions in the relevant housing and commercial markets. In periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Fund will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. As a result, the relationship between mortgage prepayments and interest rates may give some high-yielding mortgage-related securities less potential for growth in value than non-callable bonds with comparable maturities. In calculating the average weighted maturity of each Fund, the maturity of asset-backed securities will be based on estimates of average life. There can be no assurance that these estimates will be accurate.

     There are a number of important differences among the agencies and instrumentalities of the U.S. government that issue mortgage-backed securities and among the securities that they issue. Mortgage-backed securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-backed securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of the principal and interest by FNMA. Mortgage-backed securities issued by the FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

     As stated in the Prospectuses for the Funds, mortgage-backed securities such as collateralized mortgage obligations ("CMOs") may be purchased. There are several types of mortgage-backed securities which provide the holder with a pro rata interest in the underlying mortgages, and CMOs which provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes and their relative payment rights may be structured in many ways. In many cases, however, payments of principal are applied to the CMO classes in order of their respective maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier maturity date are paid in full. The classes may include accrual certificates (also known as "Z-Bonds"), which do not accrue interest at a specified rate until other specified classes have been retired and are converted thereafter to interest-paying securities. They may also include planned amortization classes ("PACs") which generally require, within certain limits, that specified amounts of principal be applied to each payment date, and generally exhibit less yield and market volatility than other classes. Investments in CMO certificates can expose the Fund to greater volatility and interest rate risk than other types of mortgage-backed obligations. Prepayments on mortgage-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors.
The Short-Term Bond, Intermediate Bond and Bond IMMDEX(TM) Funds will invest less than 50% of their respective total assets in CMOs. The Strategic Income, Large Cap Growth and Science & Technology Funds will only purchase CMOs rated AAA by an NRSRO.

     The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected may reduce yield to maturity, while a prepayment rate that is slower than expected may have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments may increase, while slower than expected prepayments may decrease, yield to maturity. Moreover, asset-backed securities may involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). For example, credit card receivables are generally unsecured and may require the repossession of personal property upon the default of the debtor, which may be difficult or impracticable in some cases.

     Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, while the secondary market for asset-backed securities is ordinarily quite liquid, in times of financial stress the secondary market may not be as liquid as the market for other types of securities, which could result in a Fund experiencing difficulty in valuing, or liquidating such securities.

     In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans. Like other fixed-income securities, when interest rates rise the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities.

     Non-mortgage asset-backed securities do not have the benefit of the same security in the collateral as mortgage-backed securities. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to reduce the balance due on the credit cards.
Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that payments on the receivables together with recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

     The Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund may also invest in adjustable rate mortgage securities ("ARMs"). ARMs are actively traded, mortgage-backed securities representing interests in adjustable rather than fixed interest rate mortgages. These Funds invest in ARMs issued by GNMA, FNMA, and FHLMC.

     Unlike conventional bonds, ARMs pay back principal over the life of the ARMs rather than at maturity. Thus, holders of the ARMs would receive monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing payments on the underlying mortgages. At the time that a holder of the ARMs reinvests the payment and any unscheduled prepayments of principal that it receives, the holder may receive a rate of interest which is actually lower than the rate of interest paid on the existing ARMs. As a consequence, ARMs may be a less effective means of "locking in" long-term interest rates than other types of U.S. government securities.

     Not unlike other U.S. government securities, the market value of ARMs will generally vary inversely with changes in market interest rates. Thus, the market value of ARMs generally declines when interest rates rise and generally rises when interest rates decline.

     While ARMs generally entail less risk of a decline during periods of rapidly rising rates, ARMs may also have less potential for capital appreciation than other similar investments (e.g., investments with comparable maturities) because as interest rates decline, the likelihood increases that mortgages will be prepaid. Furthermore, if ARMs are purchased at a premium, mortgage foreclosures and unscheduled principal payments may result in some loss of a holder's principal investment to the extent of the premium paid. Conversely, if ARMs are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal would increase current and total returns and would accelerate the recognition of income, which would be taxed as ordinary income when distributed to shareholders.

     Variable Rate Medium Term Notes. The Short-Term Bond, Intermediate Bond, U.S. Government Securities, Aggregate Bond, Bond IMMDEX(TM), National Municipal Bond, Balanced Income, Balanced Growth and Growth & Income Funds may purchase variable rate medium term notes that provide for periodic adjustments in the interest rates. The adjustments in interest rates reflect changes in an index (which may be the Lehman Brothers 1-3 Year Government/Credit Bond Index, the Lehman Brothers Intermediate Government/Credit Bond Index or the Lehman Brothers Government/Credit Bond Index).

     Stripped U.S. Government Obligations. The U.S. Government Securities Fund, Aggregate Bond Fund, National Municipal Bond Fund, Equity Income Fund, Large Cap Growth Fund, International Growth Fund, Small Cap Core Equity Fund and Science & Technology Fund may hold stripped U.S. Treasury securities, including:
(1) coupons that have been stripped from U.S. Treasury bonds, which are held through the Federal Reserve Bank's book-entry system called "Separate Trading of Registered Interest and Principal of Securities" ("STRIPS"); (2) through a program entitled "Coupon Under Book-Entry Safekeeping" ("CUBES"); or (3) other stripped securities issued directly by agencies or instrumentalities of the U.S. Government. STRIPS and CUBES represent either future interest or principal payments and are direct obligations of the U.S. Government that clear through the Federal Reserve System. The Aggregate Bond, Large Cap Growth, International Growth, Small Cap Core Equity and Science & Technology Fund may also purchase U.S. Treasury and agency securities that are stripped by brokerage firms and custodian banks and resold in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRS") and "Certificates of Accrual on Treasury Securities" ("CATS"). Such securities may not be as liquid as STRIPS and CUBES and are not viewed by the staff of the SEC as U.S. Government securities for purposes of the 1940 Act.

     Additionally, each Continuing Fund may purchase participations in trusts that hold U.S. Treasury and agency securities (such as TIGRs and CATs) and also may purchase Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments of U.S. government obligations. These participations are issued at a discount to their "face value," and may (particularly in the case of stripped mortgage-backed securities) exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.

     Stripped coupons are sold separately from the underlying principal, which is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. Purchasers of stripped principal-only securities acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the Treasury Department sells itself. In the case of bearer securities (i.e., unregistered securities which are owned ostensibly by the bearer or holder), the underlying U.S. Treasury bonds and notes themselves are held in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of the U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities, such as the Funds, most likely will be deemed the beneficial holders of the underlying U.S. Government obligations for federal tax and securities law purposes.

     The U.S. Government does not issue stripped Treasury securities directly. The STRIPS program, which is ongoing, is designed to facilitate the secondary market in the stripping of selected U.S. Treasury notes and bonds into separate interest and principal components. Under the program, the U.S. Treasury continues to sell its notes and bonds through its customary auction process. A purchaser of those specified notes and bonds who has access to a book-entry account at a Federal Reserve bank, however, may separate the Treasury notes and bonds into interest and principal components. The selected Treasury securities thereafter may be maintained in the book-entry system operated by the Federal Reserve in a manner that permits the separate trading and ownership of the interest and principal payments.

     For custodial receipts, the underlying debt obligations are held separate from the general assets of the custodian and nominal holder of such securities, and are not subject to any right, charge, security interest, lien or claim of any kind in favor of or against the custodian or any person claiming through the custodian. The custodian is also responsible for applying all payments received on those underlying debt obligations to the related receipts or certificates without making any deductions other than applicable tax withholding. The custodian is required to maintain insurance for the protection of holders of receipts or certificates in customary amounts against losses resulting from the custody arrangement due to dishonest or fraudulent action by the custodian's employees. The holders of receipts or certificates, as the real parties in interest, are entitled to the rights and privileges of the underlying debt obligations, including the right, in the event of default in payment of principal or interest, to proceed individually against the issuer without acting in concert with other holders of those receipts or certificates or the custodian.

     Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which principal and interest is returned to investors. The Adviser will consider the liquidity needs of the Fund when any investments in zero coupon obligations or other principal-only obligations are made.

     Variable and Floating Rate Instruments. Subject to their respective investment limitations, each of the Tax-Exempt Intermediate Bond, Missouri Tax-Exempt Bond, National Municipal Bond, International Growth and Small Cap Core Equity Funds may purchase variable and floating rate obligations. If such instruments are unrated, they will be determined by the Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to investment grade. While there may be no active secondary market with respect to a particular variable or floating rate demand instrument purchased by a Fund, the Fund may (at any time or during specified periods not exceeding thirteen months, depending upon the instrument involved) demand payment in full of the principal of the instrument and has the right to resell the instrument to a third party. The absence of such an active secondary market, however, could make it difficult for a Fund to dispose of a variable or floating rate demand instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss with respect to such instruments. The International Growth Fund will invest in such instruments only when the Adviser (or Sub-Adviser) believes any risk of loss due to issuer default is minimal.

     With respect to the variable and floating rate instruments that may be acquired by the Funds, the Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instrument is subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument will usually be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Fund can recover payment of principal as specified in the instrument. Variable U.S. government obligations held by the Funds, however, will be deemed to have maturities equal to the period remaining until the next interest rate adjustment.

  The variable and floating rate demand instruments that the National Municipal Bond Fund may purchase include participations in municipal securities purchased from and owned by financial institutions, primarily banks. Participation interests provide the Fund with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed thirty days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Fund. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

     Options Trading. As stated in the Prospectuses, the Funds (with the exception of the Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund and Relative Value Fund) and the underlying funds of the Global Equity Fund may purchase or sell put and (with the exception of the Tax-Exempt Intermediate Bond
Fund) call options. Each of the Funds (or the underlying funds, as the case may
be) except the Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund and National Municipal Bond Fund may also write covered call options. The International Growth Fund may also write secured put options. Option purchases by each of the Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Strategic Income, Tax-Exempt Intermediate Bond, Balanced Income, Balanced Growth, Growth & Income, Equity Index, Large Cap Core Equity, Large Cap Growth, MidCap Index, MidCap Core Equity Science & Technology and MicroCap Funds will not exceed 5% of the respective Fund's net assets. Option purchases by each of the U.S. Government Securities, Aggregate Bond, International Growth and Small Cap Core Equity Funds will not exceed 10% of the respective Fund's net assets. The International Value Fund may purchase put and call options without limit. The International Growth Fund will not invest more than 5% of its total assets in initial margin deposits and premiums (including without limitation, puts, calls, straddles and spreads) and any combination thereof. Such options may relate to particular securities or to various indices and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. This is a highly specialized activity which entails greater than ordinary investment risks, including the complete loss of the amount paid as premiums to the writer of the option. Regardless of how much the market price of the underlying security or index increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than the underlying securities or indices, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities. In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple. The U.S. Government Securities, Aggregate Bond, International Growth and Small Cap Core Equity Funds will enter into such transactions only as a hedge against fluctuations in the value of securities which the Funds hold or intend to purchase.

     The Tax-Exempt Intermediate Bond Fund will only purchase put options on Municipal obligations, and will do so only to enhance liquidity, shorten the maturity of the related municipal security or permit the Fund to invest its assets at more favorable rates. The Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Strategic Income, Large Cap Growth, International Value, Global Equity (via the underlying funds), International Growth, Small Cap Core Equity and Science & Technology Funds will engage in unlisted over-the-counter options only with broker-dealers deemed creditworthy by the Adviser (or the Sub-Adviser). Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. A Fund bears the risk that the broker-dealer will fail to meet its obligations. There is no assurance that a liquid secondary trading market exists for closing out an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members who fail to perform in connection with the purchase or sale of options. The Equity Income Fund and Small Cap Index Fund will invest only in options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 10% of each Fund's net assets.

     A call option gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security or index at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A put option gives the purchaser the right to sell the underlying security or index at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security or index. Put and call options purchased by a Fund will be valued at the last sale price or, in the absence of such a price, at the mean between bid and asked prices.

     Each Fund may purchase put options on portfolio securities at or about the same time that it purchases the underlying security or at a later time. By buying a put, a Fund limits its risk of loss from a decline in the market value of the security until the put expires. Any appreciation in the value of and yield otherwise available from the underlying security, however, will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Call options may be purchased by a Fund in order to acquire the underlying security at a later date at a price that avoids any additional cost that would result from an increase in the market value of the security. A call option may also be purchased to increase a Fund's return to investors at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a purchased put or call option may be sold in a "closing sale transaction" (a sale by a Fund, prior to the exercise of the option that it has purchased, of an option of the same series), and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

     In addition, each Fund (with the exception of the Tax-Exempt Intermediate Bond Fund) may sell covered call options listed on a national securities exchange. Such options may relate to particular securities or to various indices. (In the case of the Equity Index and MidCap Index Funds, such options will relate only to stock indices and in the case of the U.S. Government Securities, Aggregate Bond, International Growth and Small Cap Core Equity Funds, such options will only relate to particular securities owned by a Fund or which it has the right to acquire.) All options written by the Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund must be covered options. (In the case of the Small Cap Index Fund, such options will relate only to stock indices.) A call option on a security is covered if a Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as required are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. A call option on an index is covered if a Fund maintains with its custodian cash or cash equivalents equal to the contract value. A call option is also covered if a Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or
(ii) greater than the exercise price of the call written provided the difference is maintained by a Fund in cash or cash equivalents in a segregated account with its custodian. The aggregate value of Fund assets subject to covered options written by each of the following Funds will not exceed the percentage of the value of the respective Fund's net assets during the current year set forth below.

                                                       Maximum percentage
                                                    of net assets which may
               Fund                              be subject to covered options
               ----                             --------------------------------
               Short-Term Bond                                 5%
               Intermediate Bond                               5%
               U.S. Government Securities                     25%
               Aggregate Bond                                 25%
               Bond IMMDEX(TM)                                 5%
               Strategic Income                               20%
               Balanced Income                                 5%
               Balanced Growth                                25%
               Growth & Income                                 5%
               Equity Income                                  25%
               Equity Index                                    5%
               International Growth                           25%
               MidCap Index                                    5%
               Small Cap Index                                25%
               Small Cap Core Equity                          25%
               MicroCap                                        5%

     The International Value Fund may write call options on securities and on various stock indices which will be traded on a recognized securities or futures exchange or over the counter and during the current year the aggregate value of the Fund's assets subject to options written by the Fund will not exceed 5% of the value of its net assets.

     Investments in put and call options may not exceed 5% of assets of each of the Strategic Income Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology Fund, represented by the premium paid, and will only relate to specific securities (or groups of specific securities) in which the respective Fund may invest.

     A Fund's obligation under a covered call option written by it may be terminated prior to the expiration date of the option by the Fund executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security or index, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new option containing different terms. The cost of such a liquidation purchase plus transactions costs may be greater than the premium received upon the original option, in which event a Fund will have incurred a loss in the transaction. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered call option writer, unable to effect a closing purchase transaction, will not be able to sell an underlying security until the option expires or the underlying security is delivered upon exercise with the result that the writer in such circumstances will be subject to the risk of market decline during such period. A Fund will write an option on a particular security only if the Adviser believes that a liquid secondary market will exist on an exchange for options of the same series which will permit the Fund to make a closing purchase transaction in order to close out its position.

     By writing a covered call option on a security, a Fund foregoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit, and it is not able to sell the underlying security until the option expires or is exercised or the Fund effects a closing purchase transaction by purchasing an option of the same series. Except to the extent that a written call option on an index is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of securities held by the Fund during the period the option was outstanding. The use of covered call options will not be a primary investment technique of the

Funds. When a Fund writes a covered call option, an amount equal to the net premium (the premium less the commission) received by the Fund is included in the liability section of the Fund's statement of assets and liabilities. The amount of the liability will be subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if the Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the liability related to such option will be eliminated. Any gain on a covered call option on a security may be offset by a decline in the market price of the underlying security during the option period. If a covered call option on a security is exercised, the Fund may deliver the underlying security held by it or purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Fund will realize a gain or loss. Premiums from expired options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are short-term capital losses.

     The Large Cap Growth Fund, International Value Fund and Science & Technology Fund each may also write (i.e., sell) covered put options on securities and various securities indices. The writer of a put incurs an obligation to buy the security underlying the option from the purchaser of the put at the exercise price at any time on or before the termination date, at the purchaser's election (certain options the Fund writes will be exercisable by the purchaser only on a specific date). Generally, a put is "covered" if the Fund maintains cash, U.S. government securities or other liquid high grade debt obligations equal to the exercise price of the option or if the Fund holds a put on the same underlying security with a similar or higher exercise price. By writing a covered put option on a security, the Fund receives a premium for writing the option, however, the Fund assumes the risk that the value of the security will decline before the exercise date in which event, the Fund may incur a loss in excess of the premium received when the put is exercised.

     As noted previously, there are several risks associated with transactions in options on securities and indices. These risks include: (i) an imperfect correlation between the change in market value of the securities the Fund holds and the prices of options relating to the securities purchased or sold by the Fund; and (ii) the possible lack of a liquid secondary market for an option. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and a transaction may be unsuccessful to some degree because of market behavior or unexpected events.

     Futures Contracts And Related Options. The Adviser may determine that it would be in the best interest of the Global Equity Fund (via the underlying funds) and each of the other Funds (except the Tax-Exempt Intermediate Bond, Missouri Tax-Exempt Bond, National Municipal Bond and Relative Value Funds) to purchase or sell futures contracts, or options thereon, as a hedge against changes resulting from market conditions in the value of the securities held by a Fund, or of securities which it intends to purchase, to maintain liquidity, to have fuller exposure to price movements in the respective stock or bond index or to reduce transaction costs. For example, a Fund may enter into transactions involving a bond or stock index futures contract, which is a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the securities included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying bonds or stocks in the index is made. The Adviser may also determine that it would be in the interest of a Fund to purchase or sell interest rate futures contracts, or options thereon, which provide for the future delivery of specified fixed-income securities. The International Value Fund may engage in foreign futures and options (see "Foreign

Futures and Options on Futures"). In addition, the Equity Index Fund, MidCap Index Fund and Small Cap Index Fund may purchase and sell futures and related options to maintain cash reserves while simulating full investment in the stocks underlying the S&P 500 Index, S&P MidCap 400 Index and S&P SmallCap 600 Index, respectively, to keep substantially all of their assets exposed to the market (as represented by the S&P 500 Index, S&P MidCap 400 Index and S&P SmallCap 600 Index, respectively), and to reduce transaction costs. The International Value Fund will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade or similar entity, or in the case of futures options, for which an established over-the-counter market exists. The Sub-Adviser of the International Value Fund anticipates engaging in transactions from time to time in foreign stock index futures such as the ALL-ORDS (Australia), CAC-40 (France), TOPIX (Japan) and the FTSE-100 (United Kingdom).

     Risks associated with the use of futures contracts and options on futures include: (a) imperfect correlation between the change in market values of the securities held by a Fund and the prices of related futures contracts and options on futures purchased or sold by the Fund; and (b) the possible lack of a liquid secondary market for futures contracts (or related options) and the resulting inability of a Fund to close open futures positions, which could have an adverse impact on the Fund's ability to hedge.

     Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Fund has insufficient cash, it may have to sell portfolio holdings to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to effectively hedge.

     Successful use of futures by the Fund is also subject to the Investment Adviser's (or Sub-Adviser's) ability to correctly predict movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. In addition, in some situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

     The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the
transaction costs, if the contract were closed out.   Thus, a purchase or sale
of a futures contract may result in losses in excess of the amount invested in the contract.

     Utilization of futures transactions by a Fund involves the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract of related option.

     Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

     The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments. Neither the Equity Income nor the Small Cap Index Funds will purchase or sell futures contracts (or related options thereon) for hedging purposes if, immediately after purchase, the aggregate initial margin deposits and premiums paid by a Fund on its open futures and options positions exceeds 5% of the liquidation value of the Fund, after taking into account any unrealized profits and unrealized losses on any such futures or related options contracts into which it has entered.

     Each Fund's commodities transactions must constitute bona fide hedging or other permissible transactions pursuant to regulations promulgated by the Commodities and Futures Trading Commissions ("CFTC"). In addition, a Fund may not engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of its assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the percentage limitation. In connection with a futures transaction, unless the transaction is covered in accordance with SEC positions, the Fund will maintain a segregated account with its custodian or sub-custodian consisting of cash or liquid high grade debt securities to the entire amount at risk (less margin deposits) on a continuous basis. The Company intends to comply with the regulations of the CFTC exempting the Fund from registrations as a "commodity pool operator."

     To minimize risks, the Strategic Income Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology Fund may not purchase or sell futures contracts or related options if immediately thereafter the sum of the amount of margin deposits on the Fund's existing futures position and premiums paid for related options would exceed 5% of the market value of the Fund's total assets after taking into account the unrealized profits and losses on those contracts it has entered into. In the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in computing such 5%. The Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Growth & Income, International Growth and Small Cap Core Equity Funds each intends to limit its transactions in futures contracts and related options so that not more than 5% of such Fund's respective net assets are at risk. The Equity Index Fund, International Value Fund and MidCap Index Fund intend to limit their transactions in futures contracts so that not more than 10%, 10% and 25% of each Fund's respective net assets are at risk. For a more detailed description of futures contracts and futures options, including a discussion of the limitations imposed by federal tax law, see Appendix B.

     Zero Coupon Bonds. The Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Strategic Income, U.S. Government Securities, Aggregate Bond, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Relative Value, International Growth, Small Cap Index, Small Cap Core Equity and Science & Technology Funds may invest in zero coupon obligations. Zero coupon obligations have greater price volatility than coupon obligations and will not result in the payment of interest until maturity, provided that a Fund will purchase such zero coupon obligations only if the likely relative greater price volatility of such zero coupon obligations is not inconsistent with the Fund's investment objective. Although zero coupon securities pay no interest to holders prior to maturity, interest on these securities is reported as income to a Fund and distributed to its shareholders. These distributions must be made from a Fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. Additional income producing securities may not be able to be purchased with cash used to make such distributions and its current income ultimately may be reduced as a result.

     Zero coupon securities may include U.S. Treasury bills issued directly by the U.S. Treasury or other short-term debt obligations, and longer-term bonds or notes and their unmatured interest coupons which have been separated by their holder, typically a custodian bank or investment brokerage firm. See the discussion under "Stripped Securities" below for more information.

     Convertible Securities. The Aggregate Bond, Strategic Income, Balanced Income, Balanced Growth, Growth & Income, Equity Income, Relative Value, Large Cap Core Equity, Large Cap Growth, International Value, International Growth, MidCap Core Equity, Small Cap Index, Small Cap Core Equity, Science & Technology and MicroCap Funds may hold convertible securities subject to their respective investment limitations. Convertible securities entitle the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In investing in convertibles, a Fund is looking for the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock.

     With respect to the Balanced Income, Balanced Growth, Growth & Income, Large Cap Core Equity, International Value, MidCap Core Equity and MicroCap Funds, during normal market conditions, no more than 5% of a Fund's net assets will be purchased or held in convertible or other securities that: (1) are not rated investment grade at the time of purchase by S&P, Moody's or other nationally recognized rating agencies; (2) are unrated and have not been determined by the Adviser (or Adviser and Sub-Adviser with regard to the International Value Fund) to be of comparable quality to a security rated investment grade; or (3) in the case of the International Value Fund, have not received the foreign equivalent of investment grade by a rating agency recognized in the local market and determined to be of comparable quality by the Adviser and Sub-Adviser. With respect to the Aggregate Bond Fund, the Fund may not purchase convertible or other securities that: (1) are not rated investment grade at the time of purchase by S&P, Moody's or other nationally recognized rating agencies; or (2) are unrated and have not been determined by the Adviser to be of comparable quality to a security rated investment grade.

     Securities rated below investment grade are predominantly speculative and are commonly referred to as junk bonds. To the extent a Fund purchases convertibles rated below investment grade or convertibles that are not rated, a greater risk exists as to the timely repayment of the principal of, and the timely payment of interest or dividends on, such securities. Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below a minimum rating for purchase by the Fund. The Adviser (and Sub-Adviser for the International Value and International Growth Funds) will consider such an event in determining whether a Fund should continue to hold the security. With respect to the Aggregate Bond, Balanced Income, Balanced Growth, Growth & Income, Large Cap Core Equity, International Value, MidCap Core Equity and MicroCap Funds, the Adviser (and Sub-Adviser for the International Value
Fund) will sell promptly any securities that are non-investment grade as a result of these events and that exceed 5% of a Fund's net assets.

     As described in the Prospectuses, the Funds may invest a portion of their assets in convertible securities that are rated below investment grade.

     Rights and Warrants. The Strategic Income, Balanced Income, Balanced Growth, Growth & Income, Equity Income, Large Cap Core Equity, Large Cap Growth, International Value, Global Equity (via the underlying funds), International Growth, MidCap Core Equity, Small Cap Index, Small Cap Core Equity, Science & Technology, and MicroCap Funds may purchase warrants and similar rights, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at the specified price during a specified period of time. Warrants basically are options to purchase equity securities at a specific price valid for a specific period of time. They do not represent ownership of the securities, but only the right to buy them. They have no voting rights, pay no dividends and have no rights with respect to the assets of the company issuing them. Warrants differ from call options in that warrants are issued by the issuer of the security which may be purchased on their exercise, whereas call options may be written or issued by anyone. The prices of warrants do not necessarily move parallel to the prices of the underlying securities.

     The purchase of warrants involves the risk that a Fund could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. During normal market conditions, no more than 5% of each Fund's net assets will be invested in warrants. This 5% limit includes warrants that are not listed on any stock exchange, and such warrants are limited to 2% of the Equity Income, International Value and Small Cap Index Funds' net assets. Warrants acquired by the Equity Income, International Value and Small Cap Index Funds in units or attached to securities are not subject to these limits.

     Guaranteed Investment Contracts. The Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM) and Strategic Income Funds may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Pursuant to such contracts, a Fund makes cash contributions to a separate account of the insurance company which has been segregated from the general assets of the issuer. The insurance company then pays to the Fund at the end of the contract an amount equal to the cash contributions adjusted for the total return of an index. A GIC is a separate account obligation of the issuing insurance company. A Fund will only purchase GICs from issuers which, at the time of purchase, are rated A or higher by Moody's or S&P, have assets of $1 billion or more and meet quality and credit standards established by the Adviser. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Therefore, GICs are considered by the Fund to be subject to the 10% limitation on illiquid investments. Generally, a GIC allows a purchaser to buy an annuity with the money accumulated under the contract; however, a Fund will not purchase any such annuities.





       Exchange-Traded Index Securities including the Standard and Poor's Depository Receipts, Standard and Poor's MidCap 400 Depository Receipts and the Dow Industrial DIAMONDS. The Equity Income, Large Cap Growth, International Growth, MidCap Index, MidCap Core Equity, Small Cap Index, Small Cap Core Equity and Science & Technology Funds may invest in exchange-traded index securities that are designed to replicate the composition and performance of particular indices. Exchange-traded index securities which the Funds may invest in includes, among other securities, Standard and Poor's Depository Receipts ("SPDRS"), Standard and Poor's MidCap 400 Depository Receipts ("MidCap SPDRS") and the Dow Industrial Average Instruments ("DIAMONDS"). SPDRs represent ownership in the SPDR trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to track the performance and dividend yield of the S&P 500. MidCap SPDRs represent ownership in the MidCap SPDR trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to track the performance and dividend yield of the Standard & Poor's MidCap 400 Index. DIAMONDS represent ownership in the DIAMONDS trust, a long-term unit investment trust which holds a portfolio of common stocks that is intended to track the performance and yield of the Dow Jones Industrial Average. Because investments in SPDRs, MidCap SPDRs and DIAMONDS represent investments in unit investment trusts, such investments are subject to the 1940 Act's limitations on investments in other investment companies.

     Exchange-traded index securities generally trade on the American Stock Exchange and involve the same risks associated with a direct investment in the types of securities included in the indices such products are designed to track. There is no assurance that the trading price of an exchange-traded index security will be equal to the underlying value of the securities it holds, or that the underlying securities will accurately replicate the index. Furthermore, these securities generally bear operational expenses. To the extent that a portfolio invests in these securities, that portfolio must bear these expenses in addition to the expenses of its own operation. Investments in exchange-traded index securities may constitute investment in other investment companies and may, therefore, be subject to any applicable restrictions.

     The Small Cap Index Fund may invest in any index-based depository receipt in lieu of investment in the actual securities that are listed in its index.

     Derivatives Risk. The Science & Technology Fund may invest in derivatives. The term derivative covers a wide number of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to or otherwise not react in tandem with interest rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms. Loss may result from the Fund's investment in options, futures, swaps, structured securities and other derivative instruments that may be leveraged. The Fund may use derivatives to: increase yield; hedge against a decline in principal value; invest with greater efficiency and lower cost than is possible through direct investment; adjust the Fund's duration; or provide daily liquidity.

     Hedging is the use of one investment to offset the effects of another investment. To the extent that a derivative is used as a hedge against an opposite position that the Fund also holds, a loss generated by the derivative should by substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedging also involves correlation risk - the risk that changes in the value of a hedging instrument may not match those of the asset being hedged.

     To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.




     Subject to its investment limitations, the Missouri Tax-Exempt Bond Fund may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of the Fund's assets will be invested in such securities during the current year. A number of different structures have been used. For example, interests in long-term fixed-rate municipal securities, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying municipal securities to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal securities are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal security at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Fund may hold tax-exempt derivatives, such as participation interests and custodial receipts, for municipal securities which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Company nor the Adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

     Synthetics. The Science & Technology Fund may invest in synthetic securities. Synthetic securities are a form of securities where fixed rate bonds of a single state or municipal issuer are deposited in a trust by a sponsor and interests in the trust are sold to investors. The use of synthetic securities exposes the Fund to additional risks and transaction losses. Furthermore, synthetic securities are subject to the greater risks inherent in bond investing (i.e., varying interest rates and credit quality rating).

     Small Companies and Unseasoned Issuers. Small companies in which the Funds may invest may have limited product lines, markets, or financial resources, or may be dependent upon a small management group, and their securities may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities are typically traded in lower volume and because the issuers are typically subject to a greater degree of change in their earnings and prospects.

     Companies in which the MicroCap Fund primarily invests will include those that have limited product lines, markets, or financial resources, or are dependent upon a small management group. In addition, because these stocks are not well known to the investing public, do not have significant institutional ownership, and are followed by relatively few securities analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by the Funds. Historically small capitalization stocks have been more volatile in price than larger capitalization stocks. Among the reasons for the greater price volatility of these small company stocks are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, the greater sensitivity of small companies to changing economic conditions and the fewer market makers and the wider spreads between quoted bid and asked prices which exist in the over-the-counter market for such stocks. Besides exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks. Small company stocks may decline in price as large company stocks rise, or rise in price as large company stocks decline. Investors should therefore expect that the Funds will be more volatile than, and may fluctuate independently of, broad stock market indices such as the S&P 500 Index.





     Securities of unseasoned companies, that is, companies with less than three years of continuous operation, which present risks considerably greater than do common stocks of more established companies, may be acquired from time to time by the Large Cap Growth Fund, MidCap Core Equity Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund when the Adviser believes such investments offer possibilities of attractive capital appreciation.

     Real Estate Investment Trusts. The Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund may invest in equity or mortgage real estate investment trusts (REITs) that together produce income. A real estate investment trust is a managed portfolio of real estate investments. Regarding the Funds' asset allocation policy, real estate of domestic issuers will not be considered domestic equity securities. REITs will be diversified by geographic location and by sector (such as shopping malls, apartment building complexes and health care facilities). An equity REIT holds equity positions in real estate and provides its shareholders with income from the leasing of its properties and capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties and passes any interest income earned to its shareholders.

     Risks associated with real estate investments include the fact that equity and mortgage real estate investment trusts are dependent upon management skill and are not diversified, and are, therefore, subject to the risk of financing single projects or unlimited number of projects. They are also subject to heavy cash flow dependency, defaults by borrowers, and self-liquidation. Additionally, equity real estate investment trusts may be affected by any changes in the value of the underlying property owned by the trusts, and mortgage real estate investment trusts may be affected by the quality of any credit extended. The investment adviser seeks to mitigate these risks by selecting real estate investment trusts diversified by sector (shopping malls, apartment building complexes and health care facilities) and geographic location.

Other Investment Considerations - International Value Fund

     High Risk Debt Securities ("Junk Bonds"). As stated in the International Value Fund's Prospectuses, the Fund may invest up to 5% of its net assets in non-investment grade debt securities. Debt securities rated below Baa by Moody's or BBB by S&P, or of comparable quality, are considered below investment grade. Non-investment grade debt securities ("high risk debt securities") may include:
(i) debt not in default but rated as low as C by Moody's, S&P, or Fitch, Inc. ("Fitch"); (ii) commercial paper rated as low as C (or D if in default) by S&P or Fitch, or Not Prime by Moody's; and (iii) unrated debt securities of comparable quality. The Fund may also buy debt in default (rated D by S&P or Fitch, or of comparable quality) and commercial paper in default (rated D by S&P or Fitch, Not Prime by Moody's, or of comparable quality). Such securities, while generally offering higher yields than investment grade securities with similar maturities, involve greater risks, including the possibility of (or actual) default or bankruptcy. They are regarded as predominantly speculative with respect to the issue's capacity to pay interest and repay principal.

     The market for high risk debt securities is relatively new and its growth has paralleled a long economic expansion. It is not clear how this market would withstand a prolonged recession or economic downturn, which could severely disrupt this market and adversely affect the value of such securities.

     Market values of high risk debt securities tend to reflect individual corporate developments to a greater extent, and tend to be more sensitive to economic conditions, than do higher rated securities. As a result, high risk debt securities generally involve more credit risks than higher rated debt. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of high risk debt may experience financial stress and may not have sufficient revenues to meet their payment obligations.




An issuer's ability to service its debt obligations may also be adversely affected by specific corporate developments, its own inability to meet specific projected business forecasts, or unavailability of additional financing. The risk of loss due to default by an issuer is significantly greater for high risk debt than for higher rated debt because the high risk debt is generally unsecured and often subordinated.

     If the issuer of high risk debt defaulted, the International Value Fund might incur additional expenses in seeking recovery. Periods of economic uncertainty and changes would also generally result in increased volatility in the market prices of these securities and thus in the Fund's net asset value.

     If the Fund invested in high risk debt experiences unexpected net redemptions in a rising interest rate market, it may be forced to liquidate a portion of its portfolio without regard to their investment merits. Due to the limited liquidity of high risk debt securities, the Fund may be forced to liquidate these securities at a substantial discount. Any such liquidation would reduce the Fund's asset base over which expenses could be allocated and could result in a reduced rate of return for the Fund.

     During periods of falling interest rates, issuers of high risk debt securities that contain redemption, call or prepayment provisions are likely to redeem or repay the securities and refinance with other debt at a lower interest rate. If the Fund holds debt securities that are refinanced or otherwise redeemed, it may have to replace the securities with a lower yielding security, which would result in a lower return.

     Credit ratings evaluate safety of principal and interest payments, but do not evaluate the market value risk of high risk securities and, therefore, may not fully reflect the true risks of an investment. In addition, rating agencies may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Investments in high risk securities will depend more heavily on the Sub-Adviser's credit analysis than investment-grade debt securities. The

Adviser (or the Sub-Adviser) will monitor the Fund's investments and evaluate whether to dispose of or retain high risk securities whose credit quality may have changed.

     The Fund may have difficulty disposing of certain high risk securities with a thin trading market. Not all dealers maintain markets in all these securities, and for many such securities there is no established retail secondary market. The Adviser (or the Sub-Adviser) anticipates that such securities may be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as that for higher-rated securities; a lack of a liquid secondary market may adversely affect the market price of a security, which may in turn affect the Fund's net asset value and ability to dispose of particular securities in order to meet liquidity needs or to respond to a specific economic event, or may make it difficult for the Fund to obtain accurate market quotations for valuation purposes. Market quotations on many high risk securities may be available only from a limited number of dealers and may not necessarily represent firm bids or prices for actual sales. During periods of thin trading, the spread between bid and asked prices is likely to increase significantly, and adverse publicity and investor perceptions (whether or not based on fundamental analysis) may decrease the value and liquidity of a high risk security.

     Legislation has from time to time been or may be proposed that is designed to limit the use of certain high risk debt. It is not possible to predict the effect of such legislation on the market for high risk debt. However, any legislation that may be proposed or enacted could have a material adverse effect on the value of these securities, the existence of a secondary trading market for the securities and, as a result, the Fund's net asset values.

     Sovereign Debt. The International Value Fund may invest up to 5% of its net assets in obligations of foreign countries and political entities ("Sovereign Debt"), which may trade at a substantial discount from face value. The Fund may hold and trade Sovereign Debt of emerging market countries in appropriate circumstances and to participate in debt conversion programs. Emerging country Sovereign Debt involves a high degree of risk, is generally lower-quality debt, and is considered speculative in nature. The issuer or governmental authorities that control Sovereign Debt repayment ("Sovereign Debtor") may be unable or unwilling to repay principal or interest when due in accordance with the terms of the debt. A Sovereign Debtor's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the Sovereign Debtor's policy towards the International Monetary Fund (the "IMF'') and the political constraints to which the Sovereign Debtor may be subject. Sovereign Debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearage on their debt. The commitment of these third parties to make such disbursements may be conditioned on the Sovereign Debtor's implementation of economic reforms or economic performance and the timely service of the debtor's obligations. The Sovereign Debtor's failure to meet these conditions may cause these third parties to cancel their commitments to provide funds to the Sovereign Debtor, which may further impair the debtor's ability or willingness to timely service its debts. In certain instances, the Fund may invest in Sovereign Debt that is in default as to payments of principal or interest. The Fund holding non-performing Sovereign Debt may incur additional expenses in connection with any restructuring of the issuer's obligations or in otherwise enforcing its rights thereunder.

     Brady Bonds. The International Value Fund may invest up to 5% of its net assets in Brady Bonds as part of its investment in Sovereign Debt of countries that have restructured or are in the process of restructuring their Sovereign Debt pursuant to the Brady Plan.

     Brady Bonds are issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external indebtedness. The Brady Plan contemplates, among other things, the debtor nation's adoption of certain economic reforms and the exchange of commercial bank debt for newly issued bonds. In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as the World Bank or IMF. The World Bank or IMF supports the restructuring by providing funds pursuant to loan agreements or other arrangements that enable the debtor nation to collateralize the new Brady Bonds or to replenish reserves used to reduce outstanding bank debt. Under these loan agreements or other arrangements with the World Bank or IMF, debtor nations have been required to agree to implement certain domestic monetary and fiscal reforms. The Brady Plan sets forth only general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors.

     Brady Bonds are recent issues and do not have a long payment history. Agreements implemented under the Brady Plan are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors. As a result, each country offers different financial packages. Options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, bonds issued at a discount of face value of such debt, and bonds bearing an interest rate that increases over time and the advancement of the new money for bonds. The principal of certain Brady Bonds has been collateralized by U.S. Treasury zero coupon bonds with a maturity equal to the final maturity of the Brady Bonds. Collateral purchases are financed by the IMF, World Bank and the debtor nation's reserves. Interest payments may also be collateralized in part in various ways.

     Brady Bonds are often viewed as having three or four valuation components:
(i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds can be viewed as speculative.

Other Investment Considerations - Global Equity Fund

     Investing in mutual funds involves risk. This risk may be increased when investing in the Global Equity Fund because the Fund invests in a number of underlying mutual funds. Moreover, investing through the Fund in an underlying portfolio of mutual funds involves certain additional expenses and certain tax results that would not be present in a direct investment in the underlying funds.

     The Fund's investment strategy of investing in the shares of other international equity funds is designed (but not guaranteed) to reduce the risk associated with investing in a single underlying fund with a single manager. Holding a diversified portfolio of international equity funds also may provide access to a wider range of management talent, companies, industries, countries and markets than would be available through any one underlying fund. International securities and markets are subject to currency rate fluctuations and potentially greater price volatility and liquidity considerations than U.S. securities. Investors have historically sought to reduce these risks through multi-country diversification. The Fund is designed to give shareholders a single investment that offers broad international diversification.

     The 1940 Act provides that the Fund may not purchase the securities of an underlying fund, if, as a result, the Fund, together with any of its affiliates, would own more than 3% of the total outstanding securities of that underlying fund. For this purpose, shares of underlying funds held by private discretionary investment advisory accounts managed by the adviser will be aggregated with those held by the Fund. Thus, the Fund's ability to invest in shares of certain underlying funds could be restricted and the adviser may have to select alternative investments. Accordingly, when affiliated persons and other accounts managed by the adviser hold shares of any of the underlying funds, the Fund's ability to invest fully in shares of those Funds is restricted. The Adviser must then, in some instances, select alternative investments that would not have been its first preference. By investing in the Fund, shareholders would bear not only the Fund's total operating expenses, but the operating expenses of the underlying funds as well.

     The 1940 Act also provides that, when the Fund invests in shares of an underlying fund, the underlying fund will be obligated to redeem shares held by the Fund only in an amount up to 1% of the underlying fund's outstanding securities during any period of less than 30 days. Therefore, if the Fund owns more than 1% of an underlying fund's outstanding securities, the portion of the investment exceeding 1% may be considered illiquid and, when added together with other such illiquid securities, cannot exceed 15% of the Fund's net assets. These limitations are not fundamental investment policies and may be changed by the Board of Directors without shareholder approval.

     Under certain circumstances, an underlying fund may decide to make a redemption payment by the Fund wholly or partly by an in-kind distribution of securities from its portfolio, in lieu of cash, in conformity with the rules of the SEC. In such cases, the Fund may hold portfolio securities distributed by an underlying fund until the adviser determines that it is appropriate to dispose of such securities.

     Investment decisions by the investment advisers of the underlying funds are made independently of each other and of the Fund and the Adviser. Therefore, the investment adviser of one underlying fund may be purchasing shares of the same issuer whose shares are being sold by the investment adviser of another such fund. The result of this would be an indirect expense to the Fund without accomplishing any investment purpose.





     The Fund may purchase shares of both load and no-load underlying funds (including those with a contingent deferred sales charge). However, in most cases, the Fund anticipates purchasing fund shares without a sales load or qualifying for a reduction or waiver of any sales load because of the amount it intends to invest in the underlying fund.

     Although the Fund will normally invest in open-end management investment companies, it also may invest in closed-end management investment companies and/or unit investment trusts. Unlike open-end funds that offer and sell their shares at net asset value plus any applicable sales charge, the shares of closed-end funds and unit investment trusts may trade at a market value that represents a premium, discount or spread to net asset value.

     Under the 1940 Act, a mutual fund must sell its shares at the price (including sales load, if any) described in its prospectus, and current rules under the 1940 Act do not permit negotiation of sales charges. Therefore, the Fund currently is not able to negotiate the level of the sales charges at which it will purchase shares of load funds. In some cases, the sales load may be as great as 8.5% of the public offering price (or 9.29% of the net amount invested). Nevertheless, when appropriate, the Fund will purchase such shares pursuant to

     (a) letters of intent, permitting it to obtain reduced or no sales charges by aggregating its intended purchases over time (generally 13 months from the initial purchase under the letter);

     (b) rights of accumulation, permitting it to obtain reduced or no sales charges as it purchases additional shares of an underlying fund; and

     (c) the right to obtain reduced or no sales charges by aggregating its purchases of several funds within a family of mutual funds.

     As an operational policy, the Fund invests substantially all of its assets in international funds subject to investments as otherwise described in the Fund's prospectus. To the extent that the Fund's assets are invested in underlying funds, its investment experience will correspond directly with that of its proportionate investment in those funds. This strategy also involves certain additional expenses and certain tax results that would not be present in a direct investment in mutual funds. Federal law imposes certain limits on the purchases of mutual fund shares by the Fund. The Fund may purchase shares of no-load funds available without a transaction fee and shares of mutual funds that charge sales loads and/or pay their own distribution expenses. Each underlying fund provides a prospectus and other disclosure documents to the Fund. These documents are also available to Fund shareholders directly from the underlying fund.

     The Adviser will attempt to identify and select a varied portfolio of international equity funds which represents the greatest long-term capital growth potential based on the Adviser's analysis of many factors. The selection of international equity funds may include international equity funds that invest primarily in emerging markets or focus their investments on geographic regions (provided they invest in at least three countries other than the United States). Underlying funds may also concentrate their investments in a single industry.

     If an underlying fund maintains its assets abroad, its board of directors must consider at least annually whether maintaining the underlying fund's assets with custodians in foreign countries is consistent with the best interests of the underlying fund and its shareholders. The underlying fund's board of directors also must consider the degree of risk involved through the holding of portfolio securities in domestic and foreign securities depositories. However, in the absence of willful misfeasance, bad faith or gross negligence, any losses resulting from the holding of an underlying fund'smportfolio securities in foreign countries and/or with foreign custodians or securities depositories will be at the risk of shareholders, unless the losses are insured. No assurance can be given that the underlying fund's board of directors' appraisal of the risks will always be correct or that such exchange control restrictions or political acts of foreign governments might not occur.

     Securities that are acquired by an underlying fund outside the United States and that are publicly traded in the United States on a foreign securities exchange or in a foreign securities market are not considered by the underlying fund to be illiquid assets provided that:

     (i) the underlying fund acquires and holds the securities with the intention of reselling the securities in the foreign trading market,

     (ii) the underlying fund reasonably believes it can readily dispose of the securities in the foreign trading market or for cash in the United States, or

     (iii) foreign market and current market quotations are readily available.

     Investments may be in securities of foreign issuers, whether located in developed or undeveloped countries. Investments in foreign securities where delivery takes place outside the United States will have to be made in compliance with any applicable U.S. and foreign currency restrictions and tax laws (including laws imposing withholding taxes on any dividend or interest income) and laws limiting the amount and types of foreign investments. Changes of government administrations or economic or monetary policies in the United States or abroad, or changed circumstances regarding convertibility or exchange rates, could result in investment losses for the underlying fund.

     The following is a description of the securities in which the underlying funds may invest. Although many of the underlying funds may have the same or similar investment policies as the Fund, they are not required to do so.


Securities of Foreign Issuers

     An underlying fund may invest up to 100% of its total assets in the equity securities of foreign issuers, including international stocks. Foreign companies around the world (excluding the United States) issue international stocks. Investing in non-U.S. securities carries substantial risks in addition to those associated with domestic investments.

     An underlying fund may also invest in equity or debt securities of foreign issuers traded on the New York or American Stock Exchanges or in the over-the-counter market in the form of sponsored or unsponsored American Depository Receipts ("ADRs"), Global Depository Receipts ("GDRs"), and European Depository Receipts ("EDRs") (collectively, "Depository Receipts").

     The Fund's investment approach of investing, through underlying funds, in foreign securities is based on the premise that investing in non-U.S. securities provides three potential benefits over investing solely in U.S. securities:

     1. the opportunity to invest in foreign issuers believed to have superior growth potential;

     2. the opportunity to invest in foreign countries with economic policies or business cycles different from those of the U.S.; and




     3. the opportunity to reduce portfolio volatility to the extent that securities markets inside and outside the U.S. do not move in harmony.

     The underlying funds in which the Fund invests may also take advantage of the unusual opportunities for higher returns available from investing in developing or emerging market countries. Underlying funds may invest without limit in emerging market countries. A developing or emerging market country generally is considered to be in the initial stages of industrialization. Furthermore, the Adviser considers emerging market countries to be all countries considered by the International Bank for Reconstruction and Development (more commonly known as the World Bank) and the International Finance Corporation, as well as countries that are classified by the United Nations or otherwise regarded by their authorities, as developing. Investments in developing countries are more volatile and risky than investments in developed countries.

     To the extent that the Fund invests in underlying funds that invest primarily in the securities of a single country, any political, economic or regulatory developments affecting the value of the securities in the underlying fund's portfolio will have a greater impact on the total value of the portfolio than would be the case if the portfolio were diversified among the securities of more countries.

     The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Further, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.

     Prior governmental approval for foreign investments may be required under certain circumstances in some countries, or in issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and domestic companies may be subject to limitation. The charters of individual companies may also impose foreign ownership to prevent, among other concerns, violation of foreign investment limitations.

     Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. Delays in, or a refusal to grant, any required governmental registration or approval for such repatriation could adversely affect an underlying fund. Any investment subject to such repatriation controls will be considered illiquid if it appears reasonably likely that this process will take more than seven days.

     With respect to any foreign country, there is the possibility of nationalization, expropriation or confiscatory taxation, political changes, governmental regulation, social instability or diplomatic developments (including war) which could affect adversely the economies of such countries or the value of the investments in those countries.

     Brokerage commissions, custodial services and other costs relating to foreign investment may be more expensive than in the United States. Foreign markets may have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of an underlying fund to make intended security purchases due to settlement problems could cause an underlying fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result either in losses due to subsequent declines in value of the portfolio security or, if an underlying fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

     Other differences between foreign and U.S. companies include:

     .    less publicly available information about foreign companies;

     . the lack of uniform accounting, auditing and financial reporting standards and practices or regulatory requirements comparable to those applicable to U.S. companies;

     .    less readily available market quotations on foreign companies;

     . differences in government regulation and supervision of foreign stock exchanges, brokers, listed companies, and banks;

     . differences in legal systems which may affect the ability to enforce contractual obligations or obtain court judgments;

     . the limited size of many foreign securities markets and limited trading volume in issuers compared to the volume of trading in U.S. securities, which could cause prices to be erratic for reasons apart from factors that affect the quality of securities;

     . the likelihood that foreign securities may be less liquid or more volatile;

     .    unreliable mail service between countries;

     . political or financial changes which adversely affect investments in some countries;

     . the possibility that certain markets may require payment for securities before delivery; and

     .    religious and ethnic instability.

     In the past, U.S. government policies have discouraged or restricted certain investments abroad by investors. Investors are advised that when such policies are instituted, the Fund will abide by them, and the Fund anticipates compliance by the underlying funds.

                         (a)  Depository Receipts

     ADRs are receipts typically issued by an American bank or trust company that evidences ownership of underlying securities issued by a foreign issuer. ADRs may not necessarily be denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets. Foreign banks or trust companies typically issue EDRs and GDRs, although U.S. banks or trust companies also may issue them, and evidence ownership of underlying securities issued by either a foreign or a U.S. corporation. Generally, Depository Receipts in registered form are designed for use in the U.S. securities market and Depository Receipts in bearer form are designed for use in securities markets outside the United States. Depository Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

     Depository Receipts may be available for investment through "sponsored'' or "unsponsored'' facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depository, whereas an unsponsored facility may be established by a depository without participation by the issuer of the receipt's underlying security. Holders of an unsponsored Depository Receipt generally bear all the costs of the unsponsored facility. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities. Ownership of unsponsored Depository Receipts may not entitle the underlying funds to financial or other reports from the issuer of the underlying security, to which they would be entitled as the owner of sponsored Depository Receipts.

                         (b)  Emerging Markets

     Generally included in emerging markets are all countries in the world except Australia, Canada, Japan, New Zealand, the United States and most western European countries. The risks of investing in developing or emerging markets are similar to, but greater than, the risks of investing in the securities of developed international markets since emerging or developing markets tend to have economic structures that are less diverse and mature, and political systems that are less stable, than developed countries.

     In certain emerging market countries, there is less government supervision and regulation of business and industry practices, stock exchanges, brokers and listed companies than in the United States. The economies of emerging market countries may be predominantly based on a few industries and may be highly vulnerable to change in local or global trade conditions. The securities markets of many of these countries also may be smaller, less liquid and subject to greater price volatility than those in the United States. Some emerging market countries also may have fixed or managed currencies which are not free-floating against the U.S. dollar. Further, certain emerging market country currencies may not be internationally traded. Certain of these currencies have experienced a steady devaluation relative to the U.S. dollar. Any devaluation in the currencies in which portfolio securities are denominated may have an adverse impact on the underlying funds. Finally, many emerging market countries have experienced substantial, and in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies for individual emerging market countries. Moreover, the economies of individual emerging market countries may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of domestic product, inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

 Foreign Currency Transactions

     Foreign currency transactions may be used by underlying funds to obtain the necessary currencies to settle securities transactions. Currency transactions may be conducted either on a spot or cash basis at prevailing rates or through forward foreign currency exchange contracts.

     Foreign currency transactions also may be used to protect assets against adverse changes in foreign currency exchange rates or exchange control regulations. Such changes could unfavorably affect the value of assets that are denominated in foreign currencies, such as foreign securities or Funds deposited in foreign banks, as measured in U.S. dollars. Although foreign currency exchanges may be used to protect against a decline in the value of one or more currencies, such efforts may also limit any potential gain that might result from a relative increase in the value of such currencies and might, in certain cases, result in losses. Further, an underlying fund may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations. Cross-hedging transactions involve the risk of imperfect correlation between changes in the values of the currencies to which such transactions relate and changes in the value of the currency or other asset or liability that is the subject of the hedge.
     In order to hedge against foreign currency exchange rate risks, an underlying fund may enter into forward foreign currency exchange contracts and foreign currency futures contracts, as well as purchase put or call options on foreign currencies, as described below. The underlying fund may also conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

     An underlying fund may enter into forward foreign currency exchange contracts ("forward contracts") to attempt to minimize the risk to the underlying fund from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date, which is individually negotiated and privately traded by currency traders and their customers. An underlying fund may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. In addition, for example, when the underlying fund believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the underlying fund's portfolio securities denominated in such foreign currency, or when the underlying fund believes that the U.S. dollar may suffer a substantial decline against a foreign currency, it may enter into a forward contract to buy that foreign currency for a fixed dollar amount.

     This second investment practice is generally referred to as "cross-hedging." Because in connection with the underlying fund's forward foreign currency transactions an amount of the underlying fund's assets equal to the amount of the purchase will be held aside or segregated to be used to pay for the commitment, the underlying fund will always have cash, cash equivalents or high quality debt securities available sufficient to cover any commitments under these contracts or to limit any potential risk. The segregated account will be marked to market on a daily basis.

     An underlying fund may purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the dollar cost of foreign securities to be acquired. As is the case with other kinds of options, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received, and the underlying fund could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.
     The purchase of an option on foreign currency may constitute an effective hedge against fluctuation in exchange rates, although, in the event of rate movements adverse to the underlying fund's position, the underlying fund may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies to be written or purchased by the underlying fund will be traded on U.S. and foreign exchanges or over-the-counter.

     An underlying fund may enter into exchange-traded contracts for the purchase or sale for future delivery of foreign currencies ("foreign currency futures"). This investment technique will be used only to hedge against anticipated future changes in exchange rates which otherwise might adversely affect the value of the underlying fund's portfolio securities or adversely affect the prices of securities that the underlying fund intends to purchase at a later date. The successful use of foreign currency futures will usually depend on the ability of the underlying fund's investment adviser to forecast currency exchange rate movements correctly. Should exchange rates move in an unexpected manner, the underlying fund may not achieve the anticipated benefits of foreign currency futures or may realize losses.




                         (c)  Forward Commitments

     Forward commitments are contracts to purchase securities for a fixed price at a date beyond customary settlement time. An underlying fund may enter into these contracts if liquid securities in amounts sufficient to meet the purchase price are segregated on the underlying fund's records at the trade date and maintained until the transaction has been settled. Risk is involved if the value of the security declines before settlement. Although an underlying fund may enter into forward commitments with the intention of acquiring the security, it may dispose of the commitment prior to settlement and realize a short-term profit or loss.

                         (d) Forward Foreign Currency Exchange Contracts and Options on Foreign Currencies

     A forward foreign currency exchange contract ("forward contract'') is an obligation to purchase or sell an amount of a particular currency at a specific price and on a future date agreed upon by the parties.

     Generally, no commission charges or deposits are involved. At the time an underlying fund enters into a forward contract, the underlying fund assets with a value equal to the underlying fund's obligation under the forward contract are segregated on the underlying fund's records and are maintained until the contract has been settled. An underlying fund will not enter into a forward contract with a term of more than one year. An underlying fund will generally enter into a forward contract to provide the proper currency to settle a securities transaction at the time the transaction occurs ("trade date''). The period between the trade date and settlement date will vary between 24 hours and 30 days, depending upon local custom.

     An underlying fund may also protect against the decline of a particular foreign currency by entering into a forward contract to sell an amount of that currency approximating the value of all or a portion of the assets denominated in that currency ("hedging''). The success of this type of short-term hedging strategy is highly uncertain due to the difficulties of predicting short-term currency market movements and of precisely matching forward contract amounts and the constantly changing value of the securities involved. The adviser believes, however, that it is important that an underlying fund be able to enter into forward contracts when the best interests of the underlying fund will be served.

                         (e)  Currency Risks

     Because an underlying fund may purchase securities denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates could affect such underlying fund's net asset value, the value of interest earned, gains and losses realized on the sale of securities, and net investment income and capital gain, if any, to be distributed to shareholders by such underlying fund. If the value of a foreign currency rises against the U.S. dollar, the value of an underlying fund's assets denominated in that currency will increase; correspondingly, if the value of a foreign currency declines against the U.S. dollar, the value of underlying fund assets denominated in that currency will decrease.

     The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental interpretation, speculation and other economic and political conditions. Although the underlying funds value their assets daily in U.S. dollars, the underlying funds will not convert their holdings of foreign currencies to U.S. dollars daily. When an underlying fund converts its holdings to another currency, it may incur conversion costs. Foreign exchange dealers may realize a profit on the difference between the price at which they buy and sell currencies.

  Swap Agreements

     As one way of managing its exposure to different types of investments, the underlying funds may enter into interest rate swaps, currency swaps and other types of swap agreements such as caps, collars and floors. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an underlying fund's investments, its share price and yield.

     Swap agreements are sophisticated instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. As a result, swaps can be highly volatile and may have a considerable impact on an underlying fund's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. An underlying fund may also suffer losses if it is unable to terminate outstanding swap agreements to reduce its exposure through offsetting transactions. When an underlying fund enters into a swap agreement, assets of the underlying fund equal to the value of the swap agreement will be segregated by the underlying fund.

     Among the hedging strategies into which an underlying fund may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The underlying fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the underlying fund anticipates purchasing at a later date. The underlying fund intends to use these transactions as hedges and not as speculative investments and will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the underlying fund may be obligated to pay. Interest rate swaps involve the exchange by the underlying fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

     An underlying fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the underlying fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these swaps, caps, floors, and collars are entered into for good faith hedging purposes, the underlying fund's investment adviser and the underlying fund believe such obligations do not constitute senior securities under the 1940 Act, and, accordingly, will not treat them as being subject to its borrowing restrictions. There is no minimal acceptable rating for a swap, cap, floor or collar to be purchased or held in an underlying fund's portfolio. If there is a default by the counterparty, the underlying fund may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

High Yield Securities

     The underlying funds may invest 35% or more of their respective assets in debt securities which are not considered investment grade bonds (commonly referred to as "junk bonds") by an NRSRO, such as Moody's Investor's Service, Inc. or Standard & Poor's. There is no minimal acceptable rating for a security to be purchased or held in the underlying funds, and the underlying funds may, from time to time, purchase or hold securities in the lowest rating category. Debt obligations that are not determined to be investment grade are high-yield, high-risk bonds, typically subject to greater market fluctuations and greater risk of loss of income and principal due to an issuer's default. To a greater extent than investment grade bonds, lower rated bonds tend to reflect short-term corporate, economic, and market developments, as well as investor perceptions of the issuer's credit quality. In addition, lower rated bonds may be more difficult to dispose of or to value than higher rated, lower-yielding bonds. (Underlying funds that invest 35% or more of their respective assets in junk bonds are not considered international equity funds.)

                        (f)  Variable Rate Demand Notes

     The underlying funds may purchase variable rate demand notes. Variable rate demand notes are long-term debt instruments that have variable or floating interest rates and provide an underlying fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. Such securities typically bear interest at a rate that is intended to cause the securities to trade at par. The interest rate may float or be adjusted at regular intervals (ranging from daily to annually), and is normally based on a published interest rate or interest rate index. Many variable rate demand notes allow an underlying fund to demand the repurchase of the security on not more than seven days' prior notice. Other notes only permit an underlying fund to tender the security at the time of each interest rate adjustment or at other fixed intervals. The underlying funds treat variable rate demand notes as maturing on the later of the date of the next interest rate adjustment or the date on which the underlying fund may next tender the security for repurchase.

  Credit Facilities

     An underlying fund may purchase demand notes, which are borrowing arrangements between a corporation and an institutional lender (such as an underlying fund) payable upon demand by either party. The notice period for demand typically ranges from one to seven days, and the party may demand full or partial payment.

     Revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. As the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the facility. An underlying fund generally acquires a participation interest in a revolving credit facility from a bank or other financial institution. The terms of the participation require the underlying fund to make a pro rata share of all loans extended to the borrower and entitles the underlying fund to a pro rata share of all payments made by the borrower. Demand notes and revolving credit facilities usually provide for floating or variable rates of interest.




                             (g)  Diversification

     With respect to 75% of the value of total assets, the Fund will not invest more than 5% in securities of any one issuer, other than cash, cash items, or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by U.S. government securities and securities of other investment companies, or acquire more than 10% of the outstanding voting securities of any one issuer (for which purposes all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class, except that futures or option contracts and securities of mutual funds shall not be subject to this restriction).

                           (h)  Non-Diversification

     Some of the underlying funds in which the Fund invests may be non-diversified investment companies. As such, there is no 1940 Act limit on the percentage of assets that can be invested in any single issuer. An investment in such underlying funds, therefore, will entail greater risks than would exist in diversified investment companies because the higher percentage of investments among fewer issuers may result in greater fluctuation in the total market value of the underlying fund's portfolio. Any economic, political, or regulatory developments affecting the value of the securities of such issuer held by the underlying fund will have a greater impact on the total value of the underlying fund's portfolio than would be the case if the Fund were diversified among more issuers.

     However, it is anticipated that the underlying funds will comply with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). This requires that at the end of each quarter of the taxable year, the aggregate value of all investments in any one issuer (except U.S. government obligations, cash, cash items and other investment companies) which exceed 5% of an underlying fund's total assets shall not exceed 50% of the value of its total assets, and, with respect to the remaining assets, no more than 25% of an underlying fund's assets shall be invested in a single issuer.

                          (i)  Industry Concentration

     Underlying funds may concentrate their investments in one industry. Because the scope of investment alternatives within an industry is limited, the value of the shares of such an underlying fund may be subject to greater market fluctuation than an investment in a Fund that invests in a broader range of securities.

                    (j) Derivative Contracts and Securities

     The term "derivative" has traditionally been applied to certain contracts (including futures, forward, option and swap contracts) that "derive" their value from changes in the value of an underlying security, currency, commodity or index. Certain types of securities that incorporate the performance characteristics of these contracts are also referred to as "derivatives." The term has also been applied to securities "derived" from the cash flows from underlying securities, mortgages or other obligations.

     Derivative contracts and securities can be used to reduce or increase the volatility of an investment portfolio's total performance. While the response of certain derivative contracts and securities to market changes may differ from traditional investments, such as stock and bonds, derivatives do not necessarily present greater market risks than traditional investments.




Other Investment Considerations-- Tax-Exempt Intermediate Bond Fund, Missouri Tax Exempt Bond Fund and National Municipal Bond Fund

     The Funds' cash balances may be invested in short-term municipal notes and tax-exempt commercial paper, as well as municipal bonds with remaining maturities of thirteen months or less and securities issued by other investment companies which invest in high quality, short-term municipal debt securities. The value of the Funds' portfolios can be expected to vary inversely to changes in prevailing interest rates.

     From time to time, on a temporary defensive basis due to market conditions, the Funds may hold without any limitation uninvested cash reserves and invest without any limitations in high quality short-term taxable money market obligations in such proportions as in the opinion of the Adviser, prevailing market or economic conditions warrant. Uninvested cash reserves will not earn income. See "Investment Strategies & Risks - Money Market Instruments" above. Taxable obligations acquired by the Tax-Exempt Intermediate Bond Fund will not exceed under normal conditions 20% of the Fund's net assets at the time of purchase.

     The National Municipal Bond Fund may only invest in investment grade municipal securities, which are those rated in one of the four highest rating categories assigned by one or more rating agencies. Municipal securities rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality, and will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Municipal securities purchased by the National Municipal Bond Fund whose ratings are subsequently downgraded below the four highest rating categories assigned by a rating agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by rating agencies are described in Appendix A to this Statement of Additional Information.

     Although the National Municipal Bond Fund may invest 25% or more of its respective net assets in: (i) municipal securities whose issuers are in the same state; (ii) municipal securities the interest on which is paid solely from revenues of similar projects; and (iii) private activity bonds, it presently does not intend to do so unless in the opinion of the Adviser the investment is warranted. To the extent that the National Municipal Bond Fund's assets are invested in municipal securities, the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, the National Municipal Bond Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested.

     Municipal Obligations. Municipal obligations which may be acquired by the Funds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities.

     There are no restrictions on the maturity of municipal securities in which the Missouri Tax-Exempt Fund may invest. The Fund will seek to invest in municipal securities of such maturities as the Adviser believes will produce current income consistent with prudent investment. The Adviser will also consider current market conditions and the cost of the insurance obtainable on such securities.

     The two principal classifications of municipal securities consist of "general obligation" and "revenue" issues. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal securities may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     There are, of course, variations in the quality of municipal securities both within a particular classification and between classifications, and the yields on municipal securities depend upon a variety of factors, including general conditions of the money market and/or the municipal bond market, the financial condition of the issuer, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of rating agencies, such as Moody's and S&P, represent their opinions as to the quality of municipal securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate and rating may have different yields while municipal securities of the same maturity and interest rate with different ratings may have the same yield.

     Opinions relating to the validity of municipal obligations and to the exemption of interest thereon from federal income tax (and, with respect to Missouri municipal securities, to the exemption from Missouri income tax) may be rendered by bond counsel to the respective issuers at the time of issuance. Neither the Fund nor the Adviser will review the proceedings relating to the issuance of municipal obligations or the basis for such opinions.

     Certain of the municipal obligations held by the Funds may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors, including credit downgrades, supply and demand. The Funds may, from time to time, invest more than 25% of its assets in municipal obligations covered by insurance policies.

     The Missouri Tax-Exempt Bond Fund may enhance the credit of its investments by a guaranty, letter of credit or insurance. Any bankruptcy, receivership, default or change in the credit quality if the credit enhancer will adversely effect the quality and marketability of the underlying security and could cause losses to the Fund and affect its share price. The Fund typically evaluates the credit quality and ratings of credit-enhanced securities based upon the financial condition and ratings of the party providing the credit enhancement, rather than the issuer.

     The payment of principal and interest on most securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its municipal obligations may be materially adversely affected by litigation or other conditions.




     Certain types of municipal obligations (private activity bonds) have been or are issued to obtain funds to provide privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued on behalf of privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

     Furthermore, payment of principal and interest on municipal securities of certain projects may be secured by mortgages or deeds of trust. In the event of a default, enforcement of the mortgages or deeds of trust will be subject to statutory enforcement procedures and limitations, including rights of redemption and limitations on obtaining deficiency judgments. In the event of a foreclosure, collection of the proceeds of the foreclosure may be delayed, and the amount of proceeds from the foreclosure may not be sufficient to pay the principal of and accrued interest on the defaulted municipal securities. Interest on private activity bonds, although free from regular federal income taxation, may be an item of tax preference for purposes of the federal alternative minimum tax.

     Municipal obligations purchased by the Funds may be backed by letters of credit issued by foreign and domestic banks and other financial institutions. Such letters of credit are not necessarily subject to federal deposit insurance and adverse developments in the banking industry could have a negative effect on the credit quality of the Funds' portfolio securities and its ability to maintain a stable net asset value and share price. Letters of credit issued by foreign banks, like other obligations of foreign banks, may involve certain risks in addition to those of domestic obligations.

     The Missouri Tax-Exempt Bond Fund may also purchase general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other tax-exempt loans. Such instruments are issued in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues.

     The Tax-Exempt Intermediate Bond Fund and Missouri Tax-Exempt Bond Fund may purchase put options on municipal obligations. A put gives a Fund the right to sell a municipal obligation at a specified price at any time before a specified date. A put will be sold, transferred or assigned only with the related municipal obligation. The Funds will acquire puts only to enhance liquidity, shorten the maturity of the related municipal security or permit the Funds to invest their assets at more favorable rates. The aggregate price of a security subject to a put may be higher than the price which otherwise would be paid for the security without such an option, thereby increasing the security's cost and reducing its yield.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Company cannot, of course, predict what legislation, if any, may be proposed in the future as regards the income tax status of interest on municipal obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations for investment by the Funds and the liquidity and value of the Funds' portfolios. In such an event, the Company would reevaluate the Funds' investment objectives and policies and consider possible changes in their structure or possible dissolution.




     With respect to Missouri municipal securities, the Missouri Tax-Exempt Bond Fund cannot predict what legislation, if any, may be proposed in the Missouri Legislature relating to the status of the Missouri income tax on interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might adversely affect the availability of municipal securities generally, or Missouri municipal securities specifically, for investment by a Fund and the liquidity and value of the Fund's assets. In such an event, the Fund would reevaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

     Although the Missouri Tax-Exempt Bond Portfolio does not presently intend to do so on a regular basis, it may invest more than 25% of its assets in industrial development bonds issued before August 7, 1986, the interest on which is not treated as a specific tax preference item under the federal alternative minimum tax, and in municipal securities, the interest on which is paid solely from revenues of similar projects, if such investments are deemed necessary or appropriate by the Adviser.

     To the extent that a Fund's assets are invested in municipal securities the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, a Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent than it would be if its assets were not so invested.

     Municipal Lease Obligations. As stated in the Prospectuses, the Tax-Exempt Bond Funds may acquire municipal lease obligations that are issued by a state or local government authority to acquire land and a wide variety of equipment and facilities. These obligations typically are not fully backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If the funds are not appropriated for the following year's lease payments, the lease may terminate, with the possibility of default on the lease obligation and significant loss to the respective Fund. Certificates of participation in municipal lease obligations or installment sale contracts entitle the holder to a proportionate interests in the lease-purchase payments made. In the acquisition of participation interests, the Adviser will consider the following quality factors:

     . a high quality underlying municipal security (of which the Fund takes possession);
     .     a high quality issuer of the participation interest; or
     . a guarantee or letter of credit from a high-quality financial institution supporting the participation interest.

The Adviser determines and monitors the liquidity of municipal lease obligations (including certificates of participation) under guidelines approved by the Board of Directors requiring the Advisor to evaluate the credit quality of such obligations and report on the nature of and the Fund's trading experience in the municipal lease market. Under the guidelines, municipal lease obligations that are not readily marketable and transferable are treated as illiquid. In making a determination that a municipal lease obligation is liquid, the Adviser may consider, among other things: (i) whether the lease can be canceled; (ii) the likelihood that the assets represented by the lease can be sold; (iii) the strength of the lessee's general credit; (iv) the likelihood that the municipality will discontinue appropriating funds for the leased property because the property is no longer deemed essential to the operations of the municipality; and (v) availability of legal recourse in the event of failure to appropriate. The Fund will not knowingly invest more than 10% of the value of its net assets in securities, including municipal leases, that are illiquid.

       Stand-By Commitments. The Tax-Exempt Bond Funds may acquire "stand-by commitments" with respect to municipal obligations held in their portfolios. Under a "stand-by commitment" a dealer agrees to buy from a Fund, at the Fund's option, specified municipal obligations at a specified price. "Stand-by commitment" acquired by the Funds may also be referred to in this Statement of Additional




Information as "put" options. The Missouri Tax-Exempt Bond Fund expects that its investments in stand-by commitments will not exceed 5% of the value of its total assets under normal market conditions.

     The amount payable to a Fund upon its exercise of a "stand-by commitment" is normally: (i) the Fund's acquisition cost of the municipal obligations (excluding any accrued interest which the Fund paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities; plus (ii) all interest accrued on the securities since the last interest payment date during that period. A stand-by commitment may be sold, transferred or assigned by a Fund only with the instrument involved.

     The Funds expect that "stand-by commitments" will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, the Funds may pay for a "stand-by commitment" either separately in cash or by paying a higher price for the portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding "stand-by commitments" held by either the Tax-Exempt Intermediate Bond Fund or National Municipal Bond Fund will not exceed 1/2 of 1% of the value of its total assets calculated immediately after each "stand-by commitment" is acquired.

     The Funds intend to enter into "stand-by commitments" only with dealers, banks and broker/dealers which, in the investment adviser's opinion, present minimal credit risks. The Funds' reliance upon the credit of these dealers, banks and broker/dealers is secured by the value of the underlying municipal obligations that are subject to a commitment.

     The Funds would acquire "stand-by commitments" solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The acquisition of a "stand-by commitment" would not affect the valuation or assumed maturity of the underlying Municipal Securities, which would continue to be valued in accordance with the ordinary method of valuation employed by the Funds. "Stand-by commitments" which would be acquired by the Funds would be valued at zero in determining net asset value. Where a Fund paid any consideration directly or indirectly for a "stand-by commitment" its cost would be reflected as unrealized depreciation for the period during which the commitment was held by the Fund.

     Missouri Municipal Securities. The Missouri Tax-Exempt Bond Fund invests in municipal securities of Missouri. The following highlights some of the more important economic and financial trends and considerations and is based on information from official statements, prospectuses and other publicly available documents relating to securities offerings of the State of Missouri, its agencies and instrumentalities, as available on the date of this Statement of Additional Information. The Fund has not independently verified any of the information contained in such statements or other documents.

     Missouri's population was approximately 5.5 million as of June 2000. Based on 1998 U.S. Census Bureau estimates, Missouri constituted the 16th most populous state and its two largest cities, St. Louis and Kansas City and their surrounding metropolitan areas, constituted the 18th and 24th largest metropolitan areas in the nation, respectively. [Source: U.S. Department of Commerce, Bureau of the Census.] St. Louis is a distribution center and an important site for banking and manufacturing activity. Kansas City is a major agri-business center for the United States and an important center for finance and industry. During 1999, per capita personal income in Missouri was approximately $26,187, which ranks Missouri 30th among states in per capita income. Personal income in Missouri grew by 4.7% from 1998 to 1999, which is below the national growth rate for this period of 5.8%. [Source: Missouri Dept. Of Economic Development.]




     The major sectors of the State's economy include services, manufacturing, trade, and state and local government. Although farming traditionally has played a dominant role in the State's economy, with increasing urbanization, significant income-generating activity has shifted from agriculture to the services, manufacturing, trade and government sectors. Earnings and employment are distributed among the manufacturing, trade and service sectors in a close approximation of the average national distribution, thus lessening the State's cyclical sensitivity to impact by any single activity. Manufacturing represented the single most important economic activity, followed by wholesale and retail trade. Manufacturing is concentrated in defense, transportation and other durable goods. The State's top five largest manufacturers in 1999 were The Boeing Co., Anheuser-Busch Co., Hallmark Cards, Ford Motor Co. and Chrysler Corp. [Source: Missouri Dept. of Economic Development.]

     Defense-related business plays an important role in Missouri's economy. Over the past decade, aircraft production and defense-related businesses have received sizable annual defense contract awards. Declining defense appropriation, military base closings in Missouri and federal downsizing may continue to have an impact on the State. The State's top five largest employers are Wal-Mart, The University of Missouri, The Boeing Co., U.S. Post Office and Trans World Airlines Inc. [Source: Missouri Dept. of Economic Development.] Missouri's unemployment rate was 3.1% in September 2000, compared to the 3.9% national unemployment rate during this period. [Source Bureau of Labor Statistics Data.]

     Revenue collection for the fiscal year ended June 30, 2000 ("Fiscal Year 2000") is estimated to be $6.6 billion, an increase of 3% over fiscal year 1999. Expenditures for Fiscal Year 2000 are estimated at $7.2 billion, including $53.5 million for the St. Louis school desegregation case. For the fiscal year ending June 30, 2001 ("Fiscal Year 2001"), revenues are projected to be $6.9 billion. Expenditures are projected at $7.7 billion and do include $50 million for the St. Louis school desegregation case. [Source Missouri Department of Revenue.] Budget deficits of $307.6 million and $299 million are predicted for Fiscal Year 2000 and Fiscal Year 2001, respectively, which could weaken Missouri's financial position.

     There are additional risks associated with investment in the Missouri Tax-Exempt Bond Fund because it invests its assets predominantly in Missouri municipal securities. The Missouri Constitution imposes a limit on the amount of taxes that may be imposed by the General Assembly during any fiscal year. No assurances can be given that the amount of revenue derived from taxes will remain at its current level or that the amount of federal grants previously provided to the State will continue. The State of Missouri is barred by its constitution from issuing debt instruments to fund government operations, although it is authorized to issue bonds to finance or refinance the cost of capital projects upon approval by the voters. In the past, the State has issued two types of bonds to raise capital: general obligation bonds and revenue bonds. Payments on general obligation bonds are made from the General Revenue Fund. Therefore, if the State is unable to increase its tax revenues, the State's ability to make the payments on the existing obligations may be adversely affected. The State also is authorized to issue revenue bonds, which generally provide funds for a specific project, and payments are generally limited to the revenue from that project. The State may, however, enact a tax specifically to repay the State's revenue bonds. Therefore, a reduction of revenues on a project financed by revenue bonds may adversely affect the State's ability to make payments on such bonds.

Other Investment Considerations - MicroCap Fund

     Small Cap Volatility. Companies in which the MicroCap Fund primarily invests will include those that have limited product lines, markets, or financial resources, or are dependent on a small management group. In addition, because these stocks are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether based on fundamental analysis, can decrease the value and liquidity of securities held by the Fund. Historically, small capitalization stocks have been more volatile in price than larger capitalization stocks. Among the reasons for the greater price volatility of these small company stocks are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, the greater sensitivity of small companies to changing economic conditions and the fewer market makers and the wider spreads between quoted bid and asked prices which exist in the over-the-counter market for such stocks. Besides exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks. Small company stocks may decline in price as large company stocks rise, or rise in price as large company stocks decline. Investors should therefore expect that the Fund will be more volatile than, and may fluctuate independently of, broad stock market indices such as the S&P 500 Index.

     Securities of unseasoned companies, that is, companies with less than three years of continuous operation, which present risks considerably greater than do common stocks of more established companies, may be acquired from time to time by the MicroCap Fund when the Adviser believes such investments offer possibilities of attractive capital appreciation.

     Equity Swaps. The MicroCap Fund may enter into equity swap contracts to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable. Equity swaps may also be used for hedging purposes or to seek to increase total return. The counterparty to an equity swap contract will typically be a bank, investment banking firm or broker/dealer. Equity swaps may be structured in different ways. For example, a counterparty may agree to pay the Fund the amount, if any, by which the notional amount of the equity swap contract would have increased in value had it been invested in the particular stocks (or an index of stocks), plus the dividends that would have been received on those stocks. In those cases, the Fund may agree to pay to the counterparty a floating rate of interest on the notional amount of the equity swap contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on the equity swap contract should be the gain or loss on the notional amount plus dividends on the stocks less the interest paid by the underlying Fund on the notional amount. In other cases, the counterparty and the Fund may each agree to pay the other the difference between the relative investment performances that would have been achieved if the notional amount of the equity swap contract had been invested in different stocks (or indices of stocks).

     The Fund will enter into equity swaps only on a net basis, which means that the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Payments may be made at the conclusion of an equity swap contract or periodically during its term. Equity swaps do not involve the delivery of securities or other underlying assets. Accordingly, the risk of loss with respect to equity swaps is limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to an equity swap defaults, the Fund's risk of loss consists of the net amount of payments that such Fund is contractually entitled to receive, if any. Inasmuch as these transactions are offset by segregated cash or liquid assets to cover the Fund's potential exposure, the Fund and its investment adviser believes that these transactions do not constitute senior securities under the Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions.

     The Fund will not enter into equity swap transactions unless the unsecured commercial paper, senior debt or claims paying ability of the other party thereto is considered to be investment grade by the investment adviser.




Other Investment Considerations - Equity Index, MidCap Index and Small Cap Index

Funds

     The inclusion of a security in a Fund's index in no way implies an opinion by S&P as to its attractiveness as an investment. S&P is not a sponsor of, or in any way affiliated with, the Funds.

     Equity Index Fund and MidCap Index Fund Management Techniques. When purchasing securities for these Fund portfolios, the Adviser will consider initially the relative market capitalization weightings of the stocks included in the S&P 500 Index for the Equity Index Fund, and of the stocks included in the S&P MidCap 400 Index for the MidCap Index Fund. The weighted capitalization of an issuer is determined by dividing the issuer's market capitalization by the total market capitalizations of all issuers included in the S&P 500 Index or S&P MidCap 400 Index, respectively.

     The Adviser will then compare the industry sector diversification of the stocks in these Funds, acquired solely on the basis of their weighted capitalizations, with the industry sector diversification of all issuers included in the S&P 500 Index for the Equity Index Fund, and of all issuers included in the S&P MidCap 400 Index for the MidCap Index Fund. This comparison is made because the Adviser believes, unless the Funds hold all stocks included in the S&P 500 Index and S&P MidCap 400 Index, respectively, which they currently do not, that the selection of stocks for purchase by the Funds solely on the basis of their weighted market capitalizations would tend to place heavier concentration (as compared to the S&P 500 Index and S&P MidCap 400 Index, respectively) in certain industry sectors that are dominated by the larger corporations, such as communications, automobile, oil and energy. As a result, events disproportionately affecting such industries could affect the performance of the S&P 500 Index or the S&P MidCap 400 Index, respectively. Conversely, if smaller companies were not purchased by the Funds, industries included in the S&P 500 Index and S&P MidCap 400 Index, respectively, that are dominated by smaller market-capitalized companies would be underrepresented (as compared to the S&P 500 Index and S&P MidCap 400 Index, respectively).

     If an issuer drops in ranking, or is eliminated entirely from the S&P 500 Index or S&P MidCap 400 Index, the Adviser may be required to sell some or all of the common stock of such issuer then held by the respective Fund. Sales of portfolio securities may be made at times when, if the Adviser were not required to effect purchases and sales of portfolio securities in accordance with the S&P 500 Index or S&P MidCap 400 Index, such securities might not be sold. Such sales may result in lower prices for such securities than may have been realized or in losses that may not have been incurred if the Adviser were not required to effect the purchases and sales. "Adverse events" will not necessarily be the basis for the disposition of portfolio securities, unless an event causes the issuer to be eliminated entirely from the S&P 500 Index or S&P MidCap 400 Index. "Adverse events" include the failure of an issuer to declare or pay dividends, the institution against an issuer of materially adverse legal proceedings, the existence or threat of defaults materially and adversely affecting an issuer's future declaration and payment of dividends, or the existence of other materially adverse credit factors. However, although the Adviser does not intend to screen securities for investment by these Funds by traditional methods of financial and market analysis, the Adviser will monitor the Funds' investment with a bias towards removing stocks of companies which may impair for any reason the Funds' ability to achieve its investment objective.

     For these reasons, the Adviser will identify the sectors which are (or, except for sector balancing, would be) most underrepresented in these Fund portfolios and will purchase balancing securities in these sectors until the portfolio's sector weightings closely match that of the S&P 500 Index and S&P MidCap 400 Index, respectively. This process continues until the portfolios are fully invested (except for cash holdings).

     These Funds may occasionally receive securities that are outside of the S&P 500 Index or S&P MidCap 400 Index, respectively, due to corporate reorganizations or spin-offs. These Funds will dispose of those securities in due course consistent with the Funds' investment objectives.

     If a large number of shareholders were to redeem shares, however, the Adviser may be forced to reduce the number of issuers represented in the portfolios. This could have an adverse effect on the accuracy with which the Equity Index Fund and MidCap Index Fund match the performance of the S&P 500 Index and S&P MidCap 400 Index, respectively.

     Small Cap Index Fund Management Techniques. The Small Cap Index Fund will invest substantially all but no less than 80% of its total assets in securities listed in the S&P SmallCap 600 Index (the "S&P SmallCap 600"). The Adviser generally selects securities for the Fund on the basis of their weightings in the S&P SmallCap 600. The Fund will only purchase a common stock that is included in the S&P SmallCap 600 at the time of such purchase. The Fund should exhibit price volatility similar to that of the S&P SmallCap 600. For further information, see "The Indexing Approach" below.

     With respect to the remaining portion of its total assets, the Fund has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments, including variable and floating rate obligations such as variable rate master demand notes. If appropriate, the Fund may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Fund also may enter into repurchase and reverse repurchase agreements and lend its portfolio securities.

     The S&P SmallCap 600 is composed of approximately 600 common stocks. These companies are chosen to be part of the S&P SmallCap 600 based upon their market size, liquidity and industry group representation. As of December 1, 2000, stocks in the S&P SmallCap 600 had a market capitalization of $562 million. To be included in the S&P SmallCap 600, stock selections are also screened by S&P for trading volume, ownership concentration, share price and bid/ask spreads. Normally, the Fund will hold all 600 stocks in the S&P SmallCap 600 and will hold each stock in approximately the same percentage as that stock represents in the S&P SmallCap 600. Under certain circumstances, the Fund may not hold all 600 stocks in the S&P SmallCap 600, for example because of changes in the S&P SmallCap 600, or as a result of shareholder activity in the Fund. The Fund will rebalance its holdings periodically as dictated by changes in shareholder purchase and redemption activity and the composition of the S&P SmallCap 600. The Adviser believes that the S&P SmallCap 600 is an appropriate benchmark for the Fund because it represents a diversified array of small capitalization companies, it is familiar to many investors and it is widely accepted as a reference for small capitalization common stock investments.

     The S&P SmallCap 600 has above-average risk and may fluctuate more than the S&P 500 Index, which lists stocks of larger, more established companies. Small capitalization companies may be subject to more abrupt or erratic price movements than the stocks of larger, established companies or the stock market as a whole. Among the reasons for this greater price volatility are the less than certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such stocks and the greater exposure of small capitalization companies to changing economic conditions. In addition, such companies often have limited product lines, smaller markets or fewer financial resources. Because of the risks associated with investing in the small companies that comprise the S&P SmallCap 600, shareholders should consider an investment in the Small Cap Index Fund to be long-term. The Fund is not designed to provide investors with a means to speculate on short-term movements in the stock market.

     If a large number of shareholders were to redeem shares, however, the

Adviser may be forced to reduce the number of issuers represented in the portfolios. This could have an adverse effect on the accuracy with which the Small Cap Index Fund matches the performance of the S&P SmallCap 600.


     The Small Cap Index Fund seeks to approximate the investment performance of its market segments, as represented by the S&P SmallCap 600. While there can be no guarantee that the Fund's investment results will precisely match the results of its corresponding index, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Fund and its index. The Fund will attempt to achieve a correlation between its performance and its index of at least 0.95 before deduction of operating expenses. A correlation of 1.00 would indicate a perfect correlation, which would be achieved when the Fund's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in its respective index. The Fund's ability to correlate its performance with its index, however, may be affected by, among other things, transaction costs, changes in securities markets, the manner in which S&P calculates its index, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Small Cap Index Fund in relation to its index under the supervision of the Board of Directors. In the unlikely event that a high correlation is not achieved, the Board of Directors will take appropriate steps to correct the reason for the lower correlation.

     The Adviser believes that the indexing approach should involve less portfolio turnover, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. Ordinarily, the Fund will buy or sell securities only to reflect changes in an index (including mergers or changes in the composition of an index) or to accommodate cash flows into and out of the Fund. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of the Fund and that of its index, may cause the return of the Fund to be lower than the return of its index. The Fund may invest in less than all of the securities included in its index, which may result in a return that does not correspond with that of the index, after taking expenses into account.

Other Investment Considerations - Bond IMMDEX(TM) Fund

     The IMMDEX(TM) Model. The IMMDEX(TM) model has been developed and is maintained by Capital Management Sciences ("Capital Management") under the "IMMDEX(TM) " trademark. Capital Management is neither a sponsor of the Bond IMMDEX(TM) Fund nor affiliated in any way with the Bond IMMDEX(TM) Fund or the Adviser. Neither is Capital Management in any way affiliated with Lehman Brothers which claims no interest in the model or its ability to effectively or accurately replicate the Lehman Brothers Government/Credit Bond Index. Further, Capital Management is not responsible for the management or results of the Bond IMMDEX(TM) Fund's portfolio. Rather, the Adviser will use the IMMDEX(TM) model and the other investment techniques described in the Prospectuses in choosing portfolio securities and executing transactions in an effort to produce an annual rate of total return for the Bond IMMDEX(TM) Fund that is comparable, before Fund expenses, to that of the Lehman Brothers Government/Credit Bond Index.

Other Investment Considerations - Balanced Growth and Balanced Income Funds

     Subsequent to its purchase by a Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Adviser will consider such an event in determining whether the Fund should continue to hold the security. The Adviser will sell promptly any securities that are not rated investment grade by at least one nationally recognized rating agency and that exceed 5% of the Fund's net assets.

Other Investment Considerations - Short-Term Bond, Intermediate Bond, U.S. Government Securities, Aggregate Bond and Bond IMMDEX(TM) Funds

     In order to reduce a negative deviation in return between each Fund and its respective bond index, each Fund will normally attempt to be fully invested.

     In an effort to make a Fund's duration and return comparable to those of its respective bond index, the Adviser will monitor a Fund's portfolio and market changes in accordance with procedures established by the Adviser under
the supervision of the Board of Directors.   The calculation of the Fund's
duration and average portfolio maturity will be based on certain estimates relating to the duration and maturity of the securities held by a Fund. There can be no assurance that these estimates will be accurate or that the duration or average portfolio maturity of a Fund will always remain within the maximum limits described in the Prospectuses. The value of each Fund's portfolio, as is generally the case with each bond index, can be expected to vary inversely from changes in prevailing interest rates.

Other Investment Considerations - Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Large Cap Core Equity Fund, International Value Fund, MidCap Core Equity Fund and MicroCap Funds

     The Balanced Income, Balanced Growth, Growth & Income, Large Cap Core Equity, International Value, MidCap Core Equity and MicroCap Funds maintain a long-term investment horizon with respect to investments in equity securities. However, when a company's growth in earnings and valuation results in price appreciation that reaches a level that meets the Fund's valuation objective, the stock is normally sold. Holdings are also sold if there has been significant deterioration in the underlying fundamentals of the securities involved since their acquisition. Sale proceeds are either re-invested in money market instruments or in other securities that meet the respective Fund's investment criteria. Each Fund's investment in equity securities may include limited partnership interests.

     The increase or decrease of cash equivalents in a Fund is primarily the residual effect of the research process. The portion of a Fund invested in cash equivalents tends to rise when the pool of acceptable securities is limited and tends to fall when the Fund's valuation screening process identifies a large number of attractive securities. Short-term forecasts for the economy and financial markets are not an important determinant of the level of cash equivalents in a Fund. Under normal market conditions, not more than 65% of the value of the Balanced Growth Fund's and at least 65% of the value of the Large Cap Core Equity Fund's, MidCap Core Equity Fund's, MicroCap Fund's and the International Value Fund's total assets will be invested in equity securities. The Funds do not attempt to "time" the securities market.


     Certain securities owned by the MidCap Core Equity Fund, Small Cap Core Equity Fund and MicroCap Fund may be traded only in the over-the-counter market or on a regional securities exchange, may be listed only in the quotation service commonly known as the "pink sheets" and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, there may be a greater fluctuation in the value of redemptions or for other reasons, to sell these securities at a discount from market prices, to sell during periods when such disposition is not desirable, or to make many small sales over a lengthy period of time.

Investment Limitations

     Each Fund is subject to the investment limitations enumerated in this subsection which may be changed with respect to a particular Fund only by a vote of the holders of a majority of such Fund's outstanding shares (as defined under "Miscellaneous" below).




     None of the Short-Term Bond, Intermediate Bond, Bond IMMDEX(TM), Tax-Exempt Intermediate Bond, Balanced Growth, Balanced Income, Growth & Income, Equity Index, Large Cap Core Equity, International Value, International Growth, MidCap Index, MidCap Core Equity, Small Cap Core Equity or MicroCap Funds may:

     1. Make loans, except that a Fund may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities in an amount not exceeding 30% of its total assets.

     2. Purchase securities of companies for the purpose of exercising control.

     3. Purchase or sell real estate or with respect to the International Value Fund or International Growth Fund, real estate limited partnerships, except that each Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

  4. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act. See "Investment Companies" above for further details.

     5. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon the disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of securities directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

     6. Write or sell put options, call options, straddles, spreads, or any combination thereof, except for transactions in options on securities, indices of securities, futures contracts and options on futures contracts.


     7. Purchase securities on margin, make short sales of securities or maintain a short position (in an amount exceeding 20% of the Fund's net assets, with respect to the MicroCap Fund), except that: (a) this investment limitation shall not apply to a Fund's transactions in futures contracts and related options and, with respect to MicroCap Fund, short sales against the box; and (b) a Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

     8. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that each Fund may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

     9. Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. government, its agencies or instrumentalities) if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Fund or the Company, except that up to 25% of the value of the Fund's total assets may be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the value of the Fund's total assets.




     10. Purchase any securities which would cause 25% or more of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided that: (a) with regard to all Funds except the Tax-Exempt Intermediate Bond Fund, there is no limitation with respect to instruments issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements secured by such instruments; (b) with regard to the Tax-Exempt Intermediate Bond Fund, there is no limitation with respect to instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions and repurchase agreements secured by such instruments; (c) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and
(d) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

     11. Borrow money or issue senior securities, except that each Fund may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of the total assets (one-third of the value of the total assets, with respect to the MicroCap Fund) at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Fund's total assets (one-third of the value of the total assets, with respect to the MicroCap Fund) at the time of such borrowing. A Fund will not purchase securities while its borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding. The MicroCap Fund may not enter into reverse repurchase agreements exceeding in the aggregate one-third of its total assets. Securities held in escrow or separate accounts in connection with the Fund's investment practices described in this SAI or in the Prospectuses are not deemed to be pledged for purposes of this limitation.

     The Funds will monitor liquidity on an ongoing basis to determine whether an adequate level of liquidity is being maintained.

     12. With respect to the Tax-Exempt Intermediate Bond Fund, invest less than 80% of its net assets in securities the interest on which is exempt from federal income tax except during defensive periods or during unusual market conditions. For purposes of this fundamental policy, Municipal obligations that are subject to federal alternative minimum tax are considered taxable.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of the Fund's portfolio securities will not constitute a violation of such limitation.

     If due to market fluctuations or other reasons, the amount of borrowings and reverse repurchase agreements exceed the limit stated above, the Funds (except the MicroCap Fund) will promptly reduce such amount. With respect to the MicroCap Fund, if due to market fluctuations or other reasons, the total assets of the Fund fall below 300% of its borrowings, the Fund will reduce its borrowings in compliance with the 1940 Act. Except as otherwise provided in Investment Restriction No. 10 above, for the purpose of such restriction, in determining industry classification with respect to the International Value Fund and International Growth Fund, the Company intends to use the Morgan Stanley Capital International classification titles.

     For purposes of investment limitation no. 1, "total assets" includes the value of the collateral for the securities loaned.

     With respect to investment limitation No. 3 under "Additional Investment Limitations" as it relates to the Tax-Exempt Intermediate Bond Fund, real estate shall include real estate mortgages. Although the foregoing investment limitations would permit the Tax-Exempt Intermediate Bond Fund to invest in options, futures contracts, options on futures contracts and engage in securities lending, the Fund, during the current fiscal year, does not intend to trade in such instruments (except that the Fund may purchase put options on Municipal obligations as described in the Prospectuses) or lend portfolio securities. Prior to engaging in any such transactions, the Fund will provide its shareholders with notice and add any additional descriptions concerning the instruments to the Prospectuses and this SAI as may be required. With respect to investment limitation No. 10 under "Additional Investment Limitations," asset-backed securities will be divided according to the type of assets underlying the security. For example, automobile loans, credit card receivables and installment sales contracts will each be considered a separate industry.

     None of the U.S. Government Securities, Aggregate Bond or National Municipal Bond Funds may:

     1.   Make investments for the purpose of exercising control or management.

     2. Purchase or sell real estate, provided that each Fund may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein; provided further that: (a) the Aggregate Bond Fund may invest in first mortgage loans, income participation loans and participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or its instrumentalities and CMOs; and (b) the U.S. Government Securities Fund may invest in certain mortgage-backed securities, including CMOs, and certain other securities.

     3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with a Fund's investment objective, policies and limitations may be deemed to be underwriting.

     4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the National Municipal Bond Fund may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities.

     5. Purchase securities on margin, make short sales of securities or maintain a short position, except that: (a) with the exception of the National Municipal Bond Fund, this investment limitation shall not apply to a Fund's transactions in options, and futures contracts and related options; and (b) a Fund may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

     6. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Company or the Fund, except that up to 25% of the Fund's total assets may be invested without regard to such limitations.

     7. Purchase any securities which would cause 25% or more of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that: (a) with respect to the U.S. Government Securities Fund and the Aggregate Bond Fund (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. government or its agencies or instrumentalities, (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents, and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and (b) with respect to the National Municipal Bond Fund, there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state, territory or possession of the U.S. government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

     8. Borrow money or issue senior securities, except that each Fund may borrow from banks and the Aggregate Bond Fund and U.S. Government Securities Fund may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Fund's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Fund's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Fund's transactions in futures and related options (including the margin posted by a Fund in connection with such transactions), and securities held in escrow or separate accounts in connection with a Fund's investment practices described in the Prospectuses or this Statement of Additional Information are not subject to this limitation.

     9. Make loans, except that: (a) each Fund may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies; and (b) the Aggregate Bond Fund may enter into repurchase agreements.

     The Equity Income Fund and Small Cap Index Fund may not:

     1.   Make investments for the purpose of exercising control or management.

     2. Purchase or sell real estate, provided that each Fund may invest in securities secured by real estate or interests therein or issued by companies or investment trusts which invest in real estate or interests therein.

     3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as a Fund might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with a Fund's investment objective, policies and limitations may be deemed to be underwriting.

     4. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Small Cap Index Fund may, to the extent appropriate to its investment objectives, purchase publicly traded securities of companies engaging in whole or in part in such activities; and provided further, that the Equity Income and Small Cap Index Funds may invest in futures contracts and related options in accordance with their respective investment obligations and policies.

     5. Purchase securities on margin, make short sales of securities or maintain a short position, except that this investment limitation shall not apply to a Fund's transactions in options, futures contracts and related options and a Fund may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

     6. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Fund or the Company, except that up to 25% of the Fund's total assets may be invested without regard to such limitations.

     7. Purchase any securities which would cause 25% or more of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that with respect to each Fund: (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry).

     8. Borrow money or issue senior securities, except that each Fund may borrow from banks and each Fund may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Fund's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Fund's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Fund's transactions in futures and related options (including the margin posted by a Fund in connection with such transactions), and securities held in escrow or separate accounts in connection with a Fund's investment practices described in the Prospectuses or this Statement of Additional Information are not subject to this limitation.

     9. Make loans, except that: (a) each Fund may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies; and (b) each Fund may enter into repurchase agreements.

     The Missouri Tax-Exempt Bond Fund may not:

     1. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

     2. Purchase securities of companies for the purpose of exercising control.

     3. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or as otherwise permitted by the 1940 Act. See "Investment Companies" above for further details.

     4. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except insofar as it might be deemed to be an underwriter upon disposition of portfolio securities acquired within the limitation on purchases of restricted securities and except to the extent that the purchase of obligations directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

     5. Purchase securities on margin, make short sales of securities or maintain a short position, except that the Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

     6. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Fund may, to the extent appropriate to its investment objective, purchase publicly traded securities of companies engaging in whole or in part in such activities.

     7. Write or sell put options, call options, straddles, spreads, or any combination thereof.

     8. Purchase any securities, except securities issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Fund's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to an industrial development bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the Fund's total assets.

     9. Make loans except that the Fund may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies.

     10. Purchase securities of any one issuer if, immediately after and as a result of such purchase, more than 5% of the Fund's total assets would be invested in the securities of such issuer, except that: (a) up to 50% of the Fund's total assets may be invested without regard to this 5% limitation provided that no more than 25% of the Fund's total assets are invested in the securities of any one issuer; and (b) this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the Fund's total assets.

     11. Borrow money or issue senior securities, except that the Fund may borrow from banks and enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of its total assets at the time of such borrowing (including any reverse repurchase agreements); or purchase securities while borrowings exceed 5% of the Fund's total assets. Securities held in escrow or separate accounts in connection with the Fund's investment practices described in the Prospectuses or this Statement of Additional Information are not subject to this limitation.

     The following additional investment policy with respect to the Missouri Tax-Exempt Bond Fund is not fundamental and may be changed by the Board of Directors without shareholder approval:

     The Fund may not purchase securities which are not readily marketable, enter into repurchase agreements providing for settlement in more than seven days after notice, or purchase other illiquid securities if, as a result of such purchase, illiquid securities would exceed 15% of the Fund's net assets.

     With respect to the investment limitations for each of the Missouri Tax-Exempt Bond, Equity Income and Small Cap Index Funds, if a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the Fund's securities will not constitute a violation of such limitation.

     The Strategic Income, Relative Value, Large Cap Growth, Global Equity and Science & Technology Funds are each subject to the investment limitations enumerated in this subsection which may be changed with respect to a particular Fund only by a vote of the holders of a majority of such Fund's outstanding shares (as defined under "Miscellaneous" below).

     1. None of the Funds, except the Strategic Income Fund will sell any securities short. The Strategic Income Fund will not sell securities short unless: (a) it owns, or has a right to acquire, an equal amount of such securities; or (b) if it does not own the securities, it has segregated an amount of its other assets equal to the lesser of the market value of the securities sold short or the amount required to acquire such securities. While in a short position, the Strategic Income Fund will retain the securities, rights, or segregated assets. The underlying funds of the Global Equity Fund may engage in short selling transactions.

     2. None of the Funds will purchase any securities on margin, but they may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities. Regarding the Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund, the deposit or payment by the Funds of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

     3. None of the Funds will issue senior securities, except that each Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed. The Science & Technology Fund and Large Cap Growth Fund will issue senior securities to the extent that the Funds may enter into futures contracts.

     4. Except as described in the Prospectuses, none of the Funds, except the Strategic Income Fund, will borrow money or engage in reverse repurchase agreements for investment leverage. However, each Fund may borrow money up to one-third of the value of its total assets as a temporary, extraordinary, or emergency measure or to facilitate management of the Fund by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. Interest paid on borrowed funds will serve to reduce the Fund's income. A Fund will not purchase any securities while borrowings and reverse repurchase agreements in excess of 5% of its total assets are outstanding. During the period any reverse repurchase agreements are outstanding, the Funds will restrict the purchase of portfolio securities to money market instruments maturing on or before the expiration date of the reverse repurchase agreements, but only to the extent necessary to assure completion of the reverse repurchase agreements. The underlying funds of the Global Equity Fund may borrow money.

          The Strategic Income Fund may borrow money directly or through reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amount borrowed, either as a temporary, extraordinary, or emergency measure or to facilitate management of the Strategic


Income Fund by enabling the Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous, or for investment purposes. The Strategic Income Fund will not purchase any securities for the purpose stated under clause (i) above while any borrowings in excess of 5% of its total assets are outstanding.

     5. The Funds will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, they may mortgage, pledge, or hypothecate assets having a market value not exceeding 10% of the value of total assets at the time of the pledge. Regarding the Strategic Income Fund and Large Cap Growth Fund, the following will not be deemed to be pledges of the Funds' assets: the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis; and collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices); and (ii) initial or variation margin for futures contracts. Margin deposits for the purchase and sale of futures contracts and related options are not deemed to be a pledge.

     6. With respect to securities comprising 75% of the value of their respective total assets, the Strategic Income Fund, Large Cap Growth Fund and Global Equity Fund will not purchase securities issued by any one issuer (other than cash, cash items, or securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities and securities of other investment companies) if, as a result, more than 5% of the value of their respective total assets would be invested in the securities of that issuer. The Funds will not acquire more than 10% of the outstanding voting securities of any one issuer.

          The Relative Value Fund will not invest more than 5% of its total assets in the securities of any one issuer, except in cash or cash investments, securities guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements collateralized by such securities.

     7. The Strategic Income Fund, Relative Value Fund, Large Cap Growth Fund and Global Equity Fund will not invest 25% or more of the value of their respective total assets in any one industry (other than investment companies and securities issued by the U.S. government, its agencies or instrumentalities).

          The Science & Technology Fund will not invest 25% or more of the value of its respective total assets in any one industry, except in the science and technology areas as set forth under the "Objective" and "Principal Investment Strategies" sections in the Prospectuses, provided also that there shall be no limitation on the Fund to purchase obligations issued or guaranteed by the United States Government, its agencies or instrumentalities. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the issuing entity and a security is backed only by the assets and revenues of the entity, the entity would be deemed to be the sole issuer of the security. Similarly, in the case of an industrial revenue bond, if that bond is backed only by the assets and revenues of the non-governmental issuer, then such non-governmental issuer would be deemed to be the sole issuer. If, however, in either case, the creating government guarantees a security, such a guarantee would be considered a separate security and would be treated as an issue of such government.

     8. The Funds will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

     9. The Funds will not purchase or sell real estate, including limited partnership interests. However, they may invest in the securities of companies whose business involves the purchase or sale of real estate or in securities that are secured by real estate or interests in real estate.

     10. The Funds will not purchase or sell commodities, commodity contracts, or commodity futures contracts. However the Strategic Income Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology Fund may engage in transactions involving futures contracts or options on futures contracts.

     11. The Relative Value Fund will not purchase or sell oil, gas, or other mineral exploration or development programs or leases.

     12. The Strategic Income Fund, Large Cap Growth Fund and Global Equity Fund will not lend any of their respective assets, except portfolio securities up to one-third of the value of their respective total assets. This shall not prevent the Funds from purchasing or holding U.S. government obligations, money market instruments, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objectives, policies, and limitations.

          The Relative Value Fund will not lend any of its assets, except that it may purchase or hold corporate or government bonds, debentures, notes, certificates of indebtedness or other debt securities permitted by its investment objective and policies.

     13. The Relative Value Fund will not invest more than 10% of the value of its net assets in securities subject to restrictions on resale under the Securities Act of 1933 except for certain other restricted securities which meet the criteria for liquidity as established by the Company's Board of Directors. The Relative Value Fund may invest in commercial paper issued under Section 4(2) of the Securities Act of 1933.

     14. The Relative Value Fund will not purchase or sell puts, calls, spreads or any combination of them except as permitted by its investment policies.

     15. The Relative Value Fund will not purchase securities of a company for the purpose of exercising control or management. However, the Fund may acquire up to 10% of the voting securities of an issuer and may exercise its voting power in the Fund's best interest. From time to time, the Fund, together with other investment companies advised by affiliates or subsidiaries of Firstar Bank, N.A., may together buy and hold substantial amounts of a company's voting stock. All such stock may be voted together. In some cases, the Funds and the other investment companies may collectively be considered to be in control of the company in which they have invested. Officers or affiliates of the Fund may possibly become directors of companies in which the Fund holds stock.

     16. The Relative Value Fund will not invest more than 5% of the value of its total assets in securities of issuers with records of less than three years of continuous operations, including the operation of any predecessor.

     17. The Relative Value Fund will not purchase or retain the securities of any issuer if the officers and Directors of the Company or the Adviser together own more than 5% of the issuer's securities.

     18. The Relative Value Fund will not purchase securities of other investment companies, except: by purchase in the open market involving only customary brokerage commissions; or as part of a merger, consolidation, reorganization, or other acquisition.

     With respect to the Strategic Income, Relative Value, Large Cap Growth, Global Equity and Science & Technology Funds, the Directors may change the following investment limitations without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

     1. The Strategic Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology Fund will not invest more than 15% of the value of their respective net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non-negotiable fixed time deposits with maturities over seven days, over-the-counter options and certain restricted securities not determined by the Directors to be liquid.

          Under criteria established by the Board of Directors, certain restricted securities are considered to be liquid. The Funds will limit their purchases of illiquid securities to 15% of their respective net assets which include restricted securities not determined by the Directors to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than 7 days after notice.

     2. The Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund will not purchase securities of a company for the purpose of exercising control or management.

     3. The Strategic Income Fund, Large Cap Growth Fund and Science & Technology Fund will not write call options on securities unless the securities are held in the specific Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

     4. The Relative Value Fund will not invest more than 10% of its total assets in securities of foreign issuers.

     Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

     The Funds do not expect to borrow money or pledge securities in excess of 5% of the value of their respective total assets in the coming fiscal year.

     For purposes of their policies and limitations, the Funds consider certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

     As a matter of operating policy, which may be changed without shareholder approval, the Large Cap Growth Fund will limit the margin deposits on futures contract and options entered into by the Fund to 5% of its net assets.

     As operating policies of the Strategic Income Fund which may be changed without shareholder approval: no securities will be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 25% of the value of the Fund's net assets; the Fund may not sell short the securities of any single issuer listed on a national securities exchange to the extent of more than 5% of the value of the Fund's net assets; the Fund may not sell short the securities of any class of an issuer to the extent, at the time of the transaction, of more than 5% of the outstanding securities of that class; and the Fund at no time will have more than 15% of the value of its net assets in deposits on short sales against the box.

                                NET ASSET VALUE

     The net asset value per share of each Fund is calculated separately for the Institutional Shares, Retail A Shares, Retail B Shares and Y Shares by adding the value of all portfolio securities and other assets belonging to the particular Fund that are allocated to a particular series, subtracting the liabilities charged to that series, and dividing the result by the number of outstanding shares of that series. Assets belonging to a Fund consist of the consideration received upon the issuance of shares of the particular Fund together with all net investment income, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Company not belonging to a particular investment portfolio. The liabilities that are charged to a Fund are borne by each share of the Fund, except for certain payments under the Funds' Distribution and Service Plans and Shareholder Servicing Plans applicable only to Retail A Shares, Retail B Shares and Y Shares. Subject to the provisions of the Articles of Incorporation, determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of any general assets, with respect to a particular Fund are conclusive.

     Net asset value for purposes of pricing purchase and redemption orders is determined as of the close of regular trading hours on the New York Stock Exchange (the "Exchange"), normally, 3:00 p.m. Central Time, on each day the Exchange is open for trading. Currently, the Exchange observes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Thanksgiving and Christmas.

     Shares which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. The value of a Fund's portfolio securities that are traded on stock exchanges outside the United States are based upon the price on the exchange as of the close of business of the exchange immediately preceding the time of valuation, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. Exchange-traded securities for which there were no transactions are valued on the average of the current bid and asked prices for the International Value Fund and at the current bid prices for the other Funds. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities trading in over-the-counter markets in European and Pacific Basin countries is normally completed well before 3:00 P.M. Central time. In addition, European and Pacific Basin securities trading may not take place on all business days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which the net asset value of a Fund, including the International Value Fund and International Growth Fund, is not calculated. The calculation of the net asset value of a Fund, including the International Value Fund and International Growth Fund, may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and 3:00 P.M. Central time, and at other times, may not be reflected in the calculation of net asset value of a Fund.




                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Computation of Offering Price of the Funds. The following illustration of the computation of the initial offering price per share of the Retail A Shares is based on the value of each Continuing Fund's net assets and number of outstanding securities at October 31, 2000, and the net assets and number of outstanding securities of the Predecessor Fund to each New Fund at October 31, 2000, as follows. No information for the Global Equity Fund is provided below, as such Fund does not offer Retail A Shares.

                                         Short-Term Bond    Intermediate Bond      U.S. Government       Aggregate Bond
                                              Fund                Fund             Securities Fund            Fund
                                         ---------------    -----------------      ---------------       --------------
Net Assets (000s)                           $ 49,911            $ 27,431              $  3,644              $ 2,968
Number of Shares
    Outstanding  (000s)                        4,919               2,711                   349                  298
Net Asset Value
     Per Share                                 10.15               10.12                 10.44                 9.96
Sales Charge, 4.00%
     of offering price
     (4.16% of net asset value
     per share)                                 0.42                0.42                  0.43                 0.41
Public Offering Price                          10.57               10.54                 10.88                10.38


                                           Bond IMMDEX(TM)  Strategic Income   Tax-Exempt Intermediate   Missouri Tax-
                                               Fund               Fund                Bond Fund         Exempt Bond Fund
                                           ---------------  ----------------   -----------------------  ----------------
Net Assets (000s)                            $ 82,131           $     25               $ 15,295             $19,876
Number of Shares
    Outstanding  (000s)                         2,987                  3                  1,506               1,722
Net Asset Value
     Per Share                                  27.49               8.46                  10.15               11.54
Sales Charge, 4.00%
     of offering price
     (4.16% of net asset value
     per share)                                  1.14               0.35                   0.42                0.48
Public Offering Price                           28.64               8.81                  10.57               12.02


                                        National Municipal
                                            Bond Fund
                                        ------------------
Net Assets (000s)                           $  1,526
Number of Shares
    Outstanding  (000s)                          157
Net Asset Value
     Per Share                                  9.73
Sales Charge, 4.00%
     of offering price
     (4.16% of net asset value
     per share)                                 0.40
Public Offering Price                          10.14




                                         Balanced Income     Balanced Growth       Growth & Income             Equity
                                               Fund               Fund                  Fund                 Income Fund
                                         ---------------     ---------------       ---------------           -----------
Net Assets (000s)                            $ 11,618            $ 54,380              $183,049               $   826
Number of Shares
  Outstanding  (000s)                           1,019               1,621                 3,862                   120
Net Asset Value
  Per Share                                     11.40               33.55                 47.40                  6.87
Sales Charge, 5.50%
  of offering price
  (5.82% of net asset
  value per share)                               0.66                1.95                  2.76                  0.40
Public Offering Price                           12.06               35.50                 50.16                  7.27

                                             Relative         Equity Index         Large Cap Core             Large Cap
                                            Value Fund            Fund               Equity Fund             Growth Fund
                                            ----------        ------------         --------------            -----------
Net Assets (000s)                            $ 42,853           $138,440               $ 51,232                $ 1,177
Number of Shares
  Outstanding  (000s)                           1,484              1,470                  1,182                     45
Net Asset Value
  Per Share                                     28.87              94.17                  43.33                  25.92
Sales Charge, 5.50%
  of offering price
  (5.82% of net asset
  value per share)                               1.68               5.48                   2.52                   1.51
Public Offering Price                           30.55              99.65                  45.85                  27.43


                                          International        International          MidCap Index
                                            Value Fund          Growth Fund               Fund
                                          -------------        -------------          ------------
Net Assets (000s)                            $  5,028             $  3,591                1,918
Number of Shares
  Outstanding  (000s)                             304                  241                  153
Net Asset Value
  Per Share                                     16.56                14.92                12.56
Sales Charge, 5.50%
  of offering price
  (5.82% of net asset
  value per share)                               0.96                 0.87                 0.73
Public Offering Price                           17.52                15.79                13.29


                                           MidCap Core          Small Cap          Small Cap Core        Science & Technology
                                           Equity Fund         Index Fund            Equity Fund                 Fund
                                           -----------         ----------          --------------        --------------------
Net Assets (000s)                             $108,326           $    177                $  9,538                     $ 1,944
Number of Shares
  Outstanding  (000s)                            1,983                 14                     542                         100
Net Asset Value
  Per Share                                      54.63              12.23                   17.60                       19.43
Sales Charge, 5.50%
  of offering price
  (5.82% of net asset
  value per share)                                3.18               0.71                    1.02                        1.13
Public Offering Price                            57.81              12.94                   18.62                       20.56

                                             MicroCap
                                               Fund
                                             --------
Net Assets (000s)                            $ 43,031
Number of Shares
  Outstanding  (000s)                           1,377
Net Asset Value
  Per Share                                     31.26
Sales Charge, 5.50%
  of offering price
  (5.82% of net asset
  value per share)                               1.82
Public Offering Price                           33.08

          Shareholder organizations or Institutions may be paid by the Funds for advertising, distribution or shareholder services. Depending on the terms of the particular account, shareholder organizations or Institutions also may charge their customers fees for automatic investment, redemption and other services provided. Such fees may include, for example, account maintenance fees, compensating balance requirements or fees based upon account transactions, assets or income. Shareholder organizations or Institutions are responsible for providing information concerning these services and any charges to any customer who must authorize the purchase of Fund shares prior to such purchase.

     The Company's Articles of Incorporation permit a Fund to redeem an account involuntarily, upon sixty days' notice, if redemptions cause the account's net asset value to remain at less than $1000.

          Under the 1940 Act, the Funds may suspend the right of redemption or postpone the date of payment for shares during any period when: (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings;
(c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Funds may also suspend or postpone the recording of the transfer of their shares upon the occurrence of any of the foregoing conditions.)

          The Company has filed an election pursuant to Rule 18f-1 under the 1940 Act which provides that each portfolio of the Company is obligated to redeem shares solely in cash up to $250,000 or 1% of such portfolio's net asset value, whichever is less, for any one shareholder within a 90-day period. Any redemption beyond this amount may be made in proceeds other than cash.

          In addition to the situations described in the Funds' Prospectuses under "Redemption of Shares," the Funds may redeem shares involuntarily when appropriate under the 1940 Act, such as to reimburse the Funds for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectuses from time to time.

Reducing Your Sales Charge on Retail A Shares

          A.      Rights of Accumulation

          As stated in the Prospectuses, a reduced sales charge applies to any purchase of Retail A Shares of any Firstar Fund that is sold with a sales charge (an "Eligible Fund") where an investor's then current aggregate investment is $100,000 or more. "Aggregate investment" means the total of: (a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Fund, with an aggregate current value of $99,000 on which a sales charge of 3.50% has been paid and subsequently purchases shares of an Eligible Fund which is an Equity Fund having a current value of $1000, the sales charge applicable to the subsequent purchase would be reduced to 4.50% of the offering price. Similarly, each subsequent investment in Eligible Fund shares may be added to an investor's aggregate investment at the time of purchase to determine the applicable sales charge.

          B.      Letter of Intent

          As discussed in the Prospectuses, Retail A Shares of the Company purchased over a 13-month period through a Letter of Intent qualify for the same reduced sales charge as if all purchased at once. During the term of the Letter of Intent, the transfer agent will hold in escrow shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when an investor fulfills the terms of the Letter of Intent by purchasing the specified amount. Any redemptions made during the 13-month period will be subtracted from the amount of purchases in determining whether the Letter of Intent has been completed. If total purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect an investor's total purchases. If total purchases are less than the amount specified in the Letter of Intent, an investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, the transfer agent, as attorney-in-fact pursuant to the terms of the Letter of Intent and at the Distributor's direction, will redeem an appropriate number of shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase of Shares.

          Exchange Privilege. By use of the exchange privilege, shareholders authorize the transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the shareholder or in some cases, the shareholder's registered representative or account representative of record, and believed by the transfer agent to be genuine. The transfer agent's records of such instructions are binding. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

          Exchange transactions described in paragraphs A, B, C, D, E, F and G below will be made on the basis of the relative net asset values per share of the Funds included in the transaction.




     A. Retail A Shares of any Fund purchased with a sales charge, as well as additional shares acquired through reinvestment of dividends or distributions on such shares, may be exchanged without a sales charge for other Retail A Shares of any other Fund offered by the Company.

     B. Retail A Shares of any Fund offered by the Company or Money Market Fund Shares ("MMF Shares") acquired by a previous exchange transaction involving Retail A Shares on which a sales charge has directly or indirectly been paid (e.g., shares purchased with a sales charge or issued in connection with an exchange involving shares that had been purchased with a sales charge) as well as additional Shares acquired through reinvestment of dividends or distributions on such Shares, may be exchanged without a sales charge for Retail A Shares of any other Fund offered by the Company with a sales charge. To accomplish an exchange under the provisions of this paragraph, investors must notify the transfer agent of their prior ownership of Retail A Shares and their account number.

     C. Retail B Shares acquired pursuant to an exchange transaction will continue to be subject to a contingent deferred sales charge. However, Retail B Shares that have been acquired through an exchange of Retail B Shares may be exchanged for other Retail B Shares without the payment of a contingent deferred sales charge at the time of exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange.

     D. Retail B Shares may be exchanged for MMF Shares (but not for Institutional Money Market Fund Shares) without paying a contingent deferred sales charge. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the shares originally held will be added to the holding period of the shares acquired through exchange. If the shareholder subsequently exchanges the shares back into Retail B Shares of a Fund, the holding period accumulation on the shares will continue to accumulate. In the event that a shareholder wishes to redeem MMF Shares acquired by exchange for Retail B Shares of a Fund, the contingent deferred sales charge applicable to the accumulated Retail B Shares and Money Market Fund Shares will be charged.

     E. Retail A Shares of any Fund may be exchanged without a sales load for Retail A Shares in any other Firstar Fund that are offered without a sales load.

     F. Institutional Shares of any Fund may be exchanged for Institutional Shares of any other Firstar Fund.

     G. Y Shares of any Fund may be exchanged for Y Shares of any other Firstar Fund. Y Shares of the Fund may be exchanged for shares of the Institutional Money Market Fund or Institutional Shares of any other Firstar Money Market Fund.

     Except as stated above, a sales load will be imposed when shares of any Fund that were purchased or otherwise acquired without a sales load are exchanged for Retail A Shares of another Fund which are sold with a sales load.







          Shares in a Fund from which the shareholder is withdrawing an investment will be redeemed at the net asset value per share next determined on the date of receipt. Shares of the new Fund into which the shareholder is investing will be purchased at the net asset value per share next determined (plus any applicable sales charge) after acceptance of the request by the Company in accordance with the policies for accepting investments. Exchanges of Shares will be available only in states where they may legally be made.

     For federal income tax purposes, share exchanges are treated as sales on which the shareholder may realize a gain or loss, depending upon whether the value of the shares to be given up in exchange is more or less than the basis in such shares at the time of the exchange. Investors exercising the exchange privilege should request and review the appropriate prospectus for the shares to be acquired in the exchange prior to making an exchange.

     Exemptions from CDSC. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. To receive exemptions (i),
(ii) or (iii) below, a shareholder must explain the status of his or her redemption. If you think you may be eligible for a contingent deferred sales charge waiver listed below, be sure to notify your Shareholder Organization or the Distributor at the time Retail B Shares are redeemed. The following is a more detailed description of certain of the instances described in the Prospectuses in which the contingent deferred sales charge with respect to the B Shares is not assessed:

(i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit sharing or other trust or tax-qualified retirement or Keogh plan, individual retirement account ("IRA") or custodial account maintained pursuant to Section 403(b)(7) of the Code, due to death, disability or the attainment of a specified age;

(ii)  redemptions in connection with the death or disability of a shareholder;
or

(iii) redemptions resulting from certain tax-free returns from IRAs of contributions pursuant to Section 408(d)(4) or (5) of the Code.

Retirement Plans: Retail A and Retail B Shares of the Funds

      Individual Retirement Accounts. The Company has available a plan (the "Traditional IRA") for use by individuals with compensation for services rendered (including earned income from self-employment) who wish to use shares of the Funds as a funding medium for individual retirement saving. However, except for rollover contributions, an individual who has attained, or will attain, age 70 1/2 before the end of the taxable year may only contribute to a Traditional IRA for his or her nonworking spouse under age 70 1/2. Distribution of an individual's Traditional IRA assets (and earnings thereon) before the individual attains age 59 1/2 will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income. Earnings on amounts contributed to the Traditional IRA are not subject to federal income tax until distributed.

      The Company also has available a Roth Individual Retirement Account (the "Roth IRA") for retirement saving for use by individuals with compensation for services rendered. A single individual with adjusted gross income of up to $110,000 may contribute to a Roth IRA (for married couples filing jointly, the adjusted gross income limit is $160,000), and contributions may be made even after the Roth IRA owner has attained age 70 1/2, as long as the account owner has earned income. Contributions to a Roth IRA are not deductible. Earnings on amounts contributed to a Roth IRA, however, are not subject to federal income tax when distributed if the distribution is a "qualified distribution" (i.e., the Roth IRA has been held for at least five years beginning with the first tax year for which a contribution was made to any Roth IRA of the account owner and the distribution is due to the account owner's attainment of age 59 1/2, disability or death, or for qualified first-time homebuyer expenses). A non-qualified distribution of an individual's Roth IRA assets (and the earnings thereon) will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income.

       The Company permits certain employers (including self-employed individuals) to make contributions to employees' Traditional IRAs if the employer establishes a Simplified Employee Pension ("SEP") plan and/or a Salary Reduction SEP ("SARSEP"). Although SARSEPs may not be established after 1996, employers may continue to make contributions to SARSEPs established before January 1, 1997, under the pre-1997 federal tax law. A SEP permits an employer to make discretionary contributions to all of its employees' Traditional IRAs (employees who have not met certain eligibility criteria may be excluded) equal to a uniform percentage of each employee's compensation (subject to certain limits). If an employer (including a self-employed individual) established a SARSEP before January 1, 1997, employees may defer a percentage of their compensation -- pre-tax -- to Traditional IRAs (subject to certain limits). The Code provides certain tax benefits for contributions by an employer, pursuant to a SEP and/or SARSEP, to an employee's Traditional IRA. For example, contributions to an employee's Traditional IRA pursuant to a SEP and/or SARSEP are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

       Savings Incentive Match Plan for Employees of Small Employers. The Company also has available a simplified tax-favored retirement plan for employees of small employers (a "SIMPLE IRA Plan"). If an employer establishes a SIMPLE IRA Plan, contributions under the Plan are made to eligible employees' SIMPLE individual retirement accounts ("SIMPLE IRAs"). Each eligible employee may choose to defer a percentage of his or her pre-tax compensation to the employee's SIMPLE IRA. The employer must generally make an annual matching contribution to the SIMPLE IRA of each eligible employee equal to the employee's salary reduction contributions, up to a limit of 3 percent of the employee's compensation. Alternatively, the employer may make an annual non-discretionary contribution to the SIMPLE IRA of each eligible employee equal to 2 percent of each employee's compensation. As with contributions to an employee's IRA pursuant to a SEP and/or SARSEP, the Code provides tax benefits for contributions by an employer, pursuant to a SIMPLE IRA Plan, to an employee's SIMPLE IRA. For example, contributions to an employee's SIMPLE IRA are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

       In the SIMPLE IRA Plan and in Traditional and Roth IRAs, distributions of net investment income and capital gains will be automatically reinvested.

       The foregoing brief descriptions are not complete or definitive explanations of the SIMPLE IRA Plan, the Traditional IRA, or the Roth IRA available for investment in the Funds. Any person who wishes to establish a retirement plan account may do so by contacting Investor Services at 800-677-FUND. The complete Plan documents and applications will be provided to existing or prospective shareholders upon request, without obligation. The Company recommends that investors consult their attorneys or tax advisors to determine if the retirement programs described herein are appropriate for their needs.

       Additional Information Regarding Shareholder Services for Retail Shares

       The Retail A and Retail B Shares of the Funds offer a Periodic Investment Plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, monthly basis ($50 minimum per transaction). Under the Periodic Investment Plan, a shareholder's designated bank or other financial institution debits a preauthorized amount on the shareholder's account each month and applies the amount to the purchase of Retail A and Retail B Shares. The Periodic Investment Plan must be implemented with a financial institution that is a member of the Automated Clearing House. No service fee is currently charged by a Fund for participation in the Periodic Investment Plan. A $20 fee will be imposed by the transfer agent if sufficient funds are not available in the shareholder's account or the shareholder's account has been closed at the time of the automatic transaction.

          The Periodic Investment Plan permits an investor to use "Dollar Cost Averaging" in making investments. Instead of trying to time market performance, a fixed dollar amount is invested in Retail A or Retail B Shares at predetermined intervals. This may help investors to reduce their average cost per share because the agreed upon fixed investment amount allows more Retail A or Retail B Shares to be purchased during periods of lower Retail A or Retail B Share prices and fewer Retail A or Retail B Shares to be purchased during periods of higher Retail A or Retail B Share prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that Retail A or Retail B Shares bought using Dollar Cost Averaging are purchased without regard to their price on the day of investment or to market trends. Dollar Cost Averaging does not assure a profit and does not protect against losses in a declining market. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his Retail A or Retail B Shares at a price which is lower than their purchase price. An investor may want to consider his financial ability to continue purchases through periods of low price levels.

          The Retail A and Retail B Shares of the Funds permit shareholders to effect ConvertiFund(R) transactions, an automated method by which a Retail shareholder may invest proceeds from one account to another account of the Retail A or Retail B Shares of the Firstar family of funds, as the case may be. Such proceeds include dividend distribution, capital gain distributions and systematic withdrawals. ConvertiFund(R) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan account to another qualified plan account, or from a qualified plan account to a regular account.

          The Retail A and Retail B Shares of the Funds offer shareholders a Systematic Withdrawal Plan, which allows a shareholder who owns shares of a Fund worth at least $5,000 at current net asset value at the time the shareholder initiates the Systematic Withdrawal Plan to designate that a fixed sum ($50 minimum per transaction) be distributed to the shareholder or as otherwise directed at regular intervals.

Special Procedures for In-Kind Payments

          Payment for shares of a Fund may, in the discretion of the Fund, be made in the form of securities that are permissible investments for the Fund as described in its Prospectuses. For further information about this form of payment, contact Investor Services at 1-800-677-FUND. In connection with an in-kind securities payment, a Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund; that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; that adequate information be provided to the Fund concerning the basis and other tax matters relating to the securities; and that the amount of the purchase be at least $1,000,000.

                             DESCRIPTION OF SHARES

          The Company's Articles of Incorporation authorize the Board of Directors to issue an indefinite number of full and fractional shares of common stock, $.0001 par value per share, which is divided into two hundred classes (each, a "class" or "fund"). Each class below is divided into four series designated as Institutional Shares, Retail A Shares, Retail B Shares and Y Shares (each, a "Series") as set forth below:

Class and Series of Common Stock
--------------------------------

6-MidCap Core Equity Institutional
6-MidCap Core Equity Y
6-MidCap Core Equity A
6-MidCap Core Equity B
7-Bond IMMDEX(TM) Institutional
7-Bond IMMDEX(TM) Y
7-Bond IMMDEX(TM) A
7-Bond IMMDEX(TM) B
8-Equity Index Institutional
8-Equity Index Y
8-Equity Index A
8-Equity Index B
9-Growth & Income Institutional
9-Growth & Income Y

9-Growth & Income A
9-Growth & Income B
10-Short-Term Bond Institutional
10-Short-Term Bond Y
10-Short-Term Bond A
10-Short-Term Bond B
11-Balanced Growth Institutional
11-Balanced Growth Y
11-Balanced Growth A
11-Balanced Growth B
12-Large Cap Core Equity Institutional
12-Large Cap Core Equity Y
12-Large Cap Core Equity A
12-Large Cap Core Equity B
13-Intermediate Bond Institutional
13-Intermediate Bond Y
13-Intermediate Bond A
13-Intermediate Bond B
14-Tax-Exempt Intermediate Bond Institutional
14-Tax-Exempt Intermediate Bond Y
14-Tax-Exempt Intermediate Bond A
14-Tax-Exempt Intermediate Bond B
15-International Value Institutional
15-International Value Y
15-International Value A
15-International Value B
16-MicroCap Institutional
16-MicroCap Y
16-MicroCap A
16-MicroCap B
17-Balanced Income Institutional
17-Balanced Income Y




Class and Series of Common Stock
--------------------------------

17-Balanced Income A
17-Balanced Income B
18-Small Cap Core Equity Institutional
18-Small Cap Core Equity Y
18-Small Cap Core Equity A
18-Small Cap Core Equity B
19-International Growth Institutional
19-International Growth Y
19-International Growth A
19-International Growth B
20-MidCap Index Institutional
20-MidCap Index Y
20-MidCap Index A
20-MidCap Index B
22-Aggregate Bond Institutional
22-Aggregate Bond Y
22-Aggregate Bond A
22-Aggregate Bond B
23-U.S. Government Securities Institutional
23-U.S. Government Securities Y
23-U.S. Government Securities A
23-U.S. Government Securities B
24-National Municipal Bond Institutional
24-National Municipal Bond Y
24-National Municipal Bond A
24-National Municipal Bond B

28-Missouri Tax-Exempt Bond Institutional
28-Missouri Tax-Exempt Bond Y
28-Missouri Tax-Exempt Bond A
28-Missouri Tax-Exempt Bond B
29-Strategic Income Institutional
29-Strategic Income Y
29-Strategic Income A
29-Strategic Income B
30-Equity Income Institutional
30-Equity Income Y
30-Equity Income A
30-Equity Income B
31-Relative Value Institutional
31-Relative Value Y
31-Relative Value A
31-Relative Value B
32-Large Cap Growth Institutional
32-Large Cap Growth Y
32-Large Cap Growth A
32-Large Cap Growth B
33-Science & Technology Institutional
33-Science & Technology Y
33-Science & Technology A




Class and Series of Common Stock
--------------------------------

33-Science & Technology B
35-Small Cap Index Institutional
35-Small Cap Index Y
35-Small Cap Index A
35-Small Cap Index B
36-Global Equity Institutional
36-Global Equity Y
36-Global Equity A
36-Global Equity B

     The Board of Directors has also authorized the issuance of ten additional classes of common stock representing interests in ten other separate investment portfolios which are described in separate statements of additional information. The remaining authorized shares are classified into one hundred sixty-four additional classes representing interests in other potential future investment portfolios of the Company. The Directors may similarly classify or reclassify any particular class of shares into one or more additional series.

     In the event of a liquidation or dissolution of the Company or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative assets of the Company's respective investment portfolios, of any general assets not belonging to any particular portfolio which are available for distribution. Subject to the allocation of certain costs, expenses, charges and reserves attributed to the operation of a particular series as described in the Funds' Prospectuses, shareholders of a Fund are entitled to participate equally in the net distributable assets of the particular Fund involved on liquidation, based on the number of shares of the Fund that are held by each shareholder.

     Shareholders of each class of the Funds are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held. Shareholders of the Funds, as well as those of any other investment portfolio offered by the Company, will vote together in the aggregate and not separately on a portfolio-by-portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or a particular series within a class. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Company shall not be deemed to have been effectively acted upon unless approved by the shareholders of each portfolio affected by the matter. A portfolio is affected by a matter unless it is clear that the interests of each portfolio in the matter are substantially identical or that the matter does not affect any interest of the portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a portfolio only if approved by a majority of the outstanding shares of such portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Directors may be effectively acted upon by shareholders of the Company voting together in the aggregate without regard to particular portfolios. Similarly, on any matter submitted to the vote of shareholders which only pertains to agreements, liabilities or expenses applicable to one series of a Fund (such as a Distribution and Service Plan applicable to Retail A or B Shares) but not the other series of the same Fund, only the affected series will be entitled to vote. Each Retail A, Retail B, Y or Institutional Share of a Fund represents an equal proportionate interest with other Retail A, Retail B, Y or Institutional Shares in that Fund, respectively. Shares are entitled to such dividends and distributions earned on its assets as are declared at the discretion of the Board of Directors. Shares of the Funds do not have preemptive rights.




     When issued for payment as described in the Funds' Prospectuses and this SAI, shares of the Funds will be fully paid and non-assessable by the Company, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended, which in general provides for personal liability on the part of a corporation's shareholders for unpaid wages of employees. The Company does not intend to have any employees and, to that extent, the foregoing statute will be inapplicable to holders of Fund shares and will not have a material effect on the Company.

     The Articles of Incorporation authorize the Board of Directors, without shareholder approval (unless otherwise required by applicable law), to: (a) sell and convey the assets belonging to a series of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such series to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert the assets belonging to a series of shares into money and, in connection therewith, to cause all outstanding shares of such series to be redeemed at their net asset value; or (c) combine the assets belonging to a series of shares with the assets belonging to one or more other series of shares if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the shareholders of any series participating in such combination and, in connection therewith, to cause all outstanding shares of any such series to be redeemed or converted into shares of another series of shares at their net asset value.


                    ADDITIONAL INFORMATION CONCERNING TAXES

     Each Fund intends to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that the Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. Moreover, if a Fund were to fail to make sufficient distributions in a year, the Fund would be subject to corporate income taxes and/or excise taxes in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a regulated investment company.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income for the calendar year and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year and 100% of any such amounts that were not distributed in the prior year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

     Each Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who: (i) has failed to provide a correct tax identification number; (ii) is subject to back-up withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends; or (iii) has failed to certify to the Fund that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

     The Tax Exempt Intermediate Bond, Missouri Tax-Exempt Bond and National Municipal Bond Funds intend to invest all or substantially all, of their respective assets in debt obligations, the interest on which is exempt for federal income tax purposes. For the Funds to pay tax-exempt dividends for any taxable year, at least 50% of the aggregate value of the Funds' respective assets at the close of each quarter of the Funds' taxable year must consist of exempt-interest obligations.

     The Tax-Exempt Intermediate Bond, Missouri Tax Exempt Bond and National Municipal Bond Funds are designed to provide investors with current tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the Funds may not be suitable for tax-exempt institutions, or for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and IRAs because such plans and accounts are generally tax-exempt and, therefore, not only would not gain any additional benefit from the Funds' dividends being tax-exempt, but such dividends ultimately would be taxable to the beneficiaries when distributed to them. In addition, the Funds may not be an appropriate investment for entities which are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, who occupies more than 5% of the usable area of such facilities, or for whom such facilities, or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S Corporation and its shareholders.

     The tax principles applicable to transactions in financial instruments and futures contracts and options that may be engaged in by the International Value Fund and the International Growth Fund, and investments in passive foreign investment companies ("PFICs") by those funds and the Global Equity Fund and its underlying funds, are complex and, in some cases, uncertain. Such transactions and investments may cause these funds to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

     In addition, in the case of any shares of a PFIC in which the International Value Fund, the International Growth Fund or the Global Equity Fund (or its underlying funds) invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

     Missouri Tax Considerations. For each year in which the Missouri Tax-Exempt Bond Fund qualifies as a regulated investment company for federal income tax purposes, shareholders of the Missouri Tax-Exempt Bond Fund who are Missouri resident individuals, trusts or estates resident in Missouri, or corporations whose commercial domicile is in Missouri (collectively, "Missouri Taxpayers") will not be subject to Missouri income taxation on dividends distributed to them to the extent that such dividends: (1) qualify as exempt-interest dividends of a regulated investment company under Code section 852(b)(5) to the extent that the interest from which they are derived would be exempt from Missouri income tax if held directly by a Missouri resident (i.e., generally from obligations of the state of Missouri or any of its political subdivisions or authorities); or
(2)(a) are attributable to interest on obligations of the United States and its territories and possessions, or of any authority, commission, or instrumentality of the United States, to the extent exempted from Missouri income taxes under the laws of the United States; (b) are the subject of the written notice to shareholders required by 12 C.S.R. section 10-2.155(2); and (c) are properly reported on the Missouri income tax returns of the shareholder in the Missouri Tax-Exempt Bond Fund by the attaching of a copy of the year end statement or summary document as described in 12 C.S.R. section 10-2.155(3). In connection with the obligations described in paragraph (2) above, the amount of State income tax-exempt interest dividends shall be reduced by the amount of: (a) the federal corporate dividend received deduction attributable to such dividends; and (b) interest paid or expense incurred to produce such dividends, to the extent that the interest paid or expense incurred exceeds five hundred dollars. All other distributions, including distributions attributable to interest on obligations of non-Missouri and non-U.S. issuers or capital gains, from the Missouri Tax-Exempt Bond Fund to Missouri taxpayers will be subject to the Missouri income taxes and may be subject to local taxes.

     To the extent possible, the Missouri Tax-Exempt Bond Fund intends to invest in obligations which will permit distributions attributable to interest to be excludable by Missouri Taxpayers. Despite this intention, Missouri Taxpayers generally will be subject to Missouri income tax on other types of distributions received from the Missouri Tax-Exempt Bond Fund, including distributions of interest on obligations of non-Missouri and non-U.S. issuers and all long-term and short-term capital gains.

     The foregoing discussion of Missouri law does not apply to shareholders that are subject to the Missouri financial institutions tax or other forms of specialized Missouri taxation.


                           MANAGEMENT OF THE COMPANY

     The business and affairs of the Funds are managed under the direction of the Board of Directors of the Company. The Board is responsible for acting on behalf of the shareholders.

     The Board does not normally hold shareholder meetings except when required by the 1940 Act or other applicable law. The Board will call a shareholders' meeting for the purpose of voting on the question of removal of a Director when requested to do so in writing by the record holders of not less than 10% of the outstanding shares of the Company that are entitled to vote.

Directors and Officers

          The Directors and Officers of the Company, their addresses, principal occupations during the past five years and other affiliations are as follows:


                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------
Glen R. Bomberger               Director                Executive Vice President, Chief Financial
One Park Plaza                                          Officer and Director, A.O. Smith Corporation (a
11270 West Park Place                                   diversified manufacturing company) since January
Milwaukee, WI 53224-3690                                1987; Director of companies affiliated with A.O.
Age: 63                                                 Smith Corporation; Director, Smith Investment
                                                        Company; Director of companies affiliated with
                                                        Smith Investment Company.

Bronson J. Haase*               Director                President and CEO of Wisconsin Gas Company,
6948 Wildwood Point                                     WICOR Energy, FieldTech and Vice President of
Chenequa, WI 53029                                      WICOR, Inc. from 1998 to October 2000; President
Age: 57                                                 and CEO of Ameritech - Wisconsin (formerly
                                                        Wisconsin Bell) from 1993 to 1998; President of
                                                        Wisconsin Bell Communications from 1993 to 1998;
                                                        Board of Directors, The Marcus Corporation;
                                                        Trustee of Roundy Foods; Chairman of the
                                                        Wisconsin Utilities Association.

Dawn M. Hornback                Director                Trustee of Firstar Stellar Funds from February
Observatory Group, Inc.                                 1997 to December 2000; Founder, President and
700 Walnut Street                                       Chief Executive Officer of Observatory Group,
Suite 450                                               Inc. (brand identity firm) since August 1990.
Cincinnati, OH 45202
Age: 37

Joseph J. Hunt                  Director                Director of Mercantile Mutual Funds, Inc. since
Iron Workers International                              1994; Treasurer of the International Association
Union                                                   of Bridge, Structural and Ornamental Iron
1750 New York Ave., N.W.                                Workers (IABSOIW) (international labor union)
Suite 400                                               since 1998; General Vice-President of IABSOIW
Washington, D.C. 20006                                  from 1994 to 1998.
Age: 58

Jerry G. Remmel                 Director                Retired; Vice President, Treasurer and Chief
16650A Lake Circle                                      Financial Officer of Wisconsin Energy
Brookfield, WI 53005                                    Corporation from 1994 to 1996; Treasurer of
Age: 69                                                 Wisconsin Electric Power Company from 1973 to
                                                        1996; Director of Wisconsin Electric Power
                                                        Company from 1989 to 1996; Senior Vice
                                                        President, Wisconsin Electric Power Company from
                                                        1988 to 1994; Chief Financial Officer, Wisconsin
                                                        Electric Power Company from 1983 to 1996; Vice
                                                        President and Treasurer, Wisconsin Electric
                                                        Power Company from 1983 to 1989.

                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------
Richard K. Riederer             Director                Retired; President and Chief Executive Officer
741 Chestnut Road                                       of Weirton Steel from 1995 to 2001; Director of
Sewickley, PA 15143                                     Weirton Steel from 1993 to 2001; Executive Vice
Age: 57                                                 President and Chief Financial Officer, Weirton
                                                        Steel January from 1994 to 1995; Vice President
                                                        of Finance and Chief Financial Officer, Weirton
                                                        Steel January from 1989 to 1994; Member, Board
                                                        of Directors of American Iron and Steel
                                                        Institute since 1995; Member, Board of
                                                        Directors, National Association of Manufacturers
                                                        since 1995; Member, Board of Directors, WESBANCO
                                                        since September 1997; Trustee of Carnegie Mellon
                                                        University since 1997.

James M. Wade                   Chairman of the Board   Retired; Vice President and Chief Financial
2802 Wind Bluff Circle                                  Officer, Johnson Controls, Inc. (a controls
Wilmington, NC 28409                                    manufacturing company) from January 1987 to May
Age: 57                                                 1991.

Jerry V. Woodham                Director                Chairman of the Board, President and Director of
St. Louis University                                    Mercantile Mutual Funds, Inc. since 1982;
Fitzgerald Hall                                         Treasurer, St. Louis University since August
3500 Lindell Blvd.                                      1996; Treasurer, Washington University from 1981
St. Louis, MO 63131                                     to 1995.
Age: 58

Marian Zentmyer*                President and Director  President, since 2001, Chief Investment Officer
777 E. Wisconsin Ave.                                   of Equities and Director, FIRMCO, since 1998;
Suite 800                                               Senior Vice President and Senior Portfolio
Milwaukee, WI 53202                                     Manager, FIRMCO from 1995 to 1998.
Age 44







                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------
William H. Zimmer, III          Director                Trustee and member of Audit Committee of Firstar
Ecampus.com                                             Stellar Funds from February 1996 to December
1999 Richmond Road                                      2000, Senior Vice President and Chief Financial
Lexington, KY 40502                                     Officer, ecampus.com since September 1999
Age: 47                                                 (e-commerce); Executive Vice-President and Chief
                                                        Financial Officer, Advanced Communications
                                                        Group, Inc. since December 1998; Corporate Vice
                                                        President and Treasurer, Cincinnati Bell, Inc.
                                                        from November 1997 to December 1997; Secretary
                                                        and Treasurer, Cincinnati Bell, Inc. from August
                                                        1991 to November 1997; Secretary and Assistant
                                                        Treasurer, Cincinnati Bell, Inc. from December

                                                        1988 to August 1991; Assistant Secretary and
                                                        Assistant Treasurer, Cincinnati Bell, Inc. from
                                                        April 1987 to December 1988.

W. Bruce McConnel               Secretary               Partner of the law firm of Drinker Biddle &
One Logan Square                                        Reath LLP.
18/th/ & Cherry Streets
Philadelphia, PA 19103
Age: 58

Laura J. Rauman                 Vice President          Senior Vice President, FIRMCO since 1995; Vice
777 E. Wisconsin Avenue,                                President of Mercantile Mutual Funds since
Suite 800                                               April, 2000; Senior Auditor, Price Waterhouse,
Milwaukee, WI 53202                                     LLP, prior thereto.
Age: 32

Joseph C. Neuberger             Assistant Treasurer     Senior Vice President, Firstar Mutual Fund
615 E. Michigan Street                                  Services, LLC since 1994; Manager, Arthur
Milwaukee, WI 53202                                     Andersen LLP, prior thereto.
Age: 39



* Mr. Haase and Ms. Zentmyer are considered by the Company to be "interested persons" of the Company as defined in the 1940 Act.

     The following chart provides certain information about the Director fees of the Company's Directors for the year ended October 31, 2000.






                                                         PENSION OR                                     TOTAL COMPENSATION
                                                         RETIREMENT                 ESTIMATED                  FROM
                                     AGGREGATE            BENEFITS                    ANNUAL                 COMPANY
                                    COMPENSATION         ACCRUED AS                  BENEFITS               AND FUND
            NAME OF                   FROM THE          PART OF FUND                   UPON               COMPLEX* PAID
        PERSON/POSITION               COMPANY             EXPENSES                  RETIREMENT            TO DIRECTORS
        ---------------               -------             --------                  ----------            ------------
   James M. Wade                      $ 22,000            $      0                 $      0                   $ 22,000
Chairman of the Board

Glen R. Bomberger                     $16,000+            $      0                 $      0                   $16,000+
     Director

Jerry G. Remmel                       $ 16,000            $      0                 $      0                   $ 16,000
     Director

Richard K. Riederer                   $ 16,000            $      0                 $      0                   $ 16,000
     Director

Charles R. Roy                        $ 16,000            $      0                 $      0                   $ 16,000
     Director

Bronson J. Haase                      $ 16,000            $      0                 $      0                   $ 16,000
     Director

Dawn M. Hornback++                           -                   -                        -                          -
     Director

Joseph J. Hunt++                             -                   -                        -                          -
     Director

Jerry V. Woodham++                           -                   -                        -                          -
     Director

William H. Zimmer++                          -                   -                        -                          -
     Director

Marian Zentmyer++                            -                   -                        -                          -
     Director

     *The "Fund Complex" includes only the Company. The Company is comprised of 36 separate portfolios.
     +Includes $15,000 which Mr. Bomberger elected to defer under the Company's deferred compensation plan.
     ++Ms. Hornback and Ms. Zentmyer and Messrs. Hunt, Woodham and Zimmer were elected as directors on November 8, 2000.


     Each Director receives an annual fee of $10,000, a $1,000 per meeting attendance fee and reimbursement of expenses incurred as a Director. The Chairman of the Board is entitled to receive an additional $3,500 per annum for services in such capacity. For the fiscal year ended October 31, 2000, the Directors and Officers received aggregate fees and reimbursed expenses of $105,633. Ms. Zentmyer, Ms. Rauman and Mr. Neuberger receive no fees from the Company for their services as President and Director; Vice President; and Assistant Treasurer, respectively, although FIRMCO, of which Ms. Zentmyer and Ms. Rauman are President, Chief Investment Officer of Equities and Director and Senior Vice President, respectively, receives fees from the Company for advisory services and Firstar Mutual Fund Services, LLC of which Mr. Neuberger is Senior Vice President, receives fees from the Company for administration, transfer agency and accounting services. FIRMCO is a wholly owned subsidiary of Firstar Corporation. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Company. As of the date of this SAI, the Directors and Officers of the Company, as a group, owned less than 1% of the outstanding shares of each Fund.

     Directors, employees, retirees and their families of Firstar Corporation or its affiliates are exempt and do not have to pay front-end sales charges (provided the status of the investment is explained at the time of investment) on purchases of Retail A Shares. These exemptions to the imposition of a front-end sales charge are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

Advisory Services

     FIRMCO, a Wisconsin limited liability company and subsidiary of Firstar Corporation, a bank holding company, serves as investment adviser to the Funds.

     FIRMCO became the investment adviser to the Short-Term Bond Fund, MidCap Core Equity Fund, Bond IMMDEX(TM) Fund and Equity Index Fund as of February 3, 1992 and became the investment adviser to the Growth & Income Fund effective June 17, 1993. Prior thereto, investment advisory services for these Funds were provided by Firstar Trust Company, an affiliate of FIRMCO.

     On November 27, 2000 and December 11, 2000, certain Predecessor Funds offered by Mercantile Mutual Funds, Inc. ("Predecessor Mercantile Funds") reorganized into certain portfolios offered by the Company (including the U.S. Government Securities Fund, Aggregate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Equity Income Fund, International Growth Fund, Small Cap Index Fund and Small Cap Core Equity Fund), as further explained in the first part of this Statement of Additional Information. On March 1, 2000, FIRMCO became the investment adviser to these Predecessor Mercantile Funds. Prior thereto, investment advisory services for these Predecessor Mercantile Funds were provided by Mississippi Valley Advisors, Inc. ("MVA"), a subsidiary of Firstar Corporation. Prior to March 1, 2000, MVA was an indirect wholly-owned subsidiary of Mercantile Bancorporation, Inc. On September 17, 1999, Mercantile Bancorporation, Inc. merged into Firstar Corporation.

     On November 27, 2000 and December 11, 2000, certain Predecessor Funds offered by Firstar Stellar Funds ("Predecessor Stellar Funds") reorganized into certain portfolios of the Company (including the Strategic Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology
Fund), as further explained in the first part of this Statement of Additional Information. FIRMCO became investment adviser to these Predecessor Stellar Funds on April 1, 2000. Prior thereto, investment advisory services for these Predecessor Stellar Funds were provided by the Capital Management Division of Firstar Bank, N.A., also a subsidiary of Firstar Corporation.

     For periods prior to November 27, 2000 and December 11, 2000, as applicable, historical data presented below is that of the Predecessor Mercantile Fund or Predecessor Stellar Fund, as the case may be.

     In its Investment Advisory Agreement, the Adviser has agreed to pay all expenses incurred by it in connection with its advisory activities, other than the cost of securities and other investments, including brokerage commissions and other transaction charges, if any, purchased or sold for the Funds.

     In addition to the compensation stated in the Prospectuses, the Adviser is entitled to 4/10ths of the gross income earned by each Fund on each loan of its securities, excluding capital gains or losses, if any. Pursuant to current policy of the SEC, the Adviser does not intend to receive compensation for such securities lending activity. The Adviser may voluntarily waive advisory fees otherwise payable by the Funds.

     FIRMCO is entitled to be paid contractual fees computed daily and paid monthly, at the annual rate (as a percentage of such Fund's average daily net assets) as follows:

-----------------------------------------------------------------------------
                                                                Amount
  Fund                                                      Before Waivers
  ----                                                      --------------
-----------------------------------------------------------------------------
  Short-Term Bond Fund                                            0.60
-----------------------------------------------------------------------------
  Intermediate Bond Fund                                          0.50
-----------------------------------------------------------------------------
  U.S. Government Securities Fund                                 0.60
-----------------------------------------------------------------------------
  Aggregate Bond Fund                                             0.50
-----------------------------------------------------------------------------
  Bond IMMDEX(TM) Fund                                            0.30
-----------------------------------------------------------------------------
  Strategic Income Fund                                           0.95
-----------------------------------------------------------------------------
  Tax-Exempt Intermediate Bond Fund                               0.50
-----------------------------------------------------------------------------
  Missouri Tax-Exempt Bond Fund                                   0.45
-----------------------------------------------------------------------------
  National Municipal Bond Fund                                    0.55
-----------------------------------------------------------------------------
  Balanced Income Fund                                            0.75
-----------------------------------------------------------------------------
  Balanced Growth Fund                                            0.75
-----------------------------------------------------------------------------
  Growth & Income Fund                                            0.75
-----------------------------------------------------------------------------
  Equity Income Fund                                              0.75
-----------------------------------------------------------------------------
  Relative Value Fund                                             0.75

-----------------------------------------------------------------------------
  Equity Index Fund                                               0.25
-----------------------------------------------------------------------------
  Large Cap Core Equity Fund                                      0.75
-----------------------------------------------------------------------------
  Large Cap Growth Fund                                           0.95
-----------------------------------------------------------------------------
  International Value Fund                                        1.34
-----------------------------------------------------------------------------
  Global Equity Fund                                              0.75
-----------------------------------------------------------------------------
  International Growth Fund                                       1.00
-----------------------------------------------------------------------------
  MidCap Index Fund                                               0.25
-----------------------------------------------------------------------------
  MidCap Core Equity Fund                                         0.75
-----------------------------------------------------------------------------
  Small Cap Index Fund                                            0.40
-----------------------------------------------------------------------------
  Small Cap Core Equity Fund                                      0.75
-----------------------------------------------------------------------------
  Science & Technology Fund                                       1.05
-----------------------------------------------------------------------------
  MicroCap Fund                                                   1.50
-----------------------------------------------------------------------------

     FIRMCO has contractually agreed to waive certain fees and reimburse certain expenses for Retail A, Retail B, Y and Institutional Shares, as applicable, for the Short-Term Bond Fund, Intermediate Bond Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Balanced Income Fund, Balanced Growth Fund, Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, International Value Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, and MicroCap Fund until October 31, 2001.


     For the services provided and expenses assumed by the Adviser under its Investment Advisory Agreement with respect to the Continuing Funds in effect for the fiscal years ended October 31, 2000, 1999, and 1998, the Adviser was paid and waived advisory fees as follows:

                 Net Advisory Fees Paid (Advisory Fees Waived)



                                                  2000                          1999                   1998
                                                  ----                          ----                   ----
Short-Term Bond Fund                        $  562,185 (540,728)      $  675,262 (542,291)      $  550,921 (528,964)

Intermediate Bond Fund                       1,443,332 (500,440)       1,165,094 (421,858)       1,080,528 (410,430)

Bond IMMDEX(TM) Fund                          1,578,650 (14,052)           1,577,620 (800)             1,551,355 (0)

Tax-Exempt Intermediate Bond Fund              449,643 (163,425)         319,104 (164,330)         217,113 (207,408)

Balanced Income Fund                           670,350 (156,897)         230,911 (147,908)          60,206 (177,189)/1/

Balanced Growth Fund                         1,734,918 (144,364)       1,796,430 (156,173)       1,345,543 (403,169)

Growth & Income Fund                          5,294,525 (40,945)         5,581,009 (5,771)             4,513,188 (0)

Equity Index Fund                            2,021,215 (522,231)       1,248,658 (394,242)       1,076,720 (179,779)

Large Cap Core Equity Fund                    2,813,264 (22,531)         2,378,404 (3,010)            1,663,048 (72)

International Value Fund                       824,527 (179,156)         558,117 (142,472)         641,868 (219,464)

MidCap Index Fund                               97,159 (150,705)/2/                    __                        __

MidCap Core Equity Fund                       3,681,552 (81,304)        4,187,456 (31,109)            5,243,173 (24)

MicroCap Fund                                      5,060,648 (0)           1,941,648 (928)         1,685,137 (2,576)

________________
/1/From inception (December 1,1997) to October 1,1998.

/2/From inception (November 4, 1999) to October 31, 2000.

     For the services provided and expenses assumed by the Adviser under the respective Investment Advisory Agreements with respect to the Predecessor Funds in effect for the fiscal period/years ended October 31, 2000 and November 30, 1999, and 1998, the Adviser was paid and waived advisory fees as follows:



                          Gross Advisory Fees (Waivers)

Predecessor Fund                                                 2000                 1999                  1998
----------------                                                 ----                 ----                  ----
Predecessor U.S. Government Securities Fund             $       272,596 (0)     $    479,599(0)    $        459,829(0)

Predecessor Aggregate Bond Fund                                 528,613 (0)     $   795, 816(0)    $        913,545(0)

Predecessor Strategic Income Fund                             1,239,752 (0)        1,783,691(0)           1,865,171(0)

Predecessor Missouri Tax-Exempt Bond Fund                       578,126 (0)          586,025(0)             484,088(0)

Predecessor National Municipal Bond Fund                      1,365,130 (0)        2,017,683(0)     1,389,193(663,264)

Predecessor Equity Income Fund                                  417,314 (0)          830,725(0)       577,324(280,161)

Predecessor Relative Value Fund                               3,692,344 (0)        3,788,262(0)           3,061,795(0)

Predecessor Large Cap Growth Fund                             2,271,505 (0)        1,781,768(0)           1,269,745(0)

Predecessor Global Equity Fund                                  506,963(0)           409,174(0)             313,728(0)/3/

Predecessor International Growth Fund                         1,227,755 (68,353)     785,618(1,033)         731,113(0)

Predecessor Small Cap Index Fund                                262,983 (0)      97,603(22,754)/1/             N/A

Predecessor Small Cap Core Equity Fund                        1,032,417 (0)          942,833(0)           1,776,373(0)

Predecessor Science & Technology Fund                           899,433 (0)           67,931(0)/2/             N/A

_________________________

/1/ For the period from December 30, 1998 (commencement of operations) to
    November 30, 1999.
/2/ For the period from August 9, 1999 (commencement of operations) to November
    30, 1999.
/3/ For the period from December 3, 1997 (commencement of operations) to November 30, 1998.

     Under its Investment Advisory Agreement, the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

     With regard to the International Value Fund and International Growth Fund, under the Investment Advisory Agreements, the Adviser is authorized to delegate its responsibilities to another adviser. The Adviser has appointed Hansberger Global Investors, Inc. as Sub-Adviser to the International Value Fund and Clay Finlay, Inc. as Sub-Adviser to the International Growth Fund. The Sub-Advisers determine the securities to be purchased, retained or sold by the respective Fund. See "Sub-Advisers" below.

     Sub-Advisers.  The International Value Fund receives sub-advisory services
from Hansberger Global Investors, Inc. ("HGI").   Under the terms of the Sub-
Advisory Agreement between the Adviser and HGI, HGI furnishes investment advisory and portfolio management services to the International Value Fund with respect to its investments. HGI is responsible for decisions to buy and sell the International Value Fund's investments and all other transactions related to investment therein. HGI negotiates brokerage commissions and places orders for purchases and sales of the International Value Fund's portfolio securities.

     For the services provided and expenses assumed pursuant to its sub-advisory agreement with FIRMCO, HGI receives from FIRMCO a fee, computed daily and payable monthly, at the annual rate of 0.75% of the first $25 million of the International Value Fund's average daily net assets, 0.50% of the next $75 million of the International Value Fund's average daily net assets, and 0.35% of the International Value Fund's average daily net assets in excess of $100 million. HGI bears all expenses incurred by it in connection with its services under the sub-advisory agreement.




     For the services provided under the sub-advisory agreements in effect for the fiscal years ended October 31, 2000, 1999, and 1998, HGI and State Street Bank and Trust Company were paid and waived sub-advisory fees as follows:

             Net Sub-Advisory Fees Paid (Sub-Advisory Fees Waived)

                                         2000                  1999                   1998
                                         ----                  ----                   ----
International Value Fund             $367,256 (0)          $318,983 (0)           $381,819 (0)


     The International Growth Fund receives sub-advisory services from Clay Finlay Inc. ("Clay Finlay"). Under the terms of the Sub-Advisory Agreement between the Adviser and Clay Finlay, Clay Finlay furnishes investment advisory and portfolio management services to the International Growth Fund with respect to its investments. Clay Finlay is responsible for decisions to buy and sell the International Growth Fund's investments and all other transactions related to investment therein. Clay Finlay negotiates brokerage commissions and places orders for purchases and sales of the International Growth Fund's portfolio securities.




     For the services provided and expenses assumed pursuant to its sub-advisory agreement with FIRMCO, Clay Finlay receives from FIRMCO a fee, computed daily and payable monthly, at the annual rate of 0.75% of the first $50 million of the International Growth Fund's average daily net assets, plus 0.50% of the next $50 million of average daily net assets, plus 0.25% of average daily net assets in excess of $100 million. Clay Finlay bears all expenses incurred by it in connection with its services under the sub-advisory agreement.

     For the services provided under the sub-advisory agreements in effect for the fiscal year ended October 31, 2000 and the fiscal years ended November 30, 1999, and 1998 Clay Finlay was paid and waived sub-advisory fees as follow:

             Net Sub-Advisory Fees Paid (Sub-Advisory Fees Waived)


                                          2000                         1999                         1998
                                          ----                         ----                         ----
International Growth Fund             $659,914 (0)                 $526,364 (0)                 $493,678 (0)


     Prior to November 27, 2000, The Glenmede Trust Company ("Glenmede") served as sub-adviser to the Firstar Core International Equity Fund. On November 27, 2000, the Firstar Core International Equity Fund and the Predecessor Mercantile International Equity Portfolio reorganized into the Firstar International Growth Fund. The sub-advisory fees paid to Glenmede for the fiscal year ended October 31, 2000 were $189,822.

     Pursuant to the Sub-Advisory Agreements, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or reckless disregard of its obligations and duties thereunder, or loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, the Sub-Adviser will not be subject to any liability to the Adviser, the International Value Fund, International Growth Fund or the Company, or to any shareholder of the International Value Fund, International Growth Fund or the Company, for any act or omission in the course of, or connected with, rendering services under the Sub-Advisory Agreements. See "Banking Laws and Regulations" below for information regarding certain banking laws and regulations and their applicability to the Sub-Adviser and services under the Sub-Advisory agreements.

Regulatory Matters.

     Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by a Fund to a financial intermediary in connection with the investment of fiduciary funds in a Funds' Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

     Shares of the Funds are not bank deposits, are neither endorsed by, insured by, or guaranteed by, obligations of, nor otherwise supported by the FDIC, the Federal Reserve Board, Firstar Bank, N.A. or FIRMCO, their affiliates or any other bank, or any other governmental agency.

Administration and Distribution Services

     Firstar Mutual Fund Services, LLC serves as administrator (the "Administrator") to the Company. Under the Fund Administration Servicing Agreement, the Administrator has agreed to maintain office facilities, furnish clerical services, stationery and office supplies; monitor the company's arrangements with respect to services provided by Shareholder Organizations and Institutions; and generally assist in the Company's operations. The following administrative services are also provided by Firstar Mutual Fund Services, LLC: compile data for and prepare, with respect to the Company, timely Notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports to the SEC and current Shareholders; coordinate execution and filing by the Company of all federal and state tax returns and required tax filings other than those required to be made by the Company's custodian and transfer agent; prepare compliance filings and Blue Sky registrations pursuant to state securities laws with the advice of the Company's counsel; assist to the extent requested by the Company with the Company's preparation of Annual and Semi-Annual reports to Funds' shareholders and Registration Statements for the Funds; monitor the Funds' expense accruals and cause all appropriate expenses to be paid on proper authorization from the Funds; monitor the Funds' status as a regulated investment company under Subchapter M of the Code; maintain the Funds' fidelity bond as required by the 1940 Act; and monitor compliance with the policies and limitations of the Funds as set forth in the Prospectuses and SAI.

     The Administrator is entitled to receive a fee for its administrative services, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion.
The Administrator may voluntarily waive all or a portion of its administrative fee from time to time. This waiver may be terminated at any time at the Administrator's discretion.

     Under the Fund Administration Servicing Agreement, the Administrator is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Agreement, except a loss resulting from willful misconduct, bad faith or negligence on the part of the Administrator in the performance of its duties.

     Firstar Trust Company became Co-Administrator to the Company on September 1, 1994, and assigned its rights and obligations to Firstar Mutual Fund Services, LLC on October 1, 1998. From January 1, 1995 until August 1, 2000, B.C. Ziegler and Firstar Mutual Fund Services, LLC served as co-administrators to the Company (together, the "Co-Administrators").

     For its administrative services related to the Continuing Funds for the fiscal years ended October 31, 2000, 1999, and 1998 , the Co-Administrators were paid and waived the following administrative fees:

           Net Administration Fees Paid (Administration Fees Waived)


                                                       2000                  1999                    1998
                                                       ----                  ----                    ----
Short-Term Bond Fund                                195,669 (0)        196,764 (24,546)        69,432 (126,882)

Intermediate Bond Fund                              413,629 (0)        304,583 (39,645)       115,423 (210,207)

Bond IMMDEX(TM) Fund                                565,003 (0)        495,763 (70,052)       200,288 (364,601)

Tax-Exempt Intermediate Bond Fund                    95,696 (0)         93,040 (12,419)        32,957 (59,803)

Balanced Income Fund                                 95,093 (0)         49,835 (5,686)         12,498 (22,106)/1/

Balanced Growth Fund                                246,219 (0)        250,967 (31,982)        90,542 (164,087)

Growth & Income Fund                                751,324 (0)        724,594 (87,590)       233,865 (423,689)

                                                       2000                  1999                    1998
                                                       ----                  ----                    ----
Equity Index Fund                                   860,376 (0)        633,693 (72,866)       195,703 (353,692)

Large Cap Core Equity Fund                          402,403 (0)        312,797 (31,157)        85,845 (156,347)

International Value Fund                             64,886 (0)         48,844  (6,041)        24,861  (44,829)

Mid Cap Index Fund                                  105,417 (0)               N/A                     N/A

MidCap Core Equity Fund                             533,894 (0)        528,380 (78,076)       269,375 (492,978)

MicroCap Fund                                       358,927 (0)        127,042 (12,611)         43,380 (79,285)


  /1/From inception (December 1,1997) to October 31, 1998.

       Prior to October 1, 1998, Federated Administrative Services ("Federated") served as administrator to the Predecessor Funds of the Strategic Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund and Science & Technology Fund. Edgewood Services, Inc. served as sub-administrator to those Predecessor Stellar Funds. For its services, Edgewood was paid a fee by Firstar Mutual Fund Services, LLC and is not paid by the Funds. Effective October 1, 1998, Firstar Mutual Fund Services, LLC served as administrator to those Predecessor Stellar Funds.

       With regard to the Predecessor Stellar Funds, for the fiscal period/years ended October 31, 2000 and November 30, 1999 and 1998 , administration fees, after waivers, were paid to Firstar Mutual Fund Services, LLC and Federated as follows:



                    Net Administration Fees Paid (Waivers)



-----------------------------------------------------------------------------------------------------------------------
Predecessor Stellar Fund                            2000                 1999                  1998
------------------------                            ----                 ----                  ----
-----------------------------------------------------------------------------------------------------------------------
Predecessor Strategic Income Fund                143,550 (0)          206,533 (0)           211,546 (0)
-----------------------------------------------------------------------------------------------------------------------
Predecessor Relative Value Fund                  541,544 (0)          555,786 (0)           480,815 (0)
-----------------------------------------------------------------------------------------------------------------------
Predecessor Large Cap Growth Fund                333,154 (0)          261,326 (0)           197,859 (0)
-----------------------------------------------------------------------------------------------------------------------
Predecessor Global Equity Fund                    74,354 (0)           60,018 (0)            55,030 (0)/1/
-----------------------------------------------------------------------------------------------------------------------
Predecessor Science & Technology Fund            109,931 (0)            8,303 (0)/2/           N/A
-----------------------------------------------------------------------------------------------------------------------

/1/  From inception (December 3, 1997) to November 30, 1998.
/2/  From inception (August 9, 1999) to November 30, 1999.

       Prior to January 1, 2000, BISYS Fund Services Ohio, Inc. ("BISYS Ohio") served as administrator to the Predecessor Funds of the U.S. Government Securities Fund, Aggregate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Equity Income Fund, International Growth Fund, Small Cap Index Fund and Small Cap Core Equity Fund. From January 1, 2000 to December 11, 2000, BISYS Ohio and Firstar Mutual Fund Services, LLC served as co-administrators of those Predecessor Mercantile Funds.





       For the fiscal period/years ended October 31, 2000 and November 30, 1999 and 1998 , administration fees, after waivers, were paid to Firstar Mutual Fund Services, LLC and BISYS Ohio as follows:





                                              Net Administration Fees Paid (Waivers)
------------------------------------------------------------------------------------------------------------
Predecessor Mercantile Fund                         2000                   1999                  1998
---------------------------                         ----                   ----                  ----
------------------------------------------------------------------------------------------------------------
Predecessor U.S. Government Securities       $ 60,578  (60,577)      $106,581(106,576)     $102,187(102,181)
 Fund
------------------------------------------------------------------------------------------------------------
Predecessor Aggregate Bond Fund               117,471 (117,469)       176,852(176,846)      203,015(203,004)
------------------------------------------------------------------------------------------------------------
Predecessor Missouri Tax-Exempt Bond          128,474 (128,472)       130,231(130,226)      107,578(107,574)
 Fund
------------------------------------------------------------------------------------------------------------
Predecessor National Municipal Bond           248,208 (248,204)       366,861(366,848)      318,915(427,432)
 Fund
------------------------------------------------------------------------------------------------------------
Predecessor Equity Income Fund                 55,642  (55,642)       110,766(110,763)       97,524(131,138)
------------------------------------------------------------------------------------------------------------
Predecessor International Growth Fund         122,777  (122,775)       78,667 (78,664)       73,113 (73,109)
------------------------------------------------------------------------------------------------------------
Predecessor Small Cap Index Fund               65,746  (65,745)        29,760 (29,759)/1/          N/A
------------------------------------------------------------------------------------------------------------
Predecessor Small Cap Core Equity Fund        137,657 (137,655)       125,715(125,710)      236,856(236,844)
------------------------------------------------------------------------------------------------------------

_______________________
/1/ For the period from December 30, 1998 (commencement of operations) to
    November 30, 1999.
/2/ For the period from March 7, 1997 (commencement of operations) to November
    30, 1997.

       Quasar Distributors, LLC, (the "Distributor") located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, provides distribution services for each Fund as described in the Funds' Prospectuses pursuant to a Distribution

Agreement with the Funds under which the Distributor, as agent, sells shares of each Fund on a continuous basis. The Distributor has agreed to use its best efforts to solicit orders for the sale of shares, although it is not obliged to sell any particular amount of shares. The Distributor causes expenses to be paid for the cost of printing and distributing prospectuses to persons who are not shareholders of the Funds (excluding preparation and printing expenses necessary for the continued registration of the Funds' shares) and of printing and distributing all sales literature.



       From August 1, 2000 to December 11, 2000, the Distributor served as distributor to the Predecessor Stellar Funds. From April 1, 1999 to July 31, 2000, Edgewood Services, Inc. ("Edgewood") served as distributor to the Predecessor Stellar Funds. Prior to April 1, 1999, B.C. Ziegler & Company ("Ziegler") served as the distributor from October 1, 1998 to March 31, 1999. Prior to October 1, 1998, Federated Securities Corp. ("Federated") served as distributor.

       Prior to December 11, 2000 BISYS Fund Services Limited Partnership ("BISYS") served as the distributor to the Predecessor Mercantile Funds.




Shareholder Organizations

Retail A Shares
       As stated in the Funds' Prospectuses the Funds intend to enter into agreements from time to time with Shareholder Organizations providing for support and/or distribution services to customers of the Shareholder Organizations who are the beneficial owners of Retail A Shares of the Fund. Under the agreements, the Funds may pay Shareholder Organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by their customers. Support services provided by Shareholder Organizations under their Service Agreements or Distribution and Service Agreements may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and
(ix) other similar services requested by the Funds. In addition, Shareholder Organizations, under the Distribution and Service Plan applicable to Retail A Shares, may provide assistance (such as the forwarding of sales literature and advertising to their customers) in connection with the distribution of Retail A Shares. All fees paid under these agreements are borne exclusively by the Funds' Retail A Shares.

       The Funds' arrangements with Shareholder Organizations under the agreements are governed by two Plans (a Service Plan and a Distribution and Service Plan) for the Retail A Shares, which have been adopted by the Board of Directors.

Retail B Shares
       The Company has also adopted a Distribution and Service Plan pursuant to Rule 12b-1 and a Service Plan with respect to the Retail B Shares of the Funds. Under the Distribution and Service Plan, payments by the Company: (i) for distribution expenses may not exceed 0.75% (annualized) of the average daily net assets attributable to a Fund's outstanding Retail B Shares; and (ii) for shareholder liaison services may not exceed 0.25% (annualized), respectively, of the average daily net assets attributable to each Fund's outstanding Retail B

Shares. Under the separate Service Plan for the Retail B Shares, payments by the Company for shareholder administrative support services may not exceed 0.25% (annualized) of the average daily net assets attributable to each Fund's outstanding Retail B Shares.

       Because the Distribution and Service Plans contemplate the provision of services related to the distribution of Retail A and Retail B Shares (in addition to support services), those Plans have been adopted in accordance with Rule 12b-1 under the 1940 Act. In accordance with the Plans, the Board of Directors reviews, at least quarterly, a written report of the amounts expended in connection with the Funds' arrangements under the Plans and the purposes for which the expenditures were made. In addition, the arrangements must be approved annually by a majority of the Directors, including a majority of the Directors who are not "interested persons" of the Funds (as defined in the 1940 Act) and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors").

Y Shares
       As stated in the Funds' Prospectuses, the Funds intend to enter into agreements from time to time with Shareholder Organizations providing for support services to customers of the Shareholder Organizations who are the beneficial owners of Y Shares of the Fund. Under the agreements, the Funds may pay Shareholder Organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Y Shares beneficially owned by their customers. Support services provided by Shareholder Organizations under their Service Agreements may include: (i) processing dividend and distribution payments from a Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and
(ix) other similar services requested by the Funds. All fees paid under these agreements are borne exclusively by the Funds' Y Shares.

     The Funds believe that there is a reasonable likelihood that their arrangements with Shareholder Organizations will benefit each Fund and the holders of Retail A, Retail B and Y Shares as a way of allowing Shareholder Organizations to participate with the Funds in the provision of support and distribution services to customers of the Shareholder Organization who own Retail A, Retail B or Y Shares. Any material amendment to the arrangements with Shareholder Organizations under other agreements must be approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), and any amendment to increase materially the costs under the Distribution and Service Plan with respect to a Fund must be approved by the holders of a majority of the outstanding Retail A or Retail B Shares of the Fund involved. So long as the Plans are in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940
Act) of the Funds will be committed to the discretion of such Disinterested Directors.

     Under the terms of their agreement with Firstar, Shareholder Organizations are required to provide a schedule of any fees that they may charge to their customers relating to the investment of their assets in shares covered by the agreements. In addition, investors should contact their Shareholder Organizations with respect to the availability of shareholder services and the particular Shareholder Organization's procedures for purchasing and redeeming shares. It is the responsibility of Shareholder Organizations to transmit purchase and redemption orders and record those orders in customers' accounts on a timely basis in accordance with their agreements with customers. At the request of a Shareholder Organization, the transfer agent's charge of $15.00 for each payment made by wire of redemption proceeds may be billed directly to the Shareholder Organization.

     The Continuing Funds paid fees to Shareholder Organizations, none of which were affiliated with the Adviser, pursuant to the Service Plan for Retail A Shares for the fiscal year ended October 31, 2000 as follows:

                                                 Fees Paid to Non-Affiliated
                                                  Shareholder Organizations
                                                  -------------------------
            Short-Term Bond Fund                           $127,766
            Intermediate Bond Fund                           47,705
            Bond IMMDEX(TM) Fund                            181,582
            Tax-Exempt Intermediate Bond Fund                58,202
            Balanced Income Fund                             30,771
            Balanced Growth Fund                            124,693
            Growth & Income Fund                            435,723
            Equity Index Fund                               326,797
            Large Cap Core Equity Fund                      113,913
            International Value Fund                         12,936
            MidCap Core Equity Fund                         212,188
            MicroCap Fund                                    78,853





     The Continuing Funds paid fees to Shareholder Organizations, all of which were affiliated with the Adviser, pursuant to the Service Plan for Retail A Shares for the fiscal year ended October 31, 2000 as follows:

                                                     Fees Paid to Affiliated
                                                    Shareholder Organizations
                                                    -------------------------
               Short-Term Bond Fund                           13,360
               Intermediate Bond Fund                         24,681
               Bond IMMDEX(TM) Fund                           35,843
               Tax-Exempt Intermediate Bond Fund               2,486
               Balanced Income Fund                            9,263
               Balanced Growth Fund                           12,885
               Growth & Income Fund                           20,760
               Equity Index Fund                              47,049
               Large Cap Core Equity Fund                     16,055
               International Value Fund                        1,533
               MidCap Core Equity Fund                        39,203
               MicroCap Fund                                  23,272






     The Continuing Funds paid fees to Shareholder Organizations, none of which were affiliated with the Adviser, pursuant to the Service Plan for Retail B shares for the fiscal year ended October 31, 2000 and follows:

                                                    Fees Paid to Non-Affiliated
                                                     Shareholder Organizations
               Short-Term Bond Fund                          $ 1,592
               Intermediate Bond Fund                            700
               Bond IMMDEX(TM) Fund                            5,995
               Tax-Exempt Intermediate Bond Fund                 349
               Balanced Income Fund                            8,599
               Balanced Growth Fund                            3,069
               Growth & Income Fund                            8,226
               Equity Index Fund                              21,044

               Large Cap Core Equity Fund                      3,436
               International Value Fund                          769
               MidCap Core Equity Fund                           861
               MicroCap Fund                                   2,997

     The Continuing Funds paid fees to Shareholder Organizations, none of which were affiliated with the Adviser, pursuant to the 12b-1 Plan for Retail B shares for the fiscal year ended October 31, 2000 as follows:

                                                    Fees Paid to Non-Affiliated
                                                     Shareholder Organizations
           Short-Term Bond Fund                              $ 3,886
           Intermediate Bond Fund                              1,655
           Bond IMMEDX(TM) Fund                               14,309
           Tax-Exempt Intermediate Fund                          778
           Balanced Income Fund                               20,512
           Balanced Growth Fund                                7,139
           Growth & Income Fund                               20,419
           Equity Index Fund                                  51,380
           Large Cap Core Equity Fund                          7,753
           International Value Fund                            1,725
           MidCap Core Equity Fund                             1,905
           MicroCap Fund                                       6,476

     The Predecessor Stellar Funds adopted separate Distribution and Service Plans with respect to Retail A and B Shares (known as Class A and Class B Shares, respectively, with respect to the Predecessor Stellar Funds) pursuant to the 1940 Act and Rule 12b-1 thereunder. The Predecessor Stellar Funds also had adopted separate Administrative Service Plans with respect to each class of shares.



     The Predecessor Stellar Funds adopted a separate Distribution Plan with respect to Retail A and B Shares (known as Class A and Class B Shares, respectively, with respect to the Predecessor Stellar Funds) pursuant to the 1940 Act and Rule 12b-1 thereunder.





        For the fiscal year ended October 31, 2000, pursuant to the Distribution Plan for Retail A and B Shares, the Predecessor Stellar Funds were charged the following amounts:

                                              Distribution Fees Charged
        Predecessor Stellar Fund              A Shares         B Shares
        ------------------------              --------         --------
Predecessor Relative Value Fund               $112,296         $ 35,923
Predecessor Large Cap Growth Fund                  671          235,311
Predecessor Science & Technology Fund            1,417           69,170

        The Predecessor Stellar Funds had adopted a separate Shareholder Servicing Plan with respect to Retail A, Retail B and Institutional Shares (known as Class A, Class B and Class Y, respectively, with respect to the Predecessor Stellar Funds) pursuant to the 1940 Act and Rule 12b-1 thereunder. The Predecessor Stellar Funds also had adopted separate Administrative Service Plans with respect to each class of shares.

        For the fiscal year ended October 31, 2000, pursuant to the Shareholder Servicing Plan for Retail A, Retail B and Institutional Shares, the Predecessor Stellar Funds were charged the following amounts:

                                                              Shareholder Servicing Fees Charged
            Predecessor Stellar Fund                       A Shares       B Shares    Institutional
                                                                                         Shares
Predecessor Treasury Fund                                  $2,112,514         N/A      $2,814,601
Predecessor Ohio Tax-Exempt Money Market Fund                  89,381         N/A         N/A
Predecessor Strategic Income Fund                                  32      $193,090       N/A
Predecessor Relative Value Fund                                66,743        21,382       644,138
Predecessor Large Cap Growth Fund                                 715       141,055       312,596
Predecessor Science & Technology Fund                           1,493        14,665       137,881
Predecessor Global Equity Fund                                 N/A            N/A         101,482


        The Predecessor Mercantile Funds had adopted separate Distribution and Service Plans with respect to Retail A and B Shares (known as Investor A and B Shares, respectively, with respect to the Predecessor Mercantile Funds) pursuant to the 1940 Act and Rule 12b-1 thereunder. The Predecessor Mercantile Funds also had adopted separate Administrative Service Plans with respect to Institutional and Y Shares (known as Trust and Institutional Shares, respectively, with respect to the Predecessor Mercantile Funds).





     For the fiscal year ended October 31, 2000, pursuant to the Distribution and Services Plan for Retail A Shares, the Predecessor Mercantile Funds were charged the following amounts:


                                                                              Amounts Paid to
Predecessor Fund                                    Total Charged            Affiliates of MVA
----------------                                    -------------            -----------------
Predecessor U.S. Government Securities Fund            $10,753                    $ 4,570

Predecessor Aggregate Bond Fund                        $ 9,117                    $ 2,230

Predecessor Missouri Tax-Exempt Bond Fund              $37,196                    $10,346

Predecessor National Municipal Bond Fund               $ 2,780                    $   463

Predecessor Equity Income Fund                         $ 2,535                    $   365

Predecessor International Growth Fund                  $11,344                    $ 4,325

Predecessor Small Cap Index Fund                       $   457                    $    15

Predecessor Small Cap Core Equity Fund                 $26,547                    $ 9,479


     For the fiscal year ended October 31, 2000, pursuant to the Distribution and Services Plan for Retail B Shares, the Predecessor Mercantile Funds were charged the following amounts:

Predecessor Mercantile Fund                         Total Charged            Amounts Paid to MVA
---------------------------                         -------------            -------------------
Predecessor U.S. Government Securities Fund            $ 1,712                    $ 1,712

Predecessor Aggregate Bond Fund                        $ 6,095                    $ 6,095

Predecessor Missouri Tax-Exempt Bond Fund              $28,842                    $28,842

Predecessor National Municipal Bond Fund               $ 6,159                    $ 6,159

Predecessor Equity Income Fund                         $ 6,029                    $ 6,029

Predecessor International Growth Fund                  $ 7,334                    $ 7,334

Predecessor Small Cap Index Fund                       $     0                    $     0

Predecessor Small Cap Core Equity Fund                 $11,414                    $11,414

     For the fiscal year ended October 31, 2000, pursuant to the Administrative Services Plan for the Y Shares, the Predecessor Mercantile Funds paid the following amounts:



                                                                              Amounts Paid to
Predecessor Mercantile Fund                         Total Charged            Affiliates of MVA
---------------------------                         -------------            -----------------
Predecessor U.S. Government Securities Fund            $18,705                      $17,835

Predecessor Aggregate Bond Fund                        $25,076                      $21,167

Predecessor Equity Income Fund                         $   279                      $    51

Predecessor International Growth Fund                  $42,710                      $36,270

Predecessor Small Cap Index Fund                       $44,955                      $35,991

Predecessor Small Cap Core Equity Fund                 $10,750                      $ 8,711


     For the fiscal year ended October 31, 2000, pursuant to the Administrative Services Plan for Institutional Shares, no fees were charged to the Predecessor Mercantile Funds.

            CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT

     Firstar Bank, N.A. serves as custodian of all the Funds' assets. Under the Custody Agreement, Firstar Bank, N.A. has agreed to: (i) maintain a separate account in the name of each Fund; (ii) make receipts and disbursements of money on behalf of each Fund; (iii) collect and receive all income and other payments and distributions on account of each Fund's portfolio investments; (iv) respond to correspondence from shareholders, security brokers and others relating to its duties; and (v) make periodic reports to the Company concerning each Fund's operations. Firstar Bank, N.A. may, at its own expense, open and maintain a custody account or accounts on behalf of each Fund with other banks or trust companies, provided that Firstar Bank, N.A. shall remain liable for the performance of all of its duties under the Custody Agreement notwithstanding any delegation. For its services as custodian, Firstar Bank, N.A. is entitled to receive a fee, payable monthly, based on the annual rate of 0.02% of the Company's first $2 billion of total assets, plus 0.015% of the Company's next $2 billion of total assets, and 0.01% of the Company's next $1 billion and 0.005% on the balance. In addition, Firstar Bank, N.A., as custodian, is entitled to certain charges for securities transactions and reimbursement for expenses. The Chase Manhattan Bank performs certain foreign custodial services related to the International Value Fund. Bankers Trust Company performs certain foreign custodial services related to the International Growth Fund.

     Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as transfer agent and dividend disbursing agent for each Fund under a Shareholder Servicing Agent Agreement. As transfer and dividend disbursing agent, Firstar Mutual Fund Services, LLC has agreed to: (i) issue and redeem shares of the Funds; (ii) make dividend and other distributions to shareholders of the Funds; (iii) respond to correspondence by Fund shareholders and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Funds. For its transfer agency and dividend disbursing services, Firstar Mutual Fund Services, LLC is entitled to receive a fee at the rate of $15.00 per shareholder account with an annual minimum of $24,000 per Fund, plus a 0.01% asset - based fee, and certain other transaction charges and reimbursement for expenses.




     In addition, all of the Funds have entered into a Fund Accounting
Servicing Agreement with Firstar Mutual Fund Services, LLC pursuant to which Firstar Mutual Fund Services, LLC has agreed to maintain the financial accounts and records of the Funds in compliance with the 1940 Act and to provide other accounting services to the Funds. For its accounting services, Firstar Mutual Fund Services, LLC is entitled to receive fees, payable monthly, at the following annual rates of the market value of each Fund's assets; Balanced Income Fund and Balanced Growth Fund -- $49,500 on the first $100 million, 0.0225% on the next $200 million, and 0.015% on the balance, plus out of pocket expenses, including pricing expenses; Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund, and MicroCap Fund -- $45,000 on the first $100 million, 0.01875% on the next $200 million, 0.01125% on the balance, plus out-of-pocket expenses, including pricing expenses; and Short-Term Bond Fund, Intermediate Bond Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Bond IMMDEX(TM) Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, International Value Fund, Global Equity Fund and International Growth Fund -- $58,500 on the first $100 million, 0.03% on the next $200 million, 0.015% on the balance, plus out-of-pocket expenses, including pricing expenses.

     Effective March 20, 2000, Firstar Mutual Fund Services, LLC, with principal offices at 615 East Michigan Street Milwaukee, WI 53202, served as the transfer agent and dividend disbursing agent to the Predecessor Mercantile Funds. Prior to March 20, 2000, BISYS Fund Services Ohio, Inc., ("BISYS") located at 3435 Stelzer Road, Columbus, Ohio 43219, served as such Predecessor Mercantile Funds' transfer agent and dividend disbursing agent.

     An affiliate of the Adviser acts as the Funds' securities lending agent and receives fees for those services.

                                    EXPENSES

     Operating expenses of the Funds include taxes, interest, fees and expenses of Directors and officers, SEC fees, state securities and qualification fees, advisory fees, administrative fees, Shareholder Organization fees (Retail A, Retail B and Y Shares only), charges of the custodian and transfer agent, dividend disbursing agent and accounting services agent, certain insurance premiums, auditing and legal expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to shareholders, costs of shareholder reports and meetings, membership fees in the Investment Company Institute, and any extraordinary expenses. The Funds also pay any brokerage fees, commissions and other transactions charges (if any) incurred in connection with the purchase or sale of portfolio securities.


               INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS

     PricewaterhouseCoopers LLP ("PwC"), independent accountants, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin, 53202, serve as auditors for the Company. The Company's Annual Report to Shareholders with respect to the Continuing Funds and the Shell Predecessor Funds for the periods ended October 31, 2000 has been filed with the SEC. The financial statements, notes thereto, and Report of Independent Accountants in such Annual Report (the "Financial Statements") are incorporated by reference into this Statement of Additional Information. The Financial Statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.





     With respect to the Predecessor Stellar Funds for the year ended November 30, 1999 and prior, the audited financial statements and financial highlights incorporated by reference in this Statement of Additional Information have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto which are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     With respect to the Predecessor Mercantile Funds for the year ended November 30, 1999 and prior, the audited financial statements and financial highlights incorporated by reference in this Statement of Additional Information have been audited by KPMG LLP, independent auditors, as indicated in their report with respect thereto which is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                    COUNSEL

     Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Company, is a partner), One Logan Square, 18/th/ and Cherry Streets, Philadelphia, PA 19103-6996, serve as counsel to the Company and will pass upon the legality of the shares offered by the Funds' Prospectuses.

                                CODE OF ETHICS

     The Company, Adviser, Sub-Advisers and Distributor have adopted codes of ethics that permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund.

                           PERFORMANCE CALCULATIONS

     From time to time, the total return of the Retail A Shares, Retail B Shares, Y Shares and Institutional Shares of each Fund and the yields of such shares of the Short-Term Bond Fund, Intermediate Bond Fund, Bond IMMDEX(TM) Fund, Tax-Exempt Intermediate Bond Fund, Aggregate Bond Fund, U.S. Government Securities Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund and Strategic Income Fund may be quoted in advertisements, shareholder reports or other communications to shareholders. Performance information is generally available by calling the Firstar Funds Center at 1-800-677-FUND.

Yield Calculations

     Yield is computed based on the net income of a series of shares of a Bond Fund during a 30-day (or one-month) period, which will be identified in connection with the particular yield quotation. More specifically, the yield of a series of shares is calculated by dividing the net investment income per share for that series (as described below) earned during a 30-day (or one-month) period by the net asset value per share for that series (including the maximum front end sales charge of 4.00% for the Retail A Shares of the Bond Funds) on the last day of the period and annualizing the result on a semi-annual basis by adding one to the quotient, raising the sum to the power of six, subtracting one from the result and then doubling the difference. Net investment income per share earned during the period attributable to that series is based on the average daily number of shares of the series outstanding during the period entitled to receive dividends and includes dividends and interest earned during the period attributable to that series minus expenses accrued for the period, attributable to that series net of reimbursements.

This calculation can be expressed as follows:

                               a-b
               Yield = 2 [(---------- + 1)/6/ - 1]
                              c x d

           Where:      a =  Dividends and interest earned during the period.

                       b =  Expenses accrued for the period (net of
                            reimbursements).

                       c = The average daily number of shares outstanding during the period that were entitled to receive dividends.

                       d = Maximum offering price per share on the last day of the period.

     For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the portfolio. A Fund calculates interest earned on any debt obligations held in its portfolio by computing the yield to maturity of each obligation held by it based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is in the portfolio. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market values of such debt obligations.

     Interest earned on tax-exempt obligations of the Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund and National Municipal Bond Fund that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have the discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

     With respect to mortgage or other receivables-backed obligations which are expected to be subject to monthly payments of principal and interest ("pay downs"): (a) gain or loss attributable to actual monthly pay downs are accounted for as an increase or decrease to interest income during the period; and (b) a Fund may elect either (i) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average maturity date is not available, or
(ii) not to amortize discount or premium on the remaining security.

     Undeclared earned income may be subtracted from the net asset value per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the 30-day base period, has not been declared as a dividend, but is reasonably expected to be and is declared as a dividend shortly thereafter.

     In addition, the Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund and National Municipal Bond Fund may each advertise a "tax-equivalent yield" which shows the level of taxable yield needed to produce an after-tax equivalent to the tax-free yield of the Fund. This is done by increasing the yield of the series of shares (calculated as stated above) by the amount necessary to reflect the payment of federal income taxes at a stated rate. This is computed by: (a) dividing the portion of the Fund's yield for a particular series (as calculated above) that is exempt from federal income tax by one minus a stated federal income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the Fund's yield that is not exempt from federal income tax. The "tax-equivalent" yield will always be higher than the "yield of the Fund."

     The Fund currently calculates 30-day yields for its Bond Portfolios but not for its Equity Portfolios. Institutional Shares of the Strategic Income Fund and Y Shares of the Short-Term Bond, Bond IMMDEX(TM), Strategic Income and Missouri Tax-Exempt Bond Funds are new and have no performance history. For the 30-day period ended December 31, 2000, the yields on the Short-Term Bond, Intermediate Bond, U.S. Government Securities, Aggregate Bond, Bond IMMDEX(TM), Strategic Income, Tax-Exempt Intermediate Bond, Missouri Tax-Exempt Bond and National Municipal Bond Funds were as follows:



POrtfolio                                      30-Day Yield
-------------------
Short-Term Bond Fund
     Institutional Shares                           5.89%
     Retail A - No Load                             5.64%
     Retail A - Load Adjusted                       5.41%
     Retail B                                       4.89%

Intermediate Bond Fund
     Institutional Shares                           5.99%
     Retail A - No Load                             5.74%
     Retail A - Load Adjusted                       5.50%
     Retail B                                       4.99%
     Y Shares                                       5.80%

U.S. Government Securities Fund
     Institutional Shares                           5.72%
     Retail A - No Load                             5.46%
     Retail A - Load Adjusted                       5.24%
     Retail B                                       4.67%

     Y Shares                                       5.48%

Aggregate Bond Fund
     Institutional Shares                           5.93%
     Retail A - No Load                             5.69%
     Retail A - Load Adjusted                       5.46%
     Retail B                                       4.93%
     Y Shares                                       5.68%

Bond IMMDEX(TM) Fund
     Institutional Shares                           6.33%
     Retail A - No Load                             6.08%
     Retail A - Load Adjusted                       5.84%
     Retail B                                       5.34%

Strategic Income Fund
     Retail A - No Load                             7.45%
     Retail A - Load Adjusted                       7.15%
     Retail B                                       7.17%

Tax-Exempt Intermediate Bond Fund
     Institutional Shares                           4.13%
     Retail A - No Load                             3.88%
     Retail A - Load Adjusted                       3.73%
     Retail B                                       3.13%
     Y Shares                                       3.98%

Missouri Tax-Exempt Bond Fund
     Institutional Shares                           4.34%
     Retail A - No Load                             4.09%
     Retail A - Load Adjusted                       3.92%
     Retail B                                       3.32%

National Municipal Bond Fund
     Institutional Shares                           4.29%
     Retail A - No Load                             4.02%
     Retail A - Load Adjusted                       3.86%
     Retail B                                       3.28%
     Y Shares                                       4.02%



     Without fees waived by the Advisor, the 30-day yields for the period ended December 31, 2000, would have been:



     Portfolio                               30-Day Yield
     ---------                               ------------
Short-Term Bond Fund
     Institutional Shares                          5.63%
     Retail A - No Load                            5.38%
     Retail A - Load Adjusted                      5.15%
     Retail B                                      4.63%

Intermediate Bond Fund
     Institutional Shares                          5.90%
     Retail A - No Load                            5.65%
     Retail A - Load Adjusted                      5.41%
     Retail B                                      4.90%
     Y Shares                                      5.71%

U.S. Government Securities Fund
     Institutional Shares                          5.72%
     Retail A - No Load                            5.46%
     Retail A - Load Adjusted                      5.24%
     Retail B                                      4.67%
     Y Shares                                      5.48%

Aggregate Bond Fund
     Institutional Shares                          5.92%
     Retail A - No Load                            5.68%
     Retail A - Load Adjusted                      5.45%
     Retail B                                      4.92%
     Y Shares                                      5.67%

Bond IMMDEX(TM) Fund
     Institutional Shares                          6.32%
     Retail A - No Load                            6.07%
     Retail A - Load Adjusted                      5.83%
     Retail B                                      5.33%

Strategic Income Fund
     Retail A - No Load                            7.33%
     Retail A - Load Adjusted                      7.03%
     Retail B                                      7.05%

Tax-Exempt Intermediate Bond Fund
     Institutional Shares                          4.12%
     Retail A - No Load                            3.87%
     Retail A - Load Adjusted                      3.72%
     Retail B                                      3.12%
     Y Shares                                      3.97%

Missouri Tax-Exempt Bond Fund
     Institutional Shares                          4.34%
     Retail A - No Load                            4.09%
     Retail A - Load Adjusted                      3.92%
     Retail B                                      3.32

National Municipal Bond Fund
     Institutional Shares                          4.29%
     Retail A - No Load                            4.02%
     Retail A - Load Adjusted                      3.86%
     Retail B                                      3.28%
     Y Shares                                      4.02%


     For the 30-day period ended December 31, 2000, the tax-equivalent yields (assuming a tax rate of 39.6%) for the Tax-Exempt Intermediate Bond, Missouri Tax-Exempt Bond and National Municipal Bond Funds were:



                                             30-Day Tax-
     Portfolio                            Equivalent Yield
     ---------                            ----------------
Tax-Exempt Intermediate Bond Fund
     Institutional Shares                      6.84%
     Retail A - No Load                        6.42%
     Retail A - Load Adjusted                  6.18%
     Retail B                                  5.18%
     Y Shares                                  6.59%

Missouri Tax-Exempt Bond Fund
     Institutional Shares                      7.19%

     Retail A - No Load                        6.77%
     Retail A - Load Adjusted                  6.49%
     Retail B                                  5.50%

National Municipal Bond Fund
     Institutional Shares                      7.10%
     Retail A - No Load                        6.66%
     Retail A - Load Adjusted                  6.39%
     Retail B                                  5.43%
     Y Shares                                  6.66%


     Without fees waived by the Adviser, the 30-day, tax-equivalent yields (assuming a tax rate of 39.6%) for the Tax-Exempt Intermediate Bond, Missouri Tax-Exempt Bond and National Municipal Bond Fundsat December 31, 2000 would have been:

                                             30-Day Tax-
     Portfolio                            Equivalent Yield
     ---------                            ----------------
Tax-Exempt Intermediate Bond Fund
     Institutional Shares                       6.82%
     Retail A - No Load                         6.41%
     Retail A - Load Adjusted                   6.16%
     Retail B                                   5.17%
     Y Shares                                   6.57%

Missouri Tax-Exempt Bond Fund
     Institutional Shares                       7.19%
     Retail A - No Load                         6.77%
     Retail A - Load Adjusted                   6.49%
     Retail B                                   5.50%

National Municipal Bond Fund
     Institutional Shares                       7.10%
     Retail A - No Load                         6.66%
     Retail A - Load Adjusted                   6.39%
     Retail B                                   5.43%
     Y Shares                                   6.66%



Total Return Calculations.

     Each Fund computes "average annual total return" separately for its Retail A, Retail B, Y and Institutional Shares. Average annual total return reflects the average annual percentage change in value of an investment in shares of a series over the measuring period. This is computed by determining the average annual compounded rates of return during specified periods that equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. This is done by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

                    P(1 + T)n  = ERV

            Where: T =  Average annual total return.

               ERV = Ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                   P =  Hypothetical initial payment of $1,000.

                   n = Period covered by the computation, expressed in terms of years.

     The Funds may compute aggregate total return, which reflects the total percentage change in value over the measuring period. The Funds compute their aggregate total returns separately for the Retail A, Retail B, Y and Institutional Series, by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. The formula for calculating aggregate total return is as follows:

Aggregate Total Return =  [(ERV/P) - l]

     The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value (variable "ERV" in each formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. In addition, the Funds' average annual total return and aggregate total return reflect the deduction of the 5.50% maximum front-end sales charge for equity funds and 4.00% maximum front end sales charge for fixed income funds in connection with the purchase of Retail A Shares and the maximum sales load charged in connection with redemptions of Retail B Shares (5.00%). The Funds may also advertise total return data without reflecting sales charges in accordance with the rules of the Securities and Exchange Commission. Quotations that do not reflect the sales charge will, of course, be higher than quotations that do reflect the sales charge.

     The total return and yield of a Fund's Shares may be compared in publications to those of other mutual funds with similar investment objectives and to stock, bond and other relevant indices, to rankings, or other information prepared by independent services or other financial or industry publications that monitor the performance of mutual funds or to investments for which reliable performance data is available. For example, the total return and yield, as appropriate, of a Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. The total return of a bond or balanced Fund's shares may be compared to the Lehman Brothers 1-3 Year Government/Credit Index; the Lipper U.S. Government Fund Average; the Merrill Lynch 1-2.99 U.S. Treasury Bond Index; the Lehman Brothers Intermediate Government/Credit Index; the Lehman Brothers Municipal Bond Index; the Lehman Brothers 5-Year General Obligation Bond Index; the Lehman Brothers Government/Credit Index; and the Consumer Price Index. In addition, the total return of an equity Fund's shares may be compared to the Lehman Brothers Government/Corporate Total Index; S&P 500 Index; the S&P MidCap 400 Index, the S&P SmallCap 600 Index, Lipper Growth & Income Average; the NASDAQ Composite Index, an index of unmanaged groups of common stocks of domestic companies that are quoted on the National Association of Securities Quotation System; the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange; the Wilshire Top 750 Index, an index of all domestic equity issues which are traded over the national exchanges; the Russell 1000 Value Index; the Russell 2000 Index; the Value Line Composite Index, an unmanaged index of nearly 1,700 stocks reviewed in Ratings & Reports; the Russell MidCap Index; the Wilshire Next 1750 Index; the Wilshire MidCap 750 Index; and the Consumer Price Index. In addition, the total return of a series of shares of the International Value Fund will be compared to the GDP EAFE Index and may be compared to the Salomon-Russell Indices, Russell Universe Indices, Lipper International Indices, and the domestic indices listed above. Total return and yield data as reported in national financial publications, such as Money Magazine, Forbes, Barron's, Morningstar Mutual Funds, Mutual Funds Magazine, Kiplinger's Personal Finance

Magazine, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.

     Performance quotations represent past performance, and should not be considered as representative of future results. Performance assumes the reinvestment of all net investment income and capital gains and reflects fee waivers. In the absence of fee waivers, performance would be reduced. The investment return and principal value of an investment in a Fund's series of shares will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for a Fund cannot necessarily be used to compare an investment in a Fund's series of shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Investors should remember that performance is generally a function of the kind and quality of the investments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by Institutions directly to their customer accounts in connection with investments in a Fund will not be included in the Fund's calculations of yield and total return and will reduce the yield and total return received by the accounts.

     In addition, a non-Money Market Fund's average annual total return and aggregate total return quotations reflect the deduction of the maximum front-end sales charge in connection with the purchase of Retail A Shares and the deduction of any applicable contingent deferred sales charge with respect to Retail B Shares. Y Shares of the Funds are new and have no performance history. The performance history below is for shares that would have a similar return history. Because each class of shares will be invested in the same portfolio of securities, performance will differ only to the extent that classes do not have the same expenses. You should be aware that Retail A Shares have a 0.25% shareholder servicing fee and a front-end sales charge of 5.50% for equity funds and 4.00% for fixed income funds.

     Retail B Shares have a 0.25% shareholder servicing fee, a 0.75% 12b-1 fee and a maximum contingent deferred sales charge of 5.00%. Y Shares also have a 0.25% shareholder servicing fee and no sales charge while Institutional Shares have no shareholder servicing fee or sales charges.





     The following are the average annual total returns of the Continuing Funds for the periods ended October 31, 2000:


                              PERFORMANCE HISTORY

               Average Annual Total Return as of October 31, 2000
                              Institutional Shares


                                           1 Year         5 Years         10 Years      Since inception
                                                                                        (inception date)
Short-Term Bond                            6.32%           5.76%           6.81%     6.71% (Dec. 29, 1989)

Intermediate Bond                          6.67%           5.88%             --        6.14% (Jan 5, 1993)

Bond Immdex(TM)                            7.29%           6.17%           8.16%     7.92% (Dec. 29, 1989)

Tax-Exempt Intermediate Bond               5.05%           4.24%             --       4.53% (Feb. 8, 1993)

Balanced Income                            8.99%             --              --       9.59% (Dec. 1, 1997)

Balanced Growth                           19.94%          12.97%             --     11.62% (Mar. 30, 1992)

Growth & Income                           12.83%          19.93%          16.52%     14.39% (Dec.29, 1989)

Equity Index                               5.88%          21.30%          18.93%    16.04% (Dec. 29, 1989)

Large Cap Core Equity                     20.24%          19.51%             --     15.77% (Dec. 29, 1992)

International Value                      -10.29%          -0.69%             --     -1.12% (Apr. 28, 1994)

Midcap Index                                 --              --              --      26.62% (Nov. 4, 1999)

Midcap Core Equity                        47.59%          14.26%          17.69%    15.04% (Dec. 28, 1989)

Microcap                                  87.90%          39.31%             --      39.91% (Aug. 1, 1995)



                    Average Annual Total Return as of October 31, 2000
                           Retail A Shares (No Load)


                                         1 Year            5 Years          10 Years             Since inception
                                                                                                (inception date)
Short-Term Bond                             6.05%             5.50%           6.67%      6.57% (Dec. 29, 1989)

Intermediate Bond                           6.41%             5.63%            -          5.95% (Jan. 5, 1993)

Bond Immdex(TM)                             6.99%             5.90%           8.01%      7.77% (Dec. 29, 1989)

Tax-Exempt Intermediate Bond                4.79%             4.00%            -          4.33% (Feb. 8, 1993)

Balanced Income                             8.73%              -               -          9.29% (Dec. 1, 1997)

Balanced Growth                            19.46%            12.67%            -        11.41% (Mar. 30, 1992)

Growth & Income                            12.49%            19.66%          16.37%     14.23% (Dec. 29, 1989)

Equity Index                                5.60%            21.02%          18.78%     15.88% (Dec. 29, 1989)

Large Cap Core Equity                      19.92%            19.24%            -        15.56% (Dec. 29, 1992)

International Value                       -10.57 %           -0.94 %           -       -1.34 % (Apr. 28, 1994)

Midcap Index                                   -               -               -         26.48% (Nov. 4, 1999)

Midcap Core Equity                         47.23%            14.00%          17.54%     14.88% (Dec. 28, 1989)

Microcap                                   87.43%            39.01%            -         39.52% (Aug. 1, 1995)



              Average Annual Total Return as of October 31, 2000
                   Retail A Shares (including sales loads))

                                              1 Year            5 Years          10 Years    Since inception (inception date)

Short-Term Bond                                 1.82%              4.64%          6.23%       6.17%  (Dec. 29, 1989)

Intermediate Bond                               2.16%              4.76%             -        5.39% (Jan. 5, 1993)

Bond Immdex(TM)                                 2.71%              5.04%          7.57%       7.36%  (Dec. 29, 1989)

Tax-Exempt Intermediate Bond                    0.61%              3.15%             -        3.78% (Feb. 8, 1993)

Balanced Income                                 2.72%                 -              -        7.20% (Dec. 1, 1997)

Balanced Growth                                12.89%             11.40%             -       10.68% (Mar. 30, 1992)

Growth & Income                                 6.31%             18.32%         15.71%      13.64% (Dec. 29, 1989)

Equity Index                                   -0.20%             19.66%         18.11%      15.28% (Dec. 29, 1989)

Large Cap Core Equity                          13.32%             17.90%             -       14.74% (Dec. 29, 1992)

International Value                           -15.50%             -2.05%             -       -2.19% (Apr. 28, 1994)

MidCap Index                                                                         -       19.55% (Nov. 4, 1999)

MidCap Core Equity                             39.13%             12.71%         16.88%      14.29% (Dec. 28, 1989)

MicroCap                                       77.11%             37.44%             -       38.03% (Aug. 1, 1995)


              Average Annual Total Return As of October 31, 2000
                                Retail B Shares



                                  1 Year           Since inception               1 Year            Return Since Inception
                                                  (inception date)      (including sales loads)   (including sales loads)
Short-Term Bond                    5.13%       4.37%  (March 1,1999)               0.13%                      2.05%

Intermediate Bond                  5.65%       3.97%  (March 1, 1999)              0.65%                      1.67%

Bond IMMDEX(TM)                    6.22%       3.70%  (March 1, 1999)              1.22%                      1.42%

Tax-Exempt Intermediate Bond       3.87%       1.69%  (March 1, 1999)             -1.13%                     -0.62%

Balanced Income                    8.07%       5.98%  (March 1, 1999)              3.07%                      3.66%

Balanced Growth                   18.77%      10.99%  (March 1, 1999)             13.77%                      8.74%

Growth & Income                   11.62%       8.85%  (March 1, 1999)              6.62%                      6.58%

Equity Index                       4.83%       8.81%  (March 1, 1999)             -0.17%                      6.54%

Large Cap Core Equity             19.06%      12.52%  (March 1, 1999)             14.06%                     10.30%

International Value              -11.12%       6.43%  (March 1, 1999)            -15.56%                      4.12%

MidCap Index                          -       25.65%   (Nov 4, 1999)                  -                      20.65%

MidCap Core Equity                46.13%      25.55%  (March 1, 1999)             41.13%                     23.49%

MicroCap                          86.13%      90.38%  (March 1, 1999)             81.13%                     88.83%

     The performance of the Balanced Income Fund for the period prior to December 1, 1997 is represented by the performance of a collective investment fund which operated prior to the effectiveness of the registration statement of the Balanced Income Fund. At the time of Balanced Income Fund's inception, the collective investment fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as its corresponding Firstar Fund. In connection with the Balanced Income Fund's commencement of operations, on December 1, 1997, the collective investment fund transferred its assets to its Firstar Fund equivalent. The collective investment fund was not registered under the 1940 Act and was and is not subject to certain restrictions that are imposed by the 1940 Act and the Code. If the collective investment fund had been registered under the 1940 Act, performance may have been adversely affected. Performance of the collective investment fund has been restated to reflect the Firstar Balanced Income Fund's actual expenses during the Fund's first fiscal year. Performance quotations of the collective investment fund present past performance of the FIRMCO managed collective fund, which is separate and distinct from Firstar Balanced Income Fund, do not represent past performance of this Fund and should not be considered as representative of future results of this Fund.

     Prior to January 10, 1995, the Funds offered one series of shares, with neither a sales charge nor a 0.25% service organization fee, to both retail and institutional investors. Retail Share performance reflects the deduction of the current maximum sales charge of 5.50% for equity funds and 4.00% for fixed income funds, but for periods prior to January 10, 1995, Retail Share performance does not reflect service organization fees. If service organization fees had been reflected, performance would be reduced.


     The following are the average annual total returns for shares of the U.S. Government Securities Fund, Aggregate Bond Fund, Strategic Income Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Global Equity Fund, International Growth Fund, Small Cap Index Fund, Small Cap Core Equity Fund and Science & Technology Fund from the date of each Fund's inception through October 31, 2000. These returns are based on the returns of the Predecessor U.S. Government Securities Fund, Predecessor Aggregate Bond Fund, Predecessor Strategic Income Fund, Predecessor Missouri Tax-Exempt Bond Fund, Predecessor National Municipal Bond Fund, Predecessor Equity Income Fund, Predecessor Relative Value Fund, Predecessor Large Cap Growth Fund, Predecessor Global Equity Fund, Predecessor International Growth Fund, Predecessor Small Cap Index Fund, Predecessor Small Cap Core Equity Fund and Predecessor Science & Technology Fund, respectively. The Company's Retail A, Retail B, Y and Institutional Shares are the corresponding classes for the Predecessor Funds' Investor A, Investor B, Institutional and Trust Shares, respectively. The Company's Retail B and Institutional Shares are the corresponding classes for the Predecessor Stellar Funds' Class B and Class Y Shares, respectively. The Company's Retail A Shares correspond to the Predecessor Stellar Funds' Class A and Class C Shares.

                                                                  Average Annual Total Return
                                                                  ---------------------------

                                           For the               For the               For the          Since Commencement
                                             Year                5 Years               10 Years           of Operations
Fund                                    Ended 10/31/00        Ended 10/31/00        Ended 10/31/00       (As of 10/31/00)
----                                    --------------        --------------        --------------        --------------
U.S. Government Securities Fund
  Institutional Shares/1/                      6.43%                 5.29%                   -                    6.50%
  Y Shares/2/                                  6.12%                 4.95%                   -                    5.71%
  Retail A Shares/3/ (no load)                 6.11%                 4.98%                6.60%                   6.96%
  Retail A Shares/3/ (load)                    1.89%                 4.12%                6.16%                   6.61%
  Retail B Shares/4/ (no load)                 5.48%                 4.29%                   -                    4.75%
  Retail B Shares/4/ (load)                    0.48%                 3.96%                   -                    4.60%



                                                                  Average Annual Total Return
                                                                  ---------------------------

                                           For the               For the               For the          Since Commencement
                                             Year                5 Years               10 Years           of Operations
Fund                                    Ended 10/31/00        Ended 10/31/00        Ended 10/31/00       (As of 10/31/00)
----                                    --------------        --------------        --------------        --------------
Aggregate Bond Fund
  Institutional Shares/5/                      6.97%                 5.61%                   -                    6.93%
  Y Shares/6/                                  6.67%                 5.30%                   -                    5.34%
  Retail A Shares/7/ (no load)                 6.66%                 5.26%                6.98%                   6.97%
  Retail A Shares/7/ (load)                    2.41%                 4.41%                6.54%                   6.62%
  Retail B Shares/8/ (no load)                 5.91%                 4.59%                   -                    5.79%
  Retail B Shares/8/ (load)                    0.91%                 4.27%                   -                    5.65%

Strategic Income Fund/9/
  Retail A Shares (no load)                       -                     -                    -                    6.38%
  Retail A Shares (load)                          -                     -                    -                    2.09%
  Retail B Shares (no load)                    5.49%                 3.29%                   -                    4.63%
  Retail B Shares (load)                       0.50%                 2.90%                   -                    4.52%

Missouri Tax-Exempt Bond Fund/10/
  Institutional Shares/11/                     7.67%                 4.76%                6.59%                   6.95%
  Retail A Shares/12/ (no load)                7.47%                 4.53%                6.38%                   6.50%
  Retail A Shares/12/ (load)                   3.16%                 3.69%                5.95%                   6.07%
  Retail B Shares/13/ (no load)                6.62%                 3.70%                   -                    4.53%
  Retail B Shares/13/ (load)                   1.62%                 3.36%                   -                    4.39%

National Municipal Bond Fund/14/
  Institutional Shares                         9.43%                    -                    -                    5.23%
  Retail A Shares (no load)                    9.40%                    -                    -                    5.07%
  Retail A Shares (load)                       5.13%                    -                    -                    3.98%
  Retail B Shares (no load)                    8.46%                    -                    -                    4.22%
  Retail B Shares (load)                       3.46%                    -                    -                    3.56%

Equity Income Fund/15/
  Institutional Shares                         0.60%                    -                    -                    9.01%
  Y Shares                                     0.50%                    -                    -                    8.82%
  Retail A Shares (no load)                    0.49%                    -                    -                    8.69%
  Retail A Shares (load)                      -5.02%                    -                    -                    7.04%
  Retail B Shares (no load)                   -0.22%                    -                    -                    7.94%
  Retail B Shares (load)                      -5.20%                    -                    -                    7.20%

Relative Value Fund/16/
  Institutional Shares                         1.29%                    -                    -                   10.24%
  Retail A Shares (no load)                    0.97%                17.39%                   -                   14.60%
  Retail A Shares (load)                      -4.50%                16.07%                   -                   14.10%
  Retail B Shares (no load)                    0.69%                    -                    -                    4.87%
  Retail B Shares (load)                      -4.31%                    -                    -                    3.79%

Large Cap Growth Fund/17/
  Institutional Shares                        13.23%                    -                    -                   18.60%
  Retail A Shares (no load)                       -                     -                    -                   -3.82%
  Retail A Shares (load)                          -                     -                    -                   -9.12%
  Retail B Shares (no load)                   12.84%                21.69%                   -                   22.57%
  Retail B Shares (load)                       7.84%                21.51%                   -                   22.51%

                                                                  Average Annual Total Return
                                                                  ---------------------------

                                           For the               For the               For the          Since Commencement
                                             Year                5 Years               10 Years           of Operations
Fund                                    Ended 10/31/00        Ended 10/31/00        Ended 10/31/00       (As of 10/31/00)
----                                    --------------        --------------        --------------        --------------
Global Equity Fund
  Institutional Shares/19/                     6.70%                    -                    -                    9.93%

International Growth Fund
  Institutional Shares/19/                     4.50%                12.23%                   -                   10.40%
  Y Shares/20/                                 4.13%                11.89%                   -                   10.25%
  Retail A Shares/21/ (no load)                4.18%                11.88%                   -                    9.99%
  Retail A Shares/21/ (load)                  -1.56%                10.63%                   -                    9.04%
  Retail B Shares/22/ (no load)                3.41%                11.07%                   -                   11.87%
  Retail B Shares/22/ (load)                  -1.60%                10.81%                   -                   11.76%

Small Cap Index Fund/23/
  Institutional Shares                        26.92%                    -                    -                   12.62%
  Y Shares                                    26.52%                    -                    -                   12.27%
  Retail A Shares (no load)                   26.50%                    -                    -                   12.30%
  Retail A Shares (load)                      19.50%                    -                    -                    8.90%

Small Cap Core Equity Fund
  Institutional Shares/24/                    38.89%                12.25%                   -                   13.92%
  Y Shares/25/                                38.51%                11.91%                   -                   11.16%
  Retail A Shares/26/ (no load)               38.45%                11.88%                   -                   13.67%
  Retail A Shares/26/ (load)                  30.88%                10.63%                   -                   12.92%
  Retail B Shares/27/ (no load)               37.54%                11.16%                   -                   11.57%
  Retail B Shares/27/ (load)                  32.54%                10.89%                   -                   11.46%

Science & Technology Fund/28/
  Institutional Shares/29/                    49.85%                    -                    -                   72.60%
  Retail A Shares/30/ (no load)                   -                     -                    -                  -11.40%
  Retail A Shares /30/ (load)                     -                     -                    -                  -16.29%
  Retail B Shares/29/ (no load)               48.92%                    -                    -                   70.89%
  Retail B Shares/29/ (load)                  43.92%                    -                    -                   68.02%


___________________________________________________
1 Commenced operations on February 1, 1991.
2 Commenced operations on June 7, 1994.
3 Commenced operations on June 2, 1988.
4 Commenced operations on May 11, 1995.
5 Commenced operations on February 1, 1991.
6 Commenced operations on January 3, 1994.
7 Commenced operations on June 15, 1988.

8 Commenced operations on March 7, 1995.
9 Institutional and Y Shares of the Fund did not commence operations until after October 31, 2000. Retail A Shares of the Fund commenced operations on March 31, 2000. Retail B Shares commenced operations on December 12, 1994.
10 Commenced operations on July 15, 1988 as a portfolio of The Arch Tax-Exempt

   Trust. On October 2, 1995, the Fund was reorganized as a new portfolio of Mercantile Mutual Funds, Inc. Y Shares did not commence operations until after October 31, 2000.
11 Commenced operations on July 15, 1988.
12 Commenced operations on September 28, 1990.
13 Commenced operations on March 1, 1995.
14 Commenced operations on November 14, 1996.  Y Shares of the Fund did not
   commence operations until after October 31, 2000.
15 Commenced operations on February 27, 1997.

16 Retail A Shares commenced operations on June 5, 1991. Retail B Shares commenced operations on March 31, 1998. Y Shares of the Fund did not commence operations until after October 31, 2000. Institutional Shares commenced operations on August 18, 1997.
17 Retail B Shares commenced operations on December 12, 1994. Y Shares did not commence operations until after October 31, 2000. Retail A Shares commenced operations on March 31, 2000. Institutional Shares commenced operations on August 18, 1997.
18 Commenced operations on December 3, 1997.  Y Shares did not commence operations until after October 31, 2000.
19 Commenced operations on April 4, 1994.
20 Commenced operations on April 24, 1994.
21 Commenced operations on May 2, 1994.
22 Commenced operations on March 6, 1995.
23 Commenced operations on December 30, 1998.  Retail B Shares did not commence operations until after October 31, 2000.
24 Commenced operations on May 6, 1992.
25 Commenced operations on December 31, 1993.
26 Commenced operations on May 6, 1992.
27 Commenced operations on March 6, 1995.
28 Y Shares of the Fund did not commence operations until after October 31,
   2000.
29 Commenced operations on August 9, 1999.
30 Commenced operations on March 31, 2000.


     The Funds may also from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of a Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distribution had been paid in cash. The Funds may also include discussions or illustrations of the potential investment goals of a prospective investor, investment management techniques, policies or investment suitability of a Fund, economic conditions, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time advertisements or communications to shareholders may summarize the substance of information contained in shareholder reports (including the investment composition of a Fund), as well as the views of the Adviser or Sub-Advisers as to market, economic, trade and interest trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Fund. The Funds may also include in advertisements, charts, graphs or drawings which illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to stocks, bonds, treasury bills and shares of a Fund. In addition, advertisement or shareholder communications may include a discussion of certain attributes or benefits to be derived by an investment in a Fund. Such advertisements or communications may include symbols, headlines or other materials which highlight or summarize the information discussed in more detail therein.

                                 MISCELLANEOUS

     As used in this SAI and in the Funds' Prospectuses, a majority of the outstanding shares of a Fund or portfolio means, with respect to the approval of an investment advisory agreement or a charge in a fundamental investment policy, the lesser of: (1) 67% of the shares of the particular Fund or portfolio represented at a meeting at which the holders of more than 50% of the outstanding shares of such Fund or portfolio are present in person or by proxy; or (2) more than 50% of the outstanding shares of such Fund or portfolio.


     As of January 31, 2001 the Adviser and its affiliates held of record substantially all of the outstanding shares of each of the Company's investment portfolios as agent, custodian, trustee or investment adviser on behalf of their customers. At such date, Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202, and its affiliated banks held as beneficial owner five percent or more of the outstanding shares of the following investment portfolios of the Company because they possessed sole voting or investment power with respect to such shares:



Money Market                                                    71%
Institutional Money Market                                      97%
Tax-Exempt Money Market                                         89%
Ohio Tax-Exempt Money Market                                   100%
U.S. Treasury Money Market                                      90%
U.S. Government Money Market                                    80%
Short-Term Bond                                                 72%
Intermediate Bond                                               92%
U.S. Government Securities                                      96%
Aggregate Bond                                                  97%
Bond IMMDEX(TM)                                                 80%
Strategic Income                                                80%
Tax-Exempt Intermediate Bond                                    91%
Missouri Tax-Exempt Bond                                        85%
National Municipal Bond                                         99%
Balanced Income                                                 69%
Balanced Growth                                                 74%
Growth & Income                                                 71%
Equity Income                                                   97%
Relative Value                                                  86%
Equity Index                                                    81%
Large Cap Core Equity                                           86%
Large Cap Growth                                                71%
MidCap Core Equity                                              78%
MidCap Index                                                    97%
Small Cap Core Equity                                           91%
MicroCap                                                        85%
International Value                                             86%
International Growth                                            96%
Global Equity                                                   99%
Small Cap Index                                                 99%
Science & Technology                                            87%
REIT                                                            99%


At such date, no other person was known by the Company to hold of record or beneficially 5 % or more of the outstanding shares of any investment portfolio of the Company.

     The Equity Index Fund, MidCap Index Fund and Small Cap Index Fund are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the shareholders of the Equity Index Fund, MidCap Index Fund, Small Cap Index Fund or any member of the public regarding the advisability of investing in securities generally or in the Equity Index Fund,

MidCap Index Fund or Small Cap Index Fund particularly or the ability of the S&P 500 Index, S&P MidCap 400 Index or S&P Small Cap 600 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P, the S&P 500 Index, the S&P MidCap 400 Index and S&P Small Cap 600 Index which is determined, composed and calculated by S&P without regard to the Company, the Equity Index Fund, the MidCap Index Fund or the Small Cap Index Fund. S&P has no obligation to take the needs of the Company or shareholders of the Equity Index Fund, MidCap Index Fund or the Small Cap Index Fund into consideration in determining, composing or calculating the S&P 500 Index, S&P MidCap 400 Index and S&P Small Cap 600 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Equity Index Fund, the MidCap Index Fund or the Small Cap Index Fund or the timing of the issuance or sale of the Equity Index Fund, MidCap Index Fund, Small Cap Index Fund or in the determination or calculation of the equation by which the Equity Index Fund, MidCap Index Fund and Small Cap Index Fund is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Equity Index Fund, MidCap Index Fund or Small Cap Index Fund.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, S&P MIDCAP 400 INDEX, S&P SMALL CAP 600 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX, S&P MIDCAP 400 INDEX, S&P SMALL CAP 600 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX, S&P MIDCAP 400 INDEX, S&P SMALL CAP 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.




                                  APPENDIX A

Commercial Paper Ratings

     A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

     "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

     "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

     "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.





     Moody's commercial paper ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

     "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

     "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

     "Not Prime" - Issuers do not fall within any of the Prime rating categories.


     Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

     "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

     "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

     "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

     "C" - Securities possess high default risk. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.



     "D" - Securities are in actual or imminent payment default.


Corporate and Municipal Long-Term Debt Ratings

     The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

     "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

     "C" - An obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.



     "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.




     The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

     "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

     "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     "Caa " - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.



     "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.



Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.


The following summarizes long-term ratings used by Fitch:

     "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

     "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     "B" - Securities are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

     "CCC", "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

     "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.



     Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.



Municipal Note Ratings

     A Standard and Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

     "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

     "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

     "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

     Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

     "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

     "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not so large as in the preceding group.

     "MIG-3"/"VMIG-3" - This designation denotes acceptable credit. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

     Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.


                                   APPENDIX B

             ADDITIONAL INFORMATION CONCERNING FUTURES AND RELATED
                                    OPTIONS



As stated in the Prospectuses, certain of the Funds may enter into futures contracts and options for hedging or other purposes. Such transactions are described in this Appendix.

I.                      Interest Rate Futures Contracts

Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Fund may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

A Fund presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by a Fund, through using futures contracts.

Description of Interest Rate Futures Contracts. An interest rate futures contract sale would create an obligation by a Fund as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by a Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

A public market now exists in futures contracts covering various financial instruments including long-term U.S. Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage-backed securities; three-month U.S. Treasury Bills; and ninety-day commercial paper. A Fund may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

Examples of Futures Contract Sale. A Fund would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in a Fund's portfolio tends to move in concert with the futures market prices of long-term U.S. Treasury bonds ("Treasury bonds"). The Adviser wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the Adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

The Adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

Examples of Futures Contract Purchase. A Fund might engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investment in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the fund may purchase.

For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the Adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund could, for example, assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of
100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5-point increase in the price that the Fund pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract purchase.



The Adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase.

In each transaction, expenses would also be incurred.

II.                    Index Futures Contracts.

A stock or bond index assigns relative values to the stocks or bonds included in the index and the index fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indexes, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indexes, such as the Standard & Poor's 100 or indexes based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

A Fund may sell index futures contracts as set forth in the Prospectuses. A Fund may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Fund may purchase index futures contracts. In a substantial majority of these transactions, a Fund will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

In addition, a Fund may utilize index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that a Fund expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. A Fund may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.

The following are examples of transactions in stock index futures (net of commissions and premiums, if any).

ANTICIPATORY PURCHASE HEDGE:  Buy the Future Hedge
Objective:  Protect Against Increasing Price

                          Portfolio         Futures

-Day Hedge is Placed-

                     Anticipate Buying $62,500     Buying 1 Index Futures at 125

                       Equity Portfolio      Value of Futures=$62,500/Contract

-Day Hedge is Lifted-

                     Buy Equity Portfolio with     Sell 1 Index Futures at 130
                       Actual Cost = $65,000 Value of Futures = $65,000/Contract

                 Increase in Purchase Price = $2,500   Gain on Futures = $2,500

HEDGING A STOCK PORTFOLIO: Sell the Future
Hedge Objective: Protect Against Declining
Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0

                                    Portfolio       Futures

-Day Hedge is Placed-

                    Anticipate Selling $1,000,000   Sell 16 Index Futures at 125
                          Equity Portfolio       Value of Futures = $1,000,000

-Day Hedge is Lifted-

                         Equity Portfolio - Own Buy 16 Index Futures at 120
                      Stock with Value = $960,000    Value of Futures = $960,000
                  Loss in Portfolio Value = $40,000   Gain on Futures = $40,000

If, however, the market moved in the opposite direction, that is, market value decreased and the Fund had entered into an anticipatory purchase hedge, or market value increased and the Fund had hedged its stock portfolio, the results of the Fund's transactions in stock index futures would be as set forth below.

                                Portfolio         Futures

-Day Hedge is Placed-

                      Anticipate Buying $62,500    Buying 1 Index Futures at 125

                         Equity Portfolio    Value of Futures=$62,500/Contract





                                                        Portfolio        Futures

-Day Hedge is Lifted-

               Buy Equity Portfolio with           Sell 1 Index Futuresat 120
                     Actual Cost - $60,000  Value of Futures = $60,000/Contract
             Decrease in Purchase Price = $2,500  Loss on Futures = $2,500


HEDGING A STOCK PORTFOLIO:  Sell the Future
Hedge Objective:  Protect Against Declining

Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index = 1.0



                                      Portfolio                           Futures
-Day Hedge is Placed-

                              Anticipate Selling $1,000,000        Sell 16 Index Futures at 125
                                      Equity Portfolio            Value of Futures = $1,000,000

-Day Hedge is Lifted-

                                       Equity Portfolio - Own Buy 16 Index Futures at 130
                                    Stock with Value = $1,040,000    Value of Futures = $1,040,000
                                  Gain in Portfolio Value = $40,000    Loss on Futures = $40,000


III.                       Futures Contracts on Foreign Currencies.

A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of foreign currency for an amount fixed in U.S. dollars. Foreign currency futures may be used by the International Growth Fund to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multinational transactions.

IV.                                 Margin Payments.

Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract. Initially, in accordance with the terms of the exchange on which such futures contract is traded, the Fund may be required to deposit with the broker or in a segregated account with the Fund's custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying security or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. For example, when a Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the Adviser and, where applicable, the Sub-Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

V.               Risks of Transactions in Futures Contracts.

There are several risks in connection with the use of futures by a Fund as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities that are the subject of the hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Fund involved will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the Adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Adviser. It is also possible that, where a Fund has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of securities held by the Fund may decline. If this occurred, the Fund would lose money on the future and also experience a decline in value in its portfolio securities.

Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with the Fund's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.



In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser and, where applicable,

Sub-Adviser may still not result in a successful hedging transaction over a short time frame.

Positions in futures may be closed out only on an exchange or board of trade that provides a secondary market for such futures. Although a Fund intends to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract and thus provide an offset on a futures contract.

Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Successful use of futures by a Fund is also subject to the Adviser's or, where applicable, the Sub-Adviser's ability to predict correctly movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held in its portfolio and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices that reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.



VI.                      Options on Futures Contracts.

A Fund may purchase options on the futures contracts described above and, if permitted by its investment objective and policies, may also write options on futures contracts. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss. A Fund will be required to deposit initial margin and variation margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above. Net option premiums received will be included as initial margin deposits. As an example, in anticipation of a decline in interest rates, a Fund may purchase call options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of


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securities that the Fund intends to purchase. Similarly, if the value of the securities held by a Fund is expected to decline as a result of an increase in interest rates, the Fund might purchase put options or write call options on futures contracts rather than sell futures contracts.

Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase or sale of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). Although permitted by their fundamental investment policies, the Funds do not currently intend to write futures options, and will not do so in the future absent any necessary regulatory approvals.

VII.                      Accounting and Tax Treatment.

Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.

The tax principles applicable to futures contracts and options are complex and, in some cases, uncertain. Such investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.